UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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The Hershey Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Hershey Company

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	May 4, 2010 at 10:00 a.m. Eastern Daylight Time

PLACE	GIANT Center 550 West Hersheypark Drive Hershey, PA 17033

ITEMS OF BUSINESS	(1) Elect eight directors.

(2) Ratify the appointment of KPMG LLP as the Company’s independent auditors for 2010.

(3) Discuss and take action on any other business that is properly brought before the meeting.

WHO CAN VOTE?	You are entitled to vote at the meeting and at any adjournment or postponement of the meeting if you were a stockholder at the close of business on March 8, 2010, the record date for the annual meeting.

By order of the Board of Directors,

Burton H. Snyder

Senior Vice President,

General Counsel and Secretary

March 22, 2010

Your vote is important. Instructions on how to vote are contained in our proxy statement and in the Notice of Internet Availability of Proxy Materials. Please cast your vote by telephone or over the Internet as described in those materials. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date and return the proxy/voting instruction card in the envelope provided.

The Hershey Company

100 Crystal A Drive

Hershey, Pennsylvania 17033

March 22, 2010

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on May 4, 2010

The Board of Directors of The Hershey Company, a Delaware corporation, is furnishing this proxy statement to you in connection with the solicitation of proxies for our 2010 annual meeting of stockholders. The meeting will be held on May 4, 2010, at 10:00 a.m. Eastern Daylight Time, at GIANT Center, 550 West Hersheypark Drive, Hershey, Pennsylvania 17033. Valid proxies received in connection with the annual meeting may be voted at the annual meeting and at any adjournments or postponements of that meeting.

Important Notice Regarding the Availability of Proxy Materials for the

2010 Annual Meeting of Stockholders to be held on May 4, 2010

Our notice of annual meeting and proxy statement, annual report to stockholders, electronic proxy card and other annual meeting materials are available on the Internet at www.proxyvote.com. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about March 22, 2010. At that time, we also will begin mailing paper copies of our proxy materials to stockholders who requested them. Please see page 2 of this proxy statement for more information on how these materials will be distributed.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Annual Meeting Information

What is a proxy statement and why is it important?

We hold a meeting of stockholders annually. This year’s meeting will be held on May 4, 2010. There will be certain items of business that must be voted on by our stockholders at the meeting, and our Board of Directors is seeking your proxy to vote on these items. This proxy statement contains important information about The Hershey Company and the matters that will be voted on at the meeting. Please read these materials carefully so that you have the information you need to make informed decisions. Throughout this proxy statement, we will refer to ourselves as “The Hershey Company,” “Hershey,” “we,” “our” or the “Company.”

How are proxy solicitation and other required annual meeting materials distributed?

The Securities and Exchange Commission, or SEC, has adopted rules that allow us to mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card and related materials are available for viewing, free of charge, on the Internet. Stockholders may then access these materials and vote over the Internet or request delivery of a full set of materials by mail or email. We have elected to utilize this process for the 2010 annual meeting. We intend to begin mailing the required notice, called Notice of Internet Availability of Proxy Materials, to stockholders on or about March 22, 2010. The proxy materials will be posted on the Internet, at www.proxyvote.com, no later than the day we begin mailing the Notice. If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

The Notice of Internet Availability of Proxy Materials contains important information, including:

•	The date, time and location of the annual meeting;

•	A brief description of the matters to be voted on at the meeting;

•	A list of the proxy materials available for viewing on www.proxyvote.com and the control number you will use to access the site; and

•	Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials, if that is your preference.

These rules give us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage.

What is a proxy?

A proxy is your legal designation of another person to vote the stock that you own. The person you designate to vote your shares is also called a proxy. We have provided an electronic proxy card at www.proxyvote.com that you will use to vote your shares online or by telephone. If you requested a paper copy of our proxy materials, you also can vote using the proxy card enclosed with those materials. On our proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the annual meeting. When you submit a proxy, the people named on the proxy card as proxies are required to vote your shares at the annual meeting in the manner you have instructed. Please turn to page 4 for more information about voting your shares.

What is the record date and why is it important?

The record date is the date used by our Board of Directors to determine which stockholders of the Company are entitled to receive notice of, and vote on the items presented at, the annual meeting. Our Board established March 8, 2010 as the record date for the 2010 annual meeting.

What is the difference between a registered stockholder and a stockholder who owns stock in street name?

If you hold shares of Hershey stock directly in your name, you are a registered stockholder. If you own your Hershey shares indirectly through a broker, bank or other holder of record, those shares are held in street name.

How do I gain admission to the annual meeting?

If you owned Hershey stock on the record date, you may attend the annual meeting. If you are a registered stockholder, you must bring with you the Notice of Internet Availability of Proxy Materials and a government-issued photo identification (such as a valid driver’s license or passport) to gain admission to the meeting. If you did not receive a Notice because you elected to receive a paper copy of the proxy materials, please bring the admission ticket printed on the top half of the proxy card supplied with those materials, together with your government-issued photo identification, to gain admission to the meeting. If you receive your proxy materials by email, please call our Investor Relations Department at (800) 539-0261 and request an admission ticket for the meeting.

If your shares are held in street name and you want to gain admission to the meeting, you must bring your government-issued photo identification, together with:

•	The Notice of Internet Availability of Proxy Materials you received from your broker, bank or other holder of record;

•	A letter from your broker, bank or other holder of record indicating that you were the beneficial owner of Hershey stock as of the record date for the meeting; or

•	Your most recent account statement indicating that you were the beneficial owner of Hershey stock as of the record date for the meeting.

What will occur at the annual meeting?

Following opening remarks, stockholders will be offered an opportunity to submit completed voting ballots on the proposals to be presented at this year’s meeting. Following the vote, we will provide an update on our business followed by an opportunity for stockholders to ask questions. Finally, we will provide a preliminary report on the votes cast for each of the proposals presented at the meeting.

What proposals will I be voting on, and how does the Board of Directors recommend I vote?

Proposal		Board Recommendation
No. 1	Election of eight directors, each to serve until the next annual meeting of stockholders and until his or her successor has been properly elected and qualified	FOR

No. 2	Ratification of the Audit Committee’s selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2010	FOR

What other matters might arise at the meeting?

We are not aware of any other matters that will be brought before the stockholders at the annual meeting. Except under very limited circumstances, stockholder proposals and nominations for director had to be submitted to us in advance and meet certain requirements in order to be eligible for consideration at the meeting. We described those requirements in our 2009 proxy statement. If any other item of business is properly presented for a vote at the annual meeting, the proxies will vote validly-executed proxies returned to us in accordance with their best judgment. Procedures for submitting stockholder proposals and nominations for director for the 2011 annual meeting are described on page 87.

Voting Information

Does Hershey have more than one class of stock outstanding?

We have two classes of stock outstanding, Common Stock and Class B Common Stock. As of the record date for the annual meeting, there were 166,182,457 shares of Common Stock outstanding and 60,708,908 shares of Class B Common Stock outstanding. All of the outstanding shares of Common Stock and Class B Common Stock are entitled to be voted at the meeting.

What are the voting rights of each class of stock?

You may cast one vote for each share of Common Stock that you held as of the close of business on the record date. You may cast ten votes for each share of Class B Common Stock that you held as of the close of business on the record date.

What is a quorum and why is it important?

A quorum is the minimum number of votes required to be present at the annual meeting to conduct business. Votes will be deemed to be “present” at the meeting if a stockholder of record:

•	Attends the meeting in person; or

•	Votes in advance by Internet, telephone or proxy card.

In most instances, holders of the Common Stock and Class B Common Stock vote together. However, there are some matters that must be voted on only by the holders of one class of stock. We will have a quorum for all matters to be voted upon at the annual meeting if the following number of votes is present, in person or by proxy:

•	For any matter requiring the vote of the Common Stock voting separately: a majority of the votes of the Common Stock outstanding on the record date.

•	For any matter requiring the vote of the Class B Common Stock voting separately: a majority of the votes of the Class B Common Stock outstanding on the record date.

•

For any matter requiring the vote of the Common Stock and Class B Common Stock voting together without regard to class: a majority of the votes of the Common Stock and Class B Common Stock outstanding on the record date.

It is possible that we could have a quorum for certain items of business to be voted on at the annual meeting and not have a quorum for other matters. If that occurs, we will proceed with a vote only on the matters for which a quorum is present.

Abstentions are counted as being present and entitled to vote in determining whether a quorum is present. Shares as to which "broker non-votes" exist will be counted as present and entitled to vote in determining whether a quorum is present for any matter requiring the vote of the Common Stock and Class B Common Stock voting together as a class, but will not be counted as present and entitled to vote in determining whether a quorum is present for any matter requiring the vote of the Common Stock or Class B Common Stock voting separately as a class.

What vote is required to approve each proposal?

Proposal No. 1: Election of Directors. Eight directors are to be elected at our annual meeting. As required by our certificate of incorporation and by-laws:

•	One-sixth of our directors (which equates presently to one director) will be elected by the holders of our Common Stock voting separately as a class.

•	The remaining seven directors will be elected by the holders of our Common Stock and Class B Common Stock voting together without regard to class.

You can cast your vote “FOR” any or all of the director nominees named on the proxy card or “WITHHOLD” your vote on any or all of the nominees. Please refer to the voter website, www.proxyvote.com, for voting instructions. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.

Directors will be elected by plurality. That means the nominees who receive the greatest number of properly cast “FOR” votes will be elected.

David L. Shedlarz has been nominated by the Board for election by the holders of our Common Stock voting separately at the 2010 annual meeting. The other director nominees have been nominated for election by the holders of our Common Stock and Class B Common Stock voting together. Please go to page 28 for more information about Proposal No. 1.

Proposal No. 2. Holders of record of our Common Stock and Class B Common Stock present (in person or by proxy) at the annual meeting will approve Proposal No. 2 if they cast more votes in favor of the proposal than against the proposal. We have provided additional information about Proposal No. 2 in this proxy statement.

How can I vote my shares before the meeting?

You may vote your shares prior to the meeting by following the instructions provided on the Notice of Internet Availability of Proxy Materials, this proxy statement and the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.

•	If you are a registered stockholder, there are three ways to vote your shares before the meeting:

By Internet (www.proxyvote.com): Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 3, 2010. Have your Notice of Internet Availability of Proxy Materials with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

By telephone (800-690-6903): Submit your vote by telephone until 11:59 p.m. EDT on May 3, 2010. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call and then follow the instructions you receive from the telephone voting site.

By mail: If you requested a paper copy of the proxy materials, mark, sign and date the proxy card enclosed with those materials and return it in the postage-paid envelope we have provided. To be valid, proxy cards must be received before the start of the annual meeting. Proxy cards should be returned to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

•

If your shares are held in street name, your broker, bank or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.

Can I vote at the meeting?

If you are a registered stockholder, you can vote at the meeting any shares that were registered in your name as the stockholder of record as of the record date.

If your shares are held in street name, you are not a holder of record of those shares and cannot vote them at the annual meeting unless you have a legal proxy from the holder of record. If you plan to attend and vote your street-name shares at the annual meeting, you should request a legal proxy from your broker, bank or holder of record and bring it with you to the meeting.

If you plan to vote at the meeting, please pick up a ballot at the registration table upon your arrival. You may then either deposit your ballot in any of the designated voting boxes located inside the meeting room before the meeting begins, or submit your ballot to a meeting usher at the time designated during the meeting. Ballots will not be distributed during the meeting. Shares may not be voted after the polls close.

Whether or not you plan to attend the meeting, we strongly encourage you to vote by proxy prior to the meeting.

Can I revoke my proxy or change my voting instructions once submitted?

If you are a registered stockholder, you can revoke your proxy and change your vote prior to the annual meeting by:

•	Sending a written notice of revocation to our Corporate Secretary at 100 Crystal A Drive, Hershey, Pennsylvania 17033 (the notification must be received by the close of business on May 3, 2010);

•	Voting again by Internet or telephone prior to 11:59 p.m. EDT on May 3, 2010 (only the latest vote you submit will be counted); or

•	Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the annual meeting).

If your shares are held in street name, you should contact your broker, bank or other holder of record about revoking your voting instructions and changing your vote prior to the meeting.

If you are eligible to vote at the annual meeting, you also can revoke your proxy or voting instructions and change your vote at the annual meeting by submitting a written ballot before the polls close.

What will happen if I provide my proxy but do not vote on a proposal?

You should provide voting instructions for all proposals appearing on the proxy/voting instruction card. The persons named as proxies on the proxy card will vote your shares according to your instructions. However, if you submit a valid proxy but fail to provide instructions on how you want your shares to be voted, properly submitted proxies will be voted:

•	“FOR” the election of all director nominees; and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent auditors.

If any other item is properly presented for a vote at the meeting, the shares represented by your properly submitted proxy will be voted by the proxies using their own best judgment.

What will happen if I do not provide my proxy or vote my shares in person at the annual meeting?

If you are a registered stockholder, your shares will not be voted.

If your shares are held in street name, your broker, bank or other holder of record might be authorized to vote your shares on certain “routine” matters. The ratification of independent auditors is currently considered to be a routine matter. On this matter, your broker or nominee can:

•	Vote your street-name shares even though you have not provided voting instructions; or

•	Choose not to vote your shares.

The election of directors is not routine and cannot be voted without your instructions. When a broker or nominee is unable to vote shares for this reason, it is called a “broker non-vote.”

Are abstentions and broker non-votes counted in the vote totals?

When a stockholder abstains from voting on any proposal (other than the election of directors), the abstention is counted as a vote “AGAINST” the proposal. Broker non-votes are not included in vote totals and will not affect the outcome of the vote.

How do I vote if I am a participant in one of the Company’s 401(k) Plans?

If you are a participant in either The Hershey Company 401(k) Plan or The Hershey Company Puerto Rico 401(k) Plan, and you meet the vesting requirements of the plan, you may have certain voting rights regarding shares of our Common Stock credited to your account in the plan. You do not own these shares. They are owned by the trustee.

The plan provides you with voting rights based on the number of shares of Hershey Common Stock that were constructively invested in your plan account as of the close of business on the record date. We originally contributed these shares to the plan on your behalf as matching or supplemental retirement contributions. You may vote these shares in much the same way as registered stockholders vote their shares, but you have an earlier deadline. Your vote must be received by the trustee by 11:59 p.m. EDT on April 29, 2010. You may vote these shares by following the instructions provided on the Notice of Internet Availability of Proxy Materials and on the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, you also may vote by mail by signing, dating and returning the proxy/voting instruction card included with those materials.

By submitting voting instructions, you will direct the plan trustee:

•	How to vote the shares of Common Stock allocated to your account in the plan; and

•	How to vote a portion of the shares of Common Stock allocated to the accounts of other participants in the plan who have not submitted voting instructions by the deadline.

The plan trustee will submit one proxy to vote all shares of Common Stock in the plan. The trustee will vote the shares of participants submitting voting instructions in accordance with their instructions and will vote the remaining shares of Common Stock in the plan in the same proportion as the final votes of all participants who actually voted. Please note that, if you do not submit voting instructions for the shares of Common Stock in your account by the voting deadline, those shares will be included with the other undirected shares and voted by the trustee as described above. Because the trustee submits one proxy to vote all shares of Common Stock in the plan, you may not vote plan shares in person at the annual meeting.

How do I vote my shares in the Company’s Automatic Dividend Reinvestment Service Plan?

BNY Mellon Shareowner Services, our transfer agent, has arranged for any shares that you hold in the Automatic Dividend Reinvestment Service Plan to be included in the total registered shares of Common Stock shown on the Notice of Internet Availability of Proxy Materials or proxy card we have provided you. By voting these shares, you will also be voting your shares in the Automatic Dividend Reinvestment Service Plan.

Additional Information about the Annual Meeting

Who will pay the cost of soliciting votes for the annual meeting?

We will pay the cost of preparing, assembling and furnishing proxy solicitation and other required annual meeting materials. We do not use a third-party solicitor. It is possible that our directors, officers and employees might solicit proxies by mail, telephone, telefax, electronically over the Internet or by personal contact, without receiving additional compensation. We will reimburse brokers, banks and other nominees, fiduciaries and custodians who nominally hold shares of our stock as of the record date for the reasonable costs they incur furnishing proxy solicitation and other required annual meeting materials to street-name holders who beneficially own those shares on the record date.

What is householding?

The SEC has adopted rules that allow us to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required annual meeting materials to two or more stockholders sharing the same address. We may do this only if the stockholders at that address share the same last name or if we reasonably believe that the stockholders are members of the same family. If we are sending a Notice, the envelope must contain a separate Notice for each stockholder at the shared address. Each Notice must also contain a unique control number that each stockholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.

We believe this rule is beneficial to both our stockholders and to us. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, stockholders at a shared address may revoke their consent to the householding program and receive their Notice in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you have elected to receive paper copies of our proxy materials and want to receive a separate copy of these materials for our 2010 annual meeting, please call our Investor Relations Department, toll free, at (800) 539-0261. If you consented to the householding program and wish to revoke your consent for future years, simply call, toll free, (800) 542-1061, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

What does it mean if I received more than one Notice or proxy card?

You probably have multiple accounts with us and/or brokers, banks or other nominees. You should vote all of the shares represented by these Notices/proxy cards. Certain brokers, banks and nominees have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker, bank or nominee for more information. Additionally, our transfer agent, BNY Mellon Shareowner Services, can assist you if you want to consolidate multiple registered accounts existing in your name. To contact our transfer agent, write to BNY Mellon Shareowner Services, 480 Washington Boulevard, Jersey City, New Jersey 07310-1900, or call:

•	(800) 851-4216 Domestic Holders

•	(201) 680-6578 Foreign Holders

•	(800) 231-5469 Domestic TDD line for hearing impaired

•	(201) 680-6610 Foreign TDD line for hearing impaired

Will you publish the results of voting?

Preliminary results of voting will be announced at the annual meeting. We also will publish voting results in a current report on Form 8-K that we will file with the SEC within four business days following the meeting, with the day the meeting ends counted as the first day. If on the date of this filing the Inspector of Elections for the annual meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K filing within four business days after the final voting results are known. The final results also will be posted in the Investor Relations section of the Company’s website, www.hersheys.com, as soon as they are certified by the Inspector of Elections for the annual meeting. To find the voting results on our website, select “Investor Relations,” then select the “Voting Results” tab located along the left-hand column of the page. Questions also may be directed to our Investor Relations Department at (800) 539-0261.

GOVERNANCE OF THE COMPANY

What is corporate governance?

Corporate governance is the process by which companies govern themselves.

At The Hershey Company, day-to-day business activities are carried out by our employees under the direction and supervision of our Chief Executive Officer, or CEO. The Board of Directors

oversees these activities. In doing so, each director is required to use his or her business judgment in the best interests of the Company. The Board’s responsibilities include:

•	Review of the Company’s performance, strategies and major decisions;

•	Oversight of the Company’s compliance with legal and regulatory requirements and the integrity of its financial statements;

•	Oversight of management, including review of the CEO’s performance and succession planning for key management roles; and

•	Oversight of compensation for the CEO, key executives and the Board, as well as oversight of compensation policies and programs for all employees.

What principles has the Board established with respect to corporate governance?

The general principles governing the functions of our Board and its committees are contained in the following documents:

•

Corporate Governance Guidelines:  Our Corporate Governance Guidelines provide the basic framework for the Board’s role in the governance of the Company. The guidelines include the Board’s policies regarding director independence, qualifications, responsibilities, access to management and outside advisors, compensation, continuing education, oversight of management succession and stockholding requirements. They also provide a process for directors to annually evaluate the performance of the Board. The Corporate Governance Guidelines were last amended and restated by the Board on February 23, 2010. We have included a copy of the Corporate Governance Guidelines as Appendix A to this proxy statement.

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Board Committee Charters:  The Board has adopted a charter for each standing committee of the Board — the Audit Committee, the Compensation and Executive Organization Committee, the Finance and Risk Management Committee, the Governance Committee and the Executive Committee. The charters comply with the requirements of the Sarbanes-Oxley Act of 2002, rules of the SEC and listing standards of the New York Stock Exchange. We believe the charters reflect current best practices in corporate governance.

•

Code of Ethical Business Conduct:  The Board has adopted a Code of Ethical Business Conduct. Adherence to this Code assures that our directors, officers and employees are held to the highest standards of integrity. The Code covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Audit Committee oversees the Company’s communication of, and compliance with, the Code.

You can view the Corporate Governance Guidelines, committee charters and Code of Ethical Business Conduct in the Investor Relations section of our website, www.hersheys.com. Once you are in the Investor Relations section, look for the heading “Corporate Governance” in the right-hand column of the page and select the appropriate subheading. We will post amendments to any of these documents on our website as soon as possible after the effective date of the amendment. If any amendment or waiver of the Code of Ethical Business Conduct applies to directors or executive officers, our posting will appear within four business days of the amendment or waiver.

What is the composition of the Board and how often are members elected?

There currently are seven members of the Board. Each member’s term will expire at the annual meeting. As discussed in greater detail beginning on page 28, the Board is recommending that you reelect each of these seven members for an additional one-year term and elect one new member for an initial one-year term at the annual meeting.

Which directors are independent, and how does the Board make that determination?

The Board determines which of our directors are independent. For a director to be considered independent under the listing standards of the New York Stock Exchange, the Board must affirmatively determine that the director has no direct or indirect material relationship with The Hershey Company. The Board has adopted categorical standards for independence that the Board uses when determining which directors are independent. Rather than have one set of standards for Board members as a whole and additional standards for Audit Committee members, as permitted by the New York Stock Exchange, the Board bases its determination of independence for all directors on the more stringent standards applicable to Audit Committee members. These standards are contained in our Corporate Governance Guidelines. You can review these standards by turning to page A-2 of Appendix A.

Applying the categorical standards for independence, the listing standards of the New York Stock Exchange and rules of the SEC, the Board determined that the following directors recommended for election at the annual meeting are independent: Pamela M. Arway, Robert F. Cavanaugh, Charles A. Davis, James E. Nevels, Thomas J. Ridge, David L. Shedlarz and LeRoy S. Zimmerman. The Board also determined that Arnold G. Langbo and Charles B. Strauss, directors who resigned from the Board on August 10, 2009, and Kenneth L. Wolfe, our former non-executive Chairman of the Board who resigned from the Board on February 16, 2009, were independent during the periods of their respective service in 2009. The Board determined that David J. West, President and Chief Executive Officer of The Hershey Company, is not independent because he is an executive officer of the Company.

The Board determined that Ms. Arway and Mr. Ridge have no relationship with the Company other than their relationship as director, director nominee and stockholder. Messrs. Cavanaugh, Davis, Nevels, Shedlarz and Zimmerman have certain relationships with the Company, in addition to being directors and stockholders, that the Board considered but determined ultimately not to be material. Messrs. Strauss and Wolfe also had certain immaterial relationships with the Company during the time they were directors. Mr. Langbo had no relationship with the Company other than his relationship as a director and stockholder during the time he was a director in 2009.

Robert F. Cavanaugh, James E. Nevels and LeRoy S. Zimmerman.  Messrs. Cavanaugh, Nevels and Zimmerman are independent members of the board of directors of Hershey Trust Company and the board of managers (governing body) of Milton Hershey School. Mr. Cavanaugh was initially recommended for nomination to our Board by the Milton Hershey School Trust in 2003. Messrs. Nevels and Zimmerman were initially elected to the Board on November 11, 2007 by the Milton Hershey School Trust acting by written consent. Our Board elected Mr. Nevels the non-executive Chairman of the Board on February 16, 2009. None of these individuals receive any compensation from The Hershey Company, from Hershey Trust Company or from Milton Hershey School other than compensation they receive in the ordinary course as board members of each of those entities. We do not expect these individuals to receive other forms of compensation from these entities in 2010. Hershey Trust Company and the Milton Hershey School Trust are stockholders of the Company whose holdings are described in greater detail beginning on page 41 of this proxy statement. Under SEC rules, Hershey Trust Company, the Milton Hershey School Trust and companies controlled by the Milton Hershey School Trust are considered affiliates of the Company. During 2009, we had a number of transactions with the Milton Hershey

School Trust and companies owned by the Milton Hershey School Trust involving the purchase and sale of goods and services in the ordinary course of business. We also leased a facility from the Milton Hershey School Trust in 2009. Messrs. Cavanaugh, Nevels and Zimmerman did not participate in Board decisions in connection with these transactions. We have outlined these transactions and transactions we contemplate for 2010 in greater detail in the section entitled “Certain Transactions and Relationships,” beginning on page 84 of this proxy statement.

Charles A. Davis.  Mr. Davis is a director of AXIS Capital Holdings Limited. During 2009, AXIS Capital Holdings Limited provided a portion of our directors’ and officers’ liability insurance and fiduciary liability insurance coverage. This insurance coverage was purchased in the ordinary course of our business at market rates. We do not expect this coverage or the amounts of payments to change materially during 2010. We also made a $6,000 charitable contribution in 2009 to the Stone Point Capital Foundation Charity Golf Tournament. The Stone Point Capital Foundation is operated by the principals of Stone Point Capital LLC, of which Mr. Davis is Chief Executive Officer.

David L. Shedlarz.  Mr. Shedlarz is a director of Pitney Bowes Inc. During 2009, we purchased or leased office supplies and equipment such as postage meters and copiers from Pitney Bowes Inc. All purchases and leases were in the ordinary course of our business. We do not expect these transactions or amounts of payments to change materially in 2010.

Charles B. Strauss.  Mr. Strauss is a director of The Hartford Financial Services Group. The Hartford Financial Services Group provided a portion of our directors’ and officers’ liability insurance coverage through June 30, 2009, when the coverage expired. This insurance coverage was purchased in the ordinary course of our business at market rates.

Kenneth L. Wolfe.  Mr. Wolfe was formerly the Company’s Chairman of the Board and Chief Executive Officer. He retired on January 1, 2002. Mr. Wolfe again became a director in November 2007 and resigned as non-executive Chairman of the Board in February 2009. As a former director, Mr. Wolfe participates in the Directors’ Charitable Award Program, which is described in greater detail on page 24 of this proxy statement. As a retiree of the Company, Mr. Wolfe receives retiree life insurance, paid for by the Company, and he and his wife are covered under a fully-insured Medicare advantage program, the cost of which is shared by the Company and Mr. Wolfe. These programs and benefits are provided solely in connection with Mr. Wolfe’s former service as a director or his retirement and were not conditioned on his service as a director in 2009.

Do our independent directors meet separately in regularly-scheduled executive sessions, and, if so, who presides at those meetings?

Our independent directors meet regularly in executive session at the conclusion of every Board meeting, and at other times as the independent directors deem necessary. Each executive session is chaired by James E. Nevels, our non-executive Chairman of the Board. In the Chairman’s absence, executive sessions are chaired by an independent director assigned on a rotating basis. Members of the Audit Committee, Compensation and Executive Organization Committee, Finance and Risk Management Committee and Governance Committee also meet regularly in executive session at the conclusion of committee meetings. Additional information about executive sessions is contained in our Corporate Governance Guidelines. To learn more, please turn to page A-5 of Appendix A.

Can I communicate with directors?

You may communicate with our directors in several ways. Communications regarding accounting, internal accounting controls or auditing matters may be addressed to the Audit Committee at the following address:

Audit Committee

c/o Corporate Secretary

The Hershey Company

100 Crystal A Drive

P. O. Box 810

Hershey, PA 17033-0810

You also may email the Audit Committee at auditcommittee@hersheys.com. Finally, you may submit your comments, confidentially and anonymously, if you desire, to the Audit Committee by calling the Hershey Concern Line at (800) 362-8321 or by accessing the Hershey Concern Line website at www.HersheysConcern.com.

You may contact the independent directors at the following address:

Independent Directors

c/o Corporate Secretary

The Hershey Company

100 Crystal A Drive

P. O. Box 810

Hershey, PA 17033-0810

You also may email the independent directors at independentdirectors@hersheys.com or contact the independent directors using the Hershey Concern Line telephone number or website noted above.

Under the procedures approved by our Board, the Audit Committee will address communications from any interested party in accordance with our Board-approved Procedures for Submission and Handling of Complaints Regarding Compliance Matters, which are available for viewing in the Investor Relations section of our website at www.hersheys.com. Communications to the Audit Committee and/or our independent directors are processed by the Office of General Counsel. The Office of General Counsel reviews and summarizes these communications and provides reports to the Audit Committee on a periodic basis. Communications regarding any accounting, internal control or auditing matter are reported immediately to the Audit Committee, as are allegations about our officers. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded to the Audit Committee, but copies are retained and made available to any director who wishes to review them.

How often did the Board meet in 2009?

The Board held six regular meetings and eight special meetings in 2009. Each director attended at least 84% of all of the meetings of the Board and committees of the Board on which he served (during the period he served) in 2009. Average attendance for all of these meetings equaled 95%.

What is the Company’s policy regarding Board members’ attendance at the annual meeting?

Directors are expected to attend our annual meetings of stockholders. All of the nine directors standing for election at our 2009 annual meeting, held on April 30, 2009, were in attendance at that meeting.

What is the Board’s leadership structure, and why is it the best structure for the Company at this time?

The Board’s current leadership structure separates the roles of the Chairman of the Board of Directors and the Chief Executive Officer. Our non-executive Chairman of the Board presides at all meetings of stockholders and of the Board of Directors, approves the agendas for all Board meetings and sees that all orders, resolutions and policies adopted or established by the Board are carried into effect. The Board has determined that our Chairman is an independent member of the Board under the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines. Our Chief Executive Officer manages and directs the day-to-day operations of the Company. He also serves as a member of the Board of Directors and is the primary liaison between the Board and Company management.

Our Board believes that separation of the roles of Chairman and Chief Executive Officer is the best governance model for the Company at this time. Under this model, our Chairman can devote his attention to assuring that the Company has the proper governance controls in place, that our Board is properly structured from the standpoints of membership, size and diversity, and that management has the support it needs from the Board to carry out the Company’s strategic priorities. The Chief Executive Officer, relieved of the duties normally performed by the Chairman, is free to focus his entire attention on growing and strengthening the business.

What is the Board’s role in risk oversight?

Our Board takes an active role in risk oversight. Prior to August 2009, the Board delegated to the Audit Committee primary responsibility for oversight of the Company’s risk management programs. The Audit Committee would receive reports from management on various risk topics at Committee meetings throughout the year in accordance with the Committee’s rolling agenda. The Committee would then provide reports to the Board on these topics at the Board’s next regularly-scheduled meeting.

In August 2009, the Board established a Finance and Risk Management Committee. This new Committee was established, in part, to relieve the Audit Committee of some of its substantial workload and to enhance the Board’s oversight of how senior management manages the material risks facing the Company. The Finance and Risk Management Committee is currently overseeing management’s development and implementation of a new enterprise-wide risk management program.

The Finance and Risk Management Committee is composed of independent directors and operates in accordance with a written charter. The Committee receives regular reports from management on risk topics pursuant to the Committee’s rolling agenda. Reports are then provided by the Committee to the Board at the Board’s next regularly-scheduled meeting. The Finance and Risk Management Committee also meets at least annually with the Audit Committee to discuss the Company’s risk management programs. The Audit Committee includes a summary of these discussions in its report to the Board at the Board’s next regularly-scheduled meeting.

In addition, when setting the performance measures and goals for the Company’s incentive plans for 2010, the Compensation and Executive Organization Committee received management’s views on whether the incentive plans’ measures or goals may encourage inappropriate risk-taking by the Company’s officers or employees. Management noted, and the Committee concurred, that the performance measures and goals were tied to the Company’s strategic objectives, achievable financial performance centered on the Company’s publicly-announced financial expectations and adherence with Hershey’s values. As such, the incentive plans were believed not to encourage risk-taking outside of the range of risks contemplated by the Company’s business plan.

What are the committees of the Board and what are their functions?

The Board has five standing committees: Audit, Compensation and Executive Organization, Finance and Risk Management, Governance, and Executive. The Board also establishes, from time to time, committees of limited duration for a special purpose. Our Corporate Governance Guidelines require that every member of the Audit Committee, Compensation and Executive Organization Committee, Finance and Risk Management Committee, and Governance Committee be independent.

Audit Committee	10 meetings in 2009

Members:

David L. Shedlarz (Chair)*

Robert F. Cavanaugh

Charles A. Davis

*  Charles B. Strauss served as Chair of the Committee until his resignation from the Board on August 10, 2009. That same day, the Board appointed David L. Shedlarz Chair of the Committee.

Independence:	The Board determined that all directors on this Committee are, or were during the time they served, independent under applicable listing standards of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the Company’s Corporate Governance Guidelines.

Responsibilities:	Assists the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors and the performance of the independent auditors and the Company’s internal audit function;

Directly oversees and has direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditors;

Approves all audit and non-audit engagement fees and terms with the independent auditors;

Reviews and oversees, in consultation with the Finance and Risk Management Committee, the guidelines and policies governing the process by which the Company assesses and manages risk; and

Administers our Procedures for Submission and Handling of Complaints Regarding Compliance Matters.

Charter:	A current copy of the charter of the Audit Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section. The charter prohibits any member of the Audit Committee from serving on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of the director to effectively serve on the Committee. Should the Board ever make such a determination, it will be posted on the Company’s website.

Qualifications:	The Board has determined that all directors on this Committee are financially literate, that Messrs. Cavanaugh, Davis and Shedlarz, being all of the members of the Audit Committee, qualify as “audit committee financial experts” as defined in SEC regulations, and that each has accounting or related financial management expertise.

Compensation and Executive Organization Committee	8 meetings in 2009

Members:	Robert F. Cavanaugh (Chair)* James E. Nevels* David L. Shedlarz

*  Arnold G. Langbo served as Chair of the Committee until his resignation from the Board on August 10, 2009. That same day, the Board appointed Robert F. Cavanaugh Chair of the Committee. James E. Nevels, who had rotated off the Committee in April 2009, was reappointed to the Committee on August 10, 2009 to replace Charles B. Strauss, who also resigned from the Board on that date.

Independence:	The Board has determined that all directors on this Committee are independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Responsibilities:	Establishes the compensation of the Company’s elected officers (other than the Chief Executive Officer);

Evaluates the performance of and recommends to the independent directors of the full Board as a group the compensation of the Company’s Chief Executive Officer;

Reviews and recommends to the full Board the form and amount of director compensation;

Grants performance stock units, stock options, restricted stock units and other rights under the Long-Term Incentive Program of the Company’s Equity and Incentive Compensation Plan (“Incentive Plan”), or any successor plan;

Establishes target-award levels and makes awards under the Annual Incentive Program of the Incentive Plan;

Administers the Incentive Plan;

Monitors compensation arrangements for management employees for consistency with corporate objectives and stockholders’ interests;

Reviews the executive organization of the Company; and

Monitors the development of personnel available to fill key management positions as part of the succession planning process.

Charter:	A current copy of the charter of the Compensation and Executive Organization Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

The Compensation and Executive Organization Committee recommends or establishes director and executive officer compensation in accordance with the authority granted by its charter and the Board-approved compensation plans the Committee oversees. The Committee may delegate its responsibilities under limited circumstances to a subcommittee composed only of a subset of Committee members. Also, under the terms of the Board- and stockholder-approved Incentive Plan, the Committee is authorized to provide our CEO with limited authority to make stock-based awards to non-executive employees in connection with recruitment, retention, performance recognition or promotion. The Incentive Plan does not authorize our CEO to make grants to our executive officers.

The Committee engaged Mercer (US) Inc. (“Mercer”), an executive compensation consultant, to provide independent assistance to the Committee with respect to the Committee’s development and refinement of our compensation policies and the Committee’s assessment of whether our compensation programs support our business objectives, are market competitive and are cost-efficient.

Under its engagement letter with the Committee, Mercer has acknowledged that the firm works for the Committee while working with management to provide advice, counsel and recommendations that reinforce the Company’s business strategy, economics, organization and management approach. Mercer has provided and continues to provide services and products to the Company in addition to its work for the Committee, including services related to global compensation studies and surveys for various geographies. During 2009, the fees paid to Mercer for these additional services were less than $120,000.

Mercer provides the Committee with advice, counsel and recommendations with respect to the composition of the peer group and competitive data used for benchmarking our compensation program and financial performance. The Committee uses this and other information provided by Mercer, along with data supplied by our Chief People Officer and the staff of the Company’s Global Total Rewards Department, to reach an independent recommendation regarding compensation to be paid to our Chief Executive Officer. The Committee’s final recommendation is then given to the independent directors of our Board for review and final approval.

In establishing compensation levels and awards for executive officers other than our Chief Executive Officer, the Committee takes into consideration the recommendations of Mercer and our Chief People Officer, evaluations by our Chief Executive Officer of each officer’s individual performance and Company performance. The Committee evaluates director compensation primarily on the basis of peer group data used for benchmarking director compensation provided by Mercer.

Please turn to page 43 for additional information regarding our executive compensation programs and page 23 for information regarding compensation of our directors.

Finance and Risk Management Committee	6 meetings in 2009

The Board established the Finance and Risk Management Committee as a standing committee of the Board on August 4, 2009.

Members:	Charles A. Davis (Chair) Robert F. Cavanaugh Thomas J. Ridge David L. Shedlarz

Independence:	The Board has determined that all directors on this Committee are independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Responsibilities:	Assists the Board in fulfilling its oversight responsibilities relating to the Company’s management of its assets, liabilities and risks;

Reviews and makes recommendations regarding capital projects, acquisitions and dispositions of assets and changes in capital structure;

Develops and makes recommendations regarding the use of financial instruments, including derivative instruments, and recommends the terms of the Company’s principal banking relationships, credit facilities and commercial paper programs; and

Reviews and oversees, in consultation with the Audit Committee, the guidelines and policies governing the process by which the Company assesses and manages risk.

Charter:	A current copy of the charter of the Finance and Risk Management Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

Governance Committee	6 meetings in 2009

Members:

James E. Nevels (Chair)*

Thomas J. Ridge

LeRoy S. Zimmerman

*  Kenneth L. Wolfe served as Chair of the Governance Committee until his resignation from the Board on February 16, 2009. That same day, the Board appointed James E. Nevels to replace Mr. Wolfe as a member and Chair of the Committee.

Independence:	The Board has determined that all directors on this Committee are independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Responsibilities:	Reviews and makes recommendations on the composition of the Board and its committees;

Identifies, evaluates and recommends candidates for election to the Board consistent with the Board’s membership qualifications;

Reviews and makes recommendations to the full Board on corporate governance matters, including the Company’s Corporate Governance Guidelines;

Administers the Company’s Related Person Transaction Policy as directed by the Board; and

Evaluates the performance of the full Board, its independent committees and each director.

Charter:	A current copy of the charter of the Governance Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

Executive Committee	0 meetings in 2009

Members:

James E. Nevels (Chair)*

Robert F. Cavanaugh*

Charles A. Davis*

David L. Shedlarz*

LeRoy S. Zimmerman

*  Kenneth L. Wolfe served as Chair of the Executive Committee until his resignation from the Board on February 16, 2009. As required by our Corporate Governance Guidelines in effect at that time, James E. Nevels assumed the role of Chair of the Executive Committee when he replaced Mr. Wolfe as Chair of the Governance Committee on February 16, 2009. Robert F. Cavanaugh replaced Arnold G. Langbo and David L. Shedlarz replaced Charles B. Strauss on this Committee following the resignations of Messrs. Langbo and Strauss from the Board on August 10, 2009 and upon the appointment that same day of Mr. Cavanaugh as Chair of the Compensation and Executive Organization Committee and Mr. Shedlarz as Chair of the Audit Committee. Charles A. Davis became a member of this Committee on August 4, 2009 when he was appointed Chair of the Finance and Risk Management Committee.

Responsibilities:

Manages the business and affairs of the Company, to the extent permitted by the Delaware General Corporation Law, when the Board is not in session.

A subcommittee consisting of the independent directors on this Committee who are not affiliated with Hershey Trust Company, Hershey Entertainment & Resorts Company and/or Milton Hershey School, or any subsidiary, division or affiliate of any of the foregoing, reviews and approves in advance any transaction not in the ordinary course of business between the Company and any of these entities, unless the Board or Corporate Governance Guidelines specify a different approval process. Currently, our Corporate Governance Guidelines provide that such transactions will be reviewed and approved in advance by a special committee consisting of the directors elected by the holders of our Common Stock voting separately, and only in the absence of such directors will the subcommittee of this Committee approve such transactions. For more information regarding the review, approval or ratification of transactions involving the Company and these entities, please refer to the section entitled Certain Transactions and Relationships beginning on page 84.

Charter:	A current copy of the charter of the Executive Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

How are nominees for the Board selected?

The Governance Committee is responsible for identifying and recommending to the Board candidates for Board membership. The Milton Hershey School Trust, our controlling stockholder,

also may from time to time recommend to the Governance Committee, or elect outright, individuals to serve on our Board.

The Governance Committee considers recommendations from directors, stockholders (including the Milton Hershey School Trust) or other sources. Occasionally, the Governance Committee engages a paid third-party consultant to assist it in identifying and evaluating director candidates. The Governance Committee has sole authority under its charter to retain, compensate and terminate these consultants. The Governance Committee’s general policy is to have all members of the Committee interview prospective candidates before their nominations are approved by the Committee and recommended to the full Board.

Our Corporate Governance Guidelines describe the experience, qualifications, attributes and skills sought by the Board of any Board nominee. Generally, the Board seeks individuals with skills and backgrounds that will complement those of other directors and maximize the diversity and effectiveness of the Board as a whole.

In reviewing the qualifications of prospective directors, the Board considers factors it deems appropriate, including the candidate’s:

•	Integrity;

•	Judgment;

•	Skill;

•	Diversity;

•	Ability to express informed, useful and constructive views;

•	Experience with businesses and other organizations of comparable size;

•	Ability to commit the time necessary to learn our business and to prepare for and participate actively in committee meetings and in Board meetings;

•	Experience and how it relates to the experience of the other Board members; and

•	Overall desirability as an addition to the Board and its committees.

The Board seeks individuals having knowledge and experience in such disciplines as finance, international business, marketing, information technology, human resources and consumer products. The Board also seeks individuals who bring unique and varied perspectives and life experiences to the Board. As such, the Governance Committee assists the Board by recommending prospective director candidates who will enhance the overall diversity of the Board. The Board views diversity broadly, taking into consideration the age, professional experience, race, education, gender and other attributes of its members. Our Chairman has stated publicly that one of his current goals is to increase the representation of women on our Board. As an initial step in this process, Pamela M. Arway, a highly-qualified candidate whose biography appears on page 28, has been nominated for election as a new director at this year’s annual meeting.

The Governance Committee does not distinguish between nominees recommended by stockholders and other nominees. However, stockholders desiring to nominate a director candidate at the annual meeting must comply with certain procedures. We explained the procedures for nominating a director candidate at this year’s annual meeting in our 2009 proxy statement. If you are a stockholder and desire to nominate a director candidate at next year’s annual meeting, you must comply with the procedures for nomination set forth in the section entitled “Information About the 2011 Annual Meeting,” beginning on page 87.

Does the Board impose a maximum age limit for directors?

Our Corporate Governance Guidelines provide that directors will not be nominated for reelection after their 72nd birthday. All of the directors standing for election at the 2010 annual meeting of stockholders, with the exception of Mr. Zimmerman, satisfied the applicable age requirement at the time of their nomination. In the case of Mr. Zimmerman, the Board elected to waive this requirement and nominated him to stand for election at the 2010 annual meeting for an additional one-year term.

DIRECTOR COMPENSATION

How are directors compensated?

The Company maintains a Directors’ Compensation Plan designed to:

•	Attract and retain highly-qualified non-employee directors; and
•	Align the interests of non-employee directors with those of our stockholders by paying a portion of their compensation in units representing shares of our Common Stock.

Directors who are employees of the Company receive no additional compensation for their service on our Board. Mr. West, our President and Chief Executive Officer, is the only employee of the Company who also served as a director and thus received no additional compensation for his Board service in 2009.

The Board targets non-employee director compensation at the 50th percentile of compensation paid to directors at a peer group of 14 food, beverage and consumer products companies representing our most direct competitors for director and executive talent. Information about this peer group is included in the Compensation Discussion and Analysis beginning on page 43. Each year, with the assistance of the Compensation and Executive Organization Committee and the Committee’s compensation consultant, the Board reviews the compensation paid to directors at these companies and establishes its compensation in accordance with its target.

As a result of its review in December 2008, the Board elected to keep the compensation of our non-employee directors in 2009 at the level paid in 2008, as follows:

•	Annual retainer	$ 80,000
•	Annual retainer for non-executive Chairman of the Board	$180,000
•	Annual restricted stock unit award	$120,000
•	Annual fee for chairs of the Audit Committee, Compensation and Executive Organization Committee and Governance Committee	$10,000

On August 4, 2009, the Board approved the establishment of a Finance and Risk Management Committee and, accordingly, the Chair of that Committee became eligible for payment of an annual committee chair fee of $10,000. For 2009, that fee was pro-rated to reflect the portion of the year the Committee was in existence.

Annual Retainer and Committee Chair Fees

Non-employee directors may elect to receive all or a portion of the annual retainer in cash or Common Stock. Non-employee directors also may elect to defer receipt of the retainer or committee chair fees until the date their membership on the Board ends. Committee chair fees that are not deferred are paid only in cash. Non-employee directors desiring to defer some or all of the retainer or committee chair fees may invest the deferred amounts in two ways:

•

In a cash account that values the performance of the investment based upon the performance of one or more third-party investment funds, as selected by the director. These investment funds were selected from the mutual funds or other investment options available to all employees participating in our 401(k) Plan. Amounts invested in the cash account are paid only in cash.

•

In a deferred common stock unit account that we value according to the performance of our Common Stock, including reinvested dividends. Amounts invested in the deferred common stock unit account are paid in shares of Common Stock.

Restricted Stock Units

Restricted stock units, or RSUs, were granted quarterly to non-employee directors on the first day of January, April, July and October 2009. The number of RSUs granted in each quarter was determined by dividing $30,000 by the average closing price of a share of our Common Stock on the New York Stock Exchange on the last three trading days preceding the grant date. RSUs awarded to non-employee directors vest one year after the date of grant, or earlier, upon termination of the director’s membership on the Board by reason of retirement (termination of service from the Board after the director’s 60th birthday), death or disability, for any reason after a change in control, or such other circumstances as the Board may determine. Once vested, RSUs are paid to directors only in shares of Common Stock or, at the option of the director, deferred as common stock units under the Directors’ Compensation Plan until the director’s membership on the Board ends. Dividend equivalent units are credited at regular rates on the RSUs during the restriction period and, upon vesting of the RSUs, are paid currently in shares of Common Stock or deferred as common stock units together with RSUs the director has deferred. As of March 8, 2010, all of the non-employee directors, except Messrs. Cavanaugh and Nevels, had attained retirement age for purposes of the vesting of RSUs.

Other Compensation, Reimbursements and Programs

The Board occasionally establishes committees of limited duration for special purposes. The Board will consider paying additional compensation to non-employee directors who serve on special committees, generally $1,250 per meeting, if the special committee holds six or more meetings, each lasting one hour or more. No director received compensation for service on a special committee in 2009.

Prior to 1997, directors participated in our Directors’ Charitable Award Program. No directors have been added to the program since 1996 and our obligations under the program were not affected by the service of any director during 2009. Under the program, upon the participating director’s death, the Company makes a charitable gift to an educational institution designated by the director. The amount of the donation varies, depending upon the director’s length of service, with a maximum donation of $1 million after five years of service. As of December 31, 2009, there were 17 former directors who participated in the program for whom we are committed to make charitable contributions aggregating $16.8 million. No current director participates in this program.

We reimburse our directors for travel and other out-of-pocket expenses they incur when attending Board and committee meetings and for minor incidental expenses they incur when performing directors’ services. We also provide reimbursement for at least one director continuing education program each year. Directors receive travel accident insurance while traveling on the Company’s business and receive discounts on the purchase of our products to the same extent and on the same terms as all of our employees. Directors also are eligible to participate in the Company’s Gift Matching Program. Under the Gift Matching Program, the Company will match, upon a director’s request, contributions made by the director to one or more charitable organizations, on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 annually.

We do not award stock options or maintain a non-equity incentive plan or defined benefit pension plan for our non-employee directors.

The following table and explanatory footnotes provide information with respect to the compensation paid or provided to the directors during 2009 in accordance with the policies and programs described above.

Director Compensation

2009

Name	Fees Earned and/or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Robert F. Cavanaugh	83,913	120,000	5,000	208,913
Charles A. Davis	84,076	120,000	5,000	209,076
Arnold G. Langbo**	55,027	73,370	5,000	133,397
James E. Nevels*	175,945	120,000	500	296,445
Thomas J. Ridge	80,000	120,000	5,000	205,000
David L. Shedlarz	83,913	120,000	—	203,913
Charles B. Strauss**	55,027	73,370	500	128,897
Kenneth L. Wolfe**	24,806	15,667	—	40,473
LeRoy S. Zimmerman	80,000	120,000	5,000	205,000

*	Became non-executive Chairman of the Board on February 16, 2009.

**	Mr. Wolfe resigned as non-executive Chairman of the Board on February 16, 2009, and Messrs. Langbo and Strauss resigned from the Board on August 10, 2009.

(1)	This column includes amounts earned and/or paid in cash or shares of Common Stock at the election of the director or deferred by the director under the Directors’ Compensation Plan. A director may choose to have his retainer and committee chair fee deferred in the form of cash or Common Stock until his membership on the Board ends. Amounts credited as earnings on amounts deferred under the Directors’ Compensation Plan are based on mutual funds or other investment options available to all participants in our 401(k) Plan or our Common Stock and, accordingly, the earnings credited during 2009 were not “above market” or “preferential” earnings.

The following table sets forth the portion of fees paid in cash or Common Stock and the portion deferred with respect to retainers and fees earned during 2009:

	Immediate Payment			Deferred and Investment Election
Name	Cash Paid ($)	Value Paid in Shares of Common Stock ($)	Number of Shares of Common Stock (#)	Value Deferred to a Cash Account ($)	Value Deferred to a Common Stock Unit Account ($)	Number of Deferred Common Stock Units (#)
Robert F. Cavanaugh	3,913	—	—	—	80,000	2,187
Charles A. Davis	84,076	—	—	—	—	—
Arnold G. Langbo	—	—	—	—	55,027	1,547
James E. Nevels	125,778	50,167	1,367	—	—	—
Thomas J. Ridge	—	—	—	—	80,000	2,187
David L. Shedlarz	83,913	—	—	—	—	—
Charles B. Strauss	6,114	—	—	48,913	—	—
Kenneth L. Wolfe	24,806	—	—	—	—	—
LeRoy S. Zimmerman	—	—	—	—	80,000	2,187

(2)	This column presents the dollar amount recognized as expense during 2009 for financial statement reporting purposes with respect to RSUs awarded to the directors during 2009. RSUs awarded to directors are charged to expense in the Company’s financial statements at the grant date fair value on each quarterly grant date. The target annual grant date fair value of the RSUs for each director during 2009 was $120,000.

The following table provides information with respect to the number and market value of deferred common stock units and RSUs held by each director as of December 31, 2009, based on the $35.79 closing price of our Common Stock as reported by the New York Stock Exchange on December 31, 2009, the last trading day of the year. The information presented includes the accumulated value of each director’s common stock units and RSUs. Balances shown below include dividend equivalent units credited in the form of additional common stock units on retainers and committee chair fees that have been deferred as common stock units and dividend equivalent units credited in the form of additional common stock units on RSUs.

Name	Number of Deferred Common Stock Units (#)	Market Value of Retainers and Committee Chair Fees Deferred to the Common Stock Unit Account as of December 31, 2009 ($)	Number of RSUs (#)	Market Value of RSUs as of December 31, 2009 ($)
Robert F. Cavanaugh	21,135	756,422	3,395	121,507
Charles A. Davis	—	—	3,395	121,507
Arnold G. Langbo	—	—	—	—
James E. Nevels	—	—	3,395	121,507
Thomas J. Ridge	8,194	293,263	3,395	121,507
David L. Shedlarz	—	—	3,395	121,507
Charles B. Strauss	4,697	168,106	—	—
Kenneth L. Wolfe	—	—	—	—
LeRoy S. Zimmerman	8,416	301,209	3,395	121,507

(3)	This column represents the Company match for contributions made by the director to one or more charitable organizations during 2009 under the Gift Matching Program.

Have there been any changes to director compensation since the end of 2009?

Following a review of competitive data, the Compensation and Executive Organization Committee recommended to the Board that no changes be made for 2010 to the annual compensation paid to our directors and non-executive Chairman of the Board. The Board concurred with this recommendation.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

How many directors are standing for election?

Eight directors are to be elected at the annual meeting. Each director is expected to serve until the next annual meeting and until his or her successor has been elected and qualified.

Which of the nominees currently serve on the Board?

Seven of the nominees are currently members of the Board. Nominee Pamela M. Arway is standing for election by the stockholders for the first time at the 2010 annual meeting. Our Board nominated Ms. Arway to be a director upon the recommendation of the Governance Committee. She was recommended to the Governance Committee by a third-party consultant retained by the Committee.

What happens if a nominee becomes unavailable for election?

If a nominee becomes unavailable for election for any reason, the proxies will have discretionary authority to vote for a substitute.

Who are the nominees?

The Board unanimously recommends the following nominees for election at the annual meeting. These nominees were recommended to the Board by the Governance Committee. In making its recommendation, the Governance Committee considered the experience, qualifications, attributes and skills of each nominee as set forth in the biographies below. In the case of directors standing for reelection, the Governance Committee also reviewed each director’s past performance on our Board, as reflected in the Committee’s annual evaluation of Board and individual director performance. This evaluation considers, among other things, each director’s individual contributions to the Board, the director’s ability to work collaboratively with other directors and the effectiveness of the Board as a whole.

PAMELA M. ARWAY, age 56, has been nominated for election as a new Hershey director at the annual meeting. If elected, she will serve on the Audit Committee and the Compensation and Executive Organization Committee. Ms. Arway retired in October 2008 as Senior Advisor to the Chairman and Chief Executive Officer of American Express Company, Inc., New York, New York, a global payments, network and travel company. She held that position during 2008 until her retirement. From October 2005 to January 2008, she was President, Japan/Asia Pacific/Australia Region, American Express International, Inc., Singapore; from December 2004 to October 2005, she was Chief Executive Officer, American Express Australia Ltd., Sydney, Australia; and from July 2000 to December 2004 she was Executive Vice President and General Manager, Corporate Travel North America, American Express Company, Inc. Throughout her twenty-one year career with American Express Company, Inc., Ms. Arway gained experience in the areas of finance, marketing, international business, government affairs, consumer products and human resources. She has been a director of DaVita, Inc., since July 2009. Ms. Arway holds a bachelor’s degree in languages from Memorial University of Newfoundland and a Masters of Business Administration degree in marketing from Queen’s University, Kingston, Ontario.
____________________

ROBERT F. CAVANAUGH, age 51, has been a Hershey director since October 2003. He chairs the Compensation and Executive Organization Committee and is a member of the Audit Committee, the Finance and Risk Management Committee and the Executive Committee. Mr. Cavanaugh is a director of Hershey Trust Company and the board of managers of Milton Hershey School. He is one of three representatives of the Milton Hershey School Trust serving on our Board. Mr. Cavanaugh, a 1977 graduate of Milton Hershey School, brings unique perspectives to our Board not only as a representative of our largest stockholder, but also of the school that is its sole beneficiary. Mr. Cavanaugh is Managing Director of DLJ Real Estate Capital Partners, Los Angeles, California, a subsidiary of Credit Suisse, a leading global banking firm. He has held that position since October 1999. Prior to joining DLJ Real Estate Capital Partners, Mr. Cavanaugh held positions with Deutsche Banc Alex Brown (where he founded and oversaw that firm’s real estate investment banking effort on the West Coast), Goldman Sachs and Co. and LaSalle Partners. He has experience in investment banking, finance, real estate and risk management and qualifies as an audit committee financial expert. Mr. Cavanaugh holds a bachelor’s degree, cum laude, in economics from the Wharton School of the University of Pennsylvania and a Masters of Business Administration degree from Harvard Business School.

____________________

CHARLES A. DAVIS, age 61, has been a Hershey director since November 2007. He chairs the Finance and Risk Management Committee and is a member of the Audit Committee and the Executive Committee. Mr. Davis is Chief Executive Officer of Stone Point Capital LLC, Greenwich, Connecticut, a global private equity firm. Mr. Davis has held that position since June 2005 when the firm was established. Prior to that, Mr. Davis was with MMC Capital, Inc., the private equity business of Marsh & McLennan Companies, Inc., serving as President from April 1998 to December 2002, Chief Executive Officer from January 1999 to May 2005 and Chairman from January 2002 to May 2005. He also served as a Vice Chairman of Marsh & McLennan Companies, Inc., a global professional services firm and the parent of MMC Capital, Inc., from September 1999 to May 2005. Prior to joining MMC Capital, Inc. in 1998, Mr. Davis was with Goldman, Sachs & Co. for twenty-three years where he served as head of Investment Banking Services worldwide, co-head of the Americas Group, head of the Financial Services Industry Group, a member of the International Executive Committee and a General Partner. He has experience in finance, investment banking, international business and real estate, in addition to having experience as a chief executive officer, and qualifies as an audit committee financial expert. Mr. Davis has been a director of AXIS Capital Holdings Limited since November 2001 and a director of The Progressive Corporation since October 1996. Mr. Davis was formerly a director of Merchants Bancshares, Inc., from June 1985 to February 2008. Mr. Davis holds a bachelor’s degree from the University of Vermont and a Masters of Business Administration degree from Columbia University Graduate School of Business.

____________________

JAMES E. NEVELS, age 58, has been a Hershey director since 2007. He chairs the Governance Committee and the Executive Committee and is a member of the Compensation and Executive Organization Committee. Mr. Nevels was elected the non-executive Chairman of the Board of Directors of The Hershey Company effective February 16, 2009. Mr. Nevels is a director of Hershey Trust Company and the board of managers of Milton Hershey School. He is one of three representatives of the Milton Hershey School Trust serving on our Board. In addition to bringing to our Board the perspectives of the Milton Hershey School Trust, Mr. Nevels has extensive finance and leadership experience. He is Chairman of The Swarthmore Group, Philadelphia, Pennsylvania, a minority-owned investment-advisory firm, which he founded in 1991. In 2004, he was appointed by the President of the United States to the Advisory Committee to the Pension Benefit Guaranty Corporation, where he served a three-year term. In 2001, he was appointed by the Governor of Pennsylvania as Chairman of the Philadelphia School Reform Commission overseeing the turnaround of the Philadelphia School System, the eighth largest school district in the United States. Recently, he was appointed by the Federal Reserve Board of Governors to a two-year term on the board of directors of the Federal Reserve Bank of Philadelphia, beginning January 1, 2010. Mr. Nevels has been a director of Tasty Baking Company since May 2005. He holds a bachelor’s degree, cum laude and Phi Beta Kappa, in political science and philosophy from Bucknell University, a Masters of Business Administration degree from the Wharton School of the University of Pennsylvania and a Juris Doctor degree from University of Pennsylvania Law School.
____________________

THOMAS J. RIDGE, age 64, has been a Hershey director since November 2007 and is a member of the Finance and Risk Management Committee and the Governance Committee. Mr. Ridge is President and Chief Executive Officer of Ridge Global, LLC, Washington, D.C., a global strategic consulting company. He has held that position since July 2006. From April 2005 to July 2006, he was President and Chief Executive Officer of Thomas Ridge LLC. From October 2001 to February 2005, Mr. Ridge was Secretary of the U.S. Department of Homeland Security. Prior to his service as Secretary of Homeland Security, he was Governor of Pennsylvania from 1995 to 2001. Mr. Ridge’s background and experience have prepared him well for membership on our Board. As President and Chief Executive Officer of Ridge Global, he leads a team of international experts that helps businesses and governments address issues such as risk management, global trade security, technology integration and crisis management. As twice-elected Governor of Pennsylvania, he earned a reputation for high standards and results and championed issues such as health care and the environment. As Secretary of the Department of Homeland Security, he formed a new agency from 22 agencies employing more than 180,000 employees. Mr. Ridge has been a director of Exelon Corporation since May 2005, a director of Vonage since August 2005 and a director of Brightpoint Inc. since September 2009. He served as a director of Home Depot, Inc. from May 2005 to May 2007. Mr. Ridge holds a bachelor’s degree, cum laude, from Harvard University and a Juris Doctor degree from The Dickinson School of Law.
____________________

DAVID L. SHEDLARZ, age 61, has been a Hershey director since August 2008. He chairs the Audit Committee and is a member of the Compensation and Executive Organization Committee, the Finance and Risk Management Committee and the Executive Committee. He has been nominated for election by the holders of the Common Stock voting separately as a class. Mr. Shedlarz retired in December 2007 as Vice Chairman of Pfizer Inc., New York, New York, a pharmaceutical, consumer and animal products health company. He held that position from July 2005. From January 1999 to July 2005, he was Pfizer’s Executive Vice President and Chief Financial Officer. Mr. Shedlarz spent the majority of his professional career with Pfizer, Inc. At the time of his retirement in 2007, Mr. Shedlarz was responsible for operations including animal health business, finance, accounting, strategic planning, business development, global sourcing, manufacturing, information systems and human resources. During his time at Pfizer, Mr. Shedlarz also gained extensive experience in international business. He qualifies as an audit committee financial expert. Mr. Shedlarz has been a director of Pitney Bowes, Inc. since May 2001 and a member of the Teachers Insurance and Annuity Association Board of Trustees since March 2007. Mr. Shedlarz holds a bachelor’s degree in economics and mathematics from Oakland/Michigan State University and a Masters of Business Administration degree in finance and accounting from the New York University, Leonard N. Stern School of Business.
____________________

DAVID J. WEST, age 46, has been a Hershey director since October 2007 and was elected President and Chief Executive Officer of The Hershey Company, effective December 1, 2007. From October to November 2007, he was President of the Company; from January until October 2007, he was Executive Vice President, Chief Operating Officer; from January 2005 to January 2007, he was Senior Vice President, Chief Financial Officer and he continued to hold the position of Chief Financial Officer until July 2007 when his successor to that position was elected. He was Senior Vice President, Chief Customer Officer from June 2004 to January 2005 and was Senior Vice President, Sales from December 2002 to June 2004. As our President and Chief Executive Officer, Mr. West has a thorough and comprehensive knowledge of all aspects of the Company’s business. During his time at Hershey, Mr. West has held leadership roles in many key areas of the business. He has extensive experience in finance, sales and marketing and has the benefit of having served as both a Chief Executive Officer and Chief Financial Officer of the Company. Prior to joining Hershey, Mr. West served as Senior Vice President, Chief Financial Officer, Nabisco Biscuit and Snacks Group, with responsibility for leading the financial function of Kraft Foods’ biscuits, confections and snacks businesses. Mr. West has been a director of Tasty Baking Company since December 2003. He holds a bachelor’s degree, cum laude, in business administration from Bucknell University.
____________________

LEROY S. ZIMMERMAN, age 75, has been a Hershey director since November 2007 and is a member of the Governance Committee and the Executive Committee. Mr. Zimmerman is Chairman of the Board of Hershey Trust Company and the board of managers of Milton Hershey School. He is one of three representatives of the Milton Hershey School Trust serving on our Board. In addition to bringing to our Board the perspectives of the Milton Hershey School Trust, Mr. Zimmerman brings extensive experience as a lawyer in the private practice of law and as the first-elected Attorney General of the Commonwealth of Pennsylvania. He is Senior Counsel, Eckert Seamans Cherin & Mellott, LLC, Pittsburgh, Pennsylvania, a regional full service law firm. He has held that position since January 2002. He has substantial trial and appellate court litigation experience in major complex cases and has significant government relations and regulatory law experience. Mr. Zimmerman was a director of Select Medical Corporation from October 1998 to February 2005. He holds a bachelor’s degree from Villanova University and a Juris Doctor degree from The Dickinson School of Law.

What is the Board’s recommendation for voting on Proposal No. 1?

The Board of Directors unanimously recommends that stockholders vote FOR the nominees listed above.

AUDIT COMMITTEE REPORT

To Our Stockholders:

Our role as the Audit Committee of the Board of Directors is to prepare this report and to assist the Board in its oversight of:

•	The integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements;

•	The independent auditors’ qualifications and independence; and

•	The performance of the independent auditors and the Company’s internal audit function.

Our Committee operates under a written charter that was last amended and restated by the Board on February 23, 2010. The charter may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

Our duties as a Committee include overseeing the Company’s management, internal auditors and independent auditors in their performance of the following functions, for which they are responsible:

Management

•	Preparing the Company’s financial statements;

•	Establishing effective financial reporting systems and internal controls and procedures; and

•	Reporting on the effectiveness of the Company’s internal control over financial reporting.

Internal Audit Department

•	Independently assessing management’s system of internal controls and procedures; and

•	Reporting on the effectiveness of that system.

Independent Auditors

•	Auditing the Company’s financial statements;

•	Expressing an opinion about the financial statements’ conformity with U.S. generally accepted accounting principles; and

•	Annually auditing the effectiveness of the Company’s internal control over financial reporting.

We meet periodically with management, the internal auditors and independent auditors, independently and collectively, to discuss the quality of the Company’s financial reporting process and the adequacy and effectiveness of the Company’s internal controls. Prior to the Company filing its Annual Report on Form 10-K for the year ended December 31, 2009, with the SEC, we also:

•	Reviewed and discussed the audited financial statements with management and the independent auditors;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;

•

Received the written disclosures and the letter from the independent auditors in accordance with applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and

•	Discussed with the independent auditors their independence from the Company.

We are not employees of the Company and are not performing the functions of auditors or accountants. We are not responsible as a Committee or individually to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. In carrying out our duties as Audit Committee members, we have relied on the information provided to us by management and the independent auditors. Consequently, we do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based on the reports and discussions described in this report, and subject to the limitations on our role and responsibilities as a Committee referred to above and in our charter, we recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 19, 2010.

Submitted by the Audit Committee of the Company’s Board of Directors:

David L. Shedlarz, Chair

Robert F. Cavanaugh

Charles A. Davis

INFORMATION ABOUT OUR INDEPENDENT AUDITORS

Who are the Company’s current independent auditors?

KPMG LLP, an independent registered public accounting firm, has audited the Company’s financial statements since May 10, 2002.

What were KPMG LLP’s fees for professional services to the Company in fiscal years 2008 and 2009?

KPMG LLP’s fees were as follows:

For the Fiscal Year Ended December 31,	2009	2008
Audit Fees	$2,692,000	$2,572,000
Audit-Related Fees(1)	2,022,865	230,217
Tax Fees(2)	39,065	63,558
All Other Fees	—	—

Total Fees	$4,753,930	$2,865,775

(1)	Fees associated primarily with the following services:

•	In 2009, regulatory reporting and due diligence associated with a potential business acquisition and auditing of employee benefit plans.

•	In 2008, auditing of employee benefit plans and securities offering procedures.

(2)	Fees pertaining primarily to assistance with the preparation of tax returns for the Company’s foreign subsidiaries.

What is the Audit Committee’s policy regarding pre-approval of audit and non-audit services performed by the Company’s independent auditors?

The Audit Committee pre-approves all audit and non-audit services performed by KPMG LLP. The Committee is authorized by its charter to delegate to one or more of its members the authority to pre-approve any audit or non-audit services, provided that the approval is presented to the Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all services provided by KPMG LLP in 2009.

PROPOSAL NO. 2 – APPOINTMENT OF INDEPENDENT AUDITORS

What is the Board proposing?

The Board is proposing that you ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent auditors for 2010. The Audit Committee and the Board consider KPMG LLP to be well-qualified for that role.

Is stockholder ratification necessary or required?

The Audit Committee is not required to obtain stockholder ratification of its appointment of KPMG LLP. However, the Audit Committee recommended to the Board that stockholders be given the opportunity to vote on KPMG LLP’s appointment at the annual meeting.

What will happen if the appointment of KPMG LLP is not ratified by the stockholders?

If stockholders do not ratify the appointment of KPMG LLP as the Company’s independent auditors for 2010, the Audit Committee will reconsider its appointment.

How many votes will be required for ratification?

KPMG LLP’s appointment as the Company’s independent auditors for 2010 will be considered ratified if the holders of record of the Common Stock and Class B Common Stock present (in person or by proxy) at the annual meeting cast more votes for the proposal than against the proposal.

Will representatives of KPMG LLP attend the annual meeting?

Representatives of KPMG LLP will attend the annual meeting, will have the opportunity to make a statement, if they so desire, and will respond to questions.

What is the Board’s recommendation for voting on Proposal No. 2?

The Board of Directors unanimously recommends that stockholders vote FOR Proposal No. 2.

OWNERSHIP OF THE COMPANY’S SECURITIES

When are shares “beneficially owned”?

Shares are beneficially owned when a person has voting or investment power over the shares or the right to acquire voting or investment power within 60 days. Voting power is the power to vote the shares. Investment power is the power to direct the sale or other disposition of the shares.

What information is presented in the following table?

This table shows the number of Company shares beneficially owned by:

•	Stockholders who we believe owned more than 5% of our outstanding Common Stock or Class B Common Stock, as of the dates indicated; and

•

Our directors, the executive officers named in the Summary Compensation Table on page 62 (we refer to these officers as “named executive officers”), and all directors and executive officers as a group, as of March 8, 2010.

Unless we have indicated otherwise in a footnote, the individuals and entities listed in the table have sole voting and investment power over the shares listed.

Holder	Common Stock(1)	Exercisable Stock Options(2)	Percent of Common Stock(3)	Class B Common Stock	Percent of Class B Common Stock(4)

Milton Hershey School Trust(5) Founders Hall Hershey, PA 17033	12,513,321	—	7.5	60,612,012	99.8
Hershey Trust Company(5) 100 Mansion Road Hershey, PA 17033
Hershey Trust Company(6)	702,426	—	**	—	—
BlackRock, Inc.(7) 40 East 52nd Street New York, NY 10022	10,701,122	—	6.4	—	—
Capital World Investors(8) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	8,847,500	—	5.3	—	—
T. Rowe Price Associates, Inc.(9) 100 East Pratt Street Baltimore, MD 21202	12,205,457	—	7.3	—	—
Humberto P. Alfonso	13,448	76,040	**	—	—
Pamela M. Arway*(10)	200	—	**	—	—
John P. Bilbrey	16,092	161,892	**	—	—
Robert F. Cavanaugh*	1,000	—	**	—	—
Charles A. Davis*	5,413	—	**	—	—
James E. Nevels*	7,933	—	**	—	—
Terence L. O’Day	—	18,826	**	—	—
Thomas J. Ridge*	—	—	**	—	—
David L. Shedlarz*	2,898	—	**	—	—
Burton H. Snyder	28,818	138,720	**	—	—
David J. West*	68,406	474,930	**	—	—
LeRoy S. Zimmerman*	—	—	**	—	—
All directors and executive officers as a group (19 persons)	205,325	1,370,398	**	—	—

*	Current director or nominee

**	Less than 1%

(1)	Amounts listed for executive officers include shares of Common Stock allocated by the Company to the officer’s account in The Hershey Company 401(k) Plan under section 401(k) of the Internal Revenue Code. Amounts listed also include the following restricted stock units that will vest within 60 days of March 8, 2010 and for which the holder has requested immediate payment:

•	RSUs held by directors:

Charles A. Davis	883
James E. Nevels	883
David L. Shedlarz	883

Amounts listed also include shares for which certain of the directors, nominees for director and named executive officers share voting and/or investment power with one or more other persons as follows: Mr. Alfonso, 13,353 shares owned jointly with his spouse; Ms. Arway, 200 shares owned jointly with her spouse; Mr. Bilbrey, 15,802 shares owned jointly with his spouse; Mr. Cavanaugh, 1,000 shares owned jointly with his spouse; Mr. Nevels, 5,675 shares owned jointly with his spouse and 1,374 shares owned jointly with another individual; and Mr. West, 67,508 shares held in a revocable trust for the benefit of family members for which Mr. West is trustee.

(2)	This column reflects stock options that were exercisable by the named executive officers and the executive officers as a group on March 8, 2010, as well as the following stock options that will become exercisable within 60 days of March 8, 2010:

•	Stock options held by the named executive officers:

David J. West	14,062
Humberto P. Alfonso	3,700
John P. Bilbrey	6,187
Burton H. Snyder	5,637

•	34,180 stock options held, in the aggregate, by six executive officers who are not named executive officers.

(3)	Based upon 166,182,457 shares of Common Stock outstanding on March 8, 2010, unless indicated otherwise in a footnote.

(4)	Based upon 60,708,908 shares of Class B Common Stock outstanding on March 8, 2010.

(5)	Reflects stockholdings as of March 8, 2010. The Milton Hershey School Trust has the right at any time to convert its Class B Common Stock shares into Common Stock shares on a share-for-share basis. If on March 8, 2010, the Milton Hershey School Trust converted all of its Class B Common Stock shares to Common Stock, Hershey Trust Company, in its capacity as trustee for the Milton Hershey School Trust, would own beneficially 73,125,333 shares of our Common Stock (12,513,321 Common Stock shares plus 60,612,012 converted Class B Common Stock shares), or 32.2% of the 226,794,469 shares of Common Stock outstanding following the conversion (calculated as 166,182,457 Common Stock shares outstanding prior to the conversion plus 60,612,012 converted Class B Common Stock shares). For more information about the Milton Hershey School Trust, Hershey Trust Company and the voting of these securities, please turn to page 41.

(6)	Reflects stockholdings as of March 8, 2010. Please turn to page 41 for more information about shares of Common Stock held by Hershey Trust Company in its capacity as institutional fiduciary for estates and trusts unrelated to the Milton Hershey School Trust and as investments.

(7)	Information regarding BlackRock, Inc. and its beneficial holdings was obtained from a Schedule 13G filed with the SEC on January 29, 2010. The filing indicated that, as of December 31, 2009, BlackRock, Inc. had sole voting and investment power over 10,701,122 shares of Common Stock. The filing indicated that BlackRock, Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) and that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our Common Stock.

(8)	Information regarding Capital World Investors and its beneficial holdings was obtained from a Schedule 13G/A filed with the SEC on February 11, 2010. The filing indicated that, as of December 31, 2009, Capital World Investors had sole voting power over 26,500 shares, and sole investment power over 8,847,500 shares, of Common Stock. Capital World Investors disclaimed beneficial ownership over these shares on the basis that it is a beneficial holder solely because its affiliate, Capital Research and Management Company, acts as an investment advisor and manages equity assets for various investment companies.

(9)

Information regarding T. Rowe Price Associates, Inc. and its beneficial holdings was obtained from a Schedule 13G/A filed with the SEC on February 12, 2010. The filing indicated that, as of December 31, 2009, T. Rowe Price Associates, Inc. had

sole voting power over 2,856,735 shares, and sole investment power over 12,205,457 shares, of Common Stock. The filing indicated that these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the securities.

(10)	Ms. Arway is standing for election as a director for the first time at the 2010 annual meeting.

Do the directors and named executive officers listed in the beneficial ownership table above hold additional Company securities not reflected in that table?

Our directors and named executive officers hold certain Company securities not reflected in the beneficial ownership table above. We are not permitted to show these securities in the beneficial ownership table because they will not convert, or cannot be converted, to actual shares of Common Stock over which the holder will have voting or investment power within 60 days of our March 8, 2010 record date. These securities include:

•	Certain unvested RSUs or deferred common stock units held by our directors and executive officers; and

•	Certain unvested stock options held by our executive officers.

We have added the table below to show these holdings by our directors and named executive officers as of March 8, 2010. You can find additional information about RSUs and deferred common stock units held by directors in the Director Compensation section beginning on page 23. You also can find additional information about stock options, RSUs and deferred common stock units held by the named executive officers in the Executive Compensation section beginning on page 43.

Holder	Shares Underlying Common Stock Units Not Beneficially Owned(1)	Shares Underlying Stock Options Not Beneficially Owned
Humberto P. Alfonso	12,506	175,500
Pamela M. Arway*	—	—
John P. Bilbrey	32,721	219,908
Robert F. Cavanaugh*	25,358	—
Charles A. Davis*	2,449	—
James E. Nevels*	2,449	—
Terence L. O’Day	—	123,809
Thomas J. Ridge*	12,417	—
David L. Shedlarz*	2,449	—
Burton H. Snyder	5,000	133,935
David J. West*	—	658,000
LeRoy S. Zimmerman*	12,639	—

*	Current director or nominee

(1)	Common stock units not beneficially owned include the following:

•	Unvested restricted stock units, or RSUs, granted on or before March 8, 2010 to the named executive officers under the Incentive Plan;

•	Unvested RSUs granted on or before March 8, 2010 to our directors under the Directors’ Compensation Plan or the Incentive Plan;

•	Common stock units deferred by the named executive officers under the Company’s Deferred Compensation Plan; and

•	Common stock units deferred by the directors under the Directors’ Compensation Plan.

What is the Milton Hershey School Trust?

In 1909, Milton S. and Catherine S. Hershey established a trust (the “Milton Hershey School Trust”) having as its sole beneficiary Milton Hershey School, a non-profit school for the full-time care and education of disadvantaged children located in Hershey, Pennsylvania. Hershey Trust Company, a state-chartered trust company, is trustee of the Milton Hershey School Trust.

What is the relationship of the Milton Hershey School Trust and Hershey Trust Company to The Hershey Company?

The Milton Hershey School Trust is our controlling stockholder. It will have the right to cast 7.5% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock voting separately and 80% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock and Class B Common Stock voting together. The board of directors of Hershey Trust Company, with the approval of the board of managers (governing body) of Milton Hershey School, decides how funds held by the Milton Hershey School Trust will be invested. The board of directors of Hershey Trust Company decides how shares of The Hershey Company held by the Milton Hershey School Trust will be voted.

As of the record date, Hershey Trust Company also held 313,426 shares of our Common Stock in its capacity as institutional fiduciary for 102 estates and trusts unrelated to the Milton Hershey School Trust. Hershey Trust Company also held 389,000 shares of our Common Stock as investments on that date. The board of directors or management of Hershey Trust Company decides how these shares will be invested and voted.

In all, Hershey Trust Company, as trustee for the Milton Hershey School Trust, as fiduciary for the individual estates and trusts noted above, and as direct owner of investment shares, will be entitled to vote 13,215,747 shares of our Common Stock and 60,612,012 shares of our Class B Common Stock at the annual meeting. Stated in terms of voting power, Hershey Trust Company will have the right to cast 8% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock voting separately and 80% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock and Class B Common Stock voting together at the annual meeting.

Our certificate of incorporation contains the following important provisions regarding Class B Common Stock and the Milton Hershey School Trust’s ownership of that stock:

•

All holders of Class B Common Stock, including the Milton Hershey School Trust, may convert any of their Class B Common Stock shares into shares of our Common Stock at any time on a share-for-share basis.

•

All shares of Class B Common Stock will automatically be converted to shares of Common Stock on a share-for-share basis if the Milton Hershey School Trust ceases to hold more than 50% of the total Class B Common Stock shares outstanding and at least 15% of the total Common Stock and Class B Common Stock shares outstanding.

•

We must obtain the approval of the Milton Hershey School Trust before we issue any Common Stock or take any other action that would deprive the Milton Hershey School Trust of the ability to cast a majority of the votes on any matter where the Class B Common Stock is entitled to vote, either separately as a class or together with any other class.

What is the governance structure of Milton Hershey School and Hershey Trust Company?

All of the outstanding shares of Hershey Trust Company are owned by the Milton Hershey School Trust. The members of the board of managers of Milton Hershey School are appointed by and from the board of directors of Hershey Trust Company. There are eight members of the board of directors of Hershey Trust Company. There are eight members of the board of managers of Milton Hershey School. Robert F. Cavanaugh, James E. Nevels and LeRoy S. Zimmerman, each a director of our Company, are members of the board of directors of Hershey Trust Company and board of managers of Milton Hershey School. Directors of Hershey Trust Company and members of the Milton Hershey School board of managers individually are not considered to be beneficial owners of the shares of Hershey Common Stock and Class B Common Stock held by the Milton Hershey School Trust.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our policies and provides information and analysis of decisions we made concerning the compensation of Hershey’s executive officers. This information describes the process and considerations on which compensation is awarded to and earned by our executive officers and provides perspective on the tables and narrative that follow.

What material factors or events affected the executive compensation process and decision-making regarding 2009 compensation? What was the response to those factors and events?

During 2009 we continued our brand-building initiatives from 2008 and the transformation of our operations and organization that began in 2007. We made significant progress in implementing our consumer-driven demand model, significantly increased levels of investment in advertising and promoting our brands and strengthened Hershey's leadership position in the marketplace. We also successfully rolled out our “One Hershey Incentive Program” and its focus on unifying employees globally with respect to Company-wide financial performance and Hershey Values. All of these efforts resulted in strong financial performance.

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During 2008, the Compensation and Executive Organization Committee of our Board, which we refer to in this section as the Committee, engaged Mercer (US) Inc., or Mercer, to serve as compensation consultant to the Committee and to work with management with respect to our executive and Board compensation programs. Throughout the latter half of 2008, with the assistance of Mercer, the Committee and management reviewed our executive compensation programs, including the design of our annual incentive program and equity award programs in light of market trends, our updated strategic focus and outlook, and the peer groups used for benchmarking compensation and performance. In early 2009, we launched redesigned performance management and compensation programs to ensure alignment of our executives and all employees with our Company’s strategic goals and values.

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In January 2009, we announced projected 2009 performance that would reflect net sales growth in a range of 2% to 3%. We also announced our expectation that 2009 “adjusted earnings per share-diluted,” which we define as diluted earnings per share of our Common Stock excluding adjustments as described beginning on page 19 of the 2009 Annual Report to Stockholders that accompanies this proxy statement, would increase from 2008, but the amount of increase would be below our long-term objective for growth of 6% to 8%. We used these expectations in establishing the performance goals for our annual incentive program for 2009, the One Hershey Incentive Program, and contingent target performance stock unit, or PSU, awards made in February 2009. We also incorporated an ability for the Committee to exercise discretion to reduce or increase year-end funding levels for the One Hershey Incentive Program to enable the Committee to assess the quality of results and adjust the final awards based on the Committee’s evaluation of how difficult it was, given unexpected events, to achieve the actual financial results.

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During 2009, we experienced strong core brand growth and increased performance in the retail channels due to our focus on brand-building and our marketing and advertising investments. We also secured productivity gains from our global supply chain transformation program and execution of our operating plan. Excluding the impact of acquisitions, this success translated into net sales growth of 3%, adjusted earnings per share-diluted of $2.16 and over $750 million of operating cash flow. This performance was well above the targets we established at the beginning of the year. As a result, above-target annual bonuses under the One Hershey Incentive Program were earned by our CEO and all other executive officers for 2009.

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Despite above-target results for 2009, due to the significant shortfall in results in 2007, no PSU payments were made to any of our senior executives under our long-term incentive program for the 2007-2009 performance cycle. However, the combination of our 2008 and 2009 performance did result in a payment for PSUs awarded under the special two-year 2008-2009 performance cycle.

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As part of its on-going review of the Company’s compensation programs, the Committee evaluated the Company’s programs which provide benefits for executive officers and employees in the event of severance or a change in control. As a result of this review, the Committee approved modifications to our severance and change in control benefits.

Additional information and analysis regarding these events and actions is provided in the series of questions and answers below.

Who is responsible for our decision-making concerning executive compensation?

The Committee has primary responsibility for decision-making concerning executive compensation. Our CEO’s compensation is approved by the independent members of the Board of Directors based on recommendations of the Committee.

What are the objectives of the Company’s executive compensation program?

We seek to create a strong alignment between Hershey’s executive officers and its stockholders. We use our compensation programs to support the Company’s business strategies, which aim to build stockholder value over the long term. We do this by:

•	Considering industry-specific and broader market practices to establish pay levels that attract, retain and motivate executive talent;

•	Tying a significant portion of executive compensation to overall Company performance;

•	Setting individual goals for executives that support the Company’s overall goals and strategies, and linking the executives’ compensation to those measures;

•	Using our Common Stock for long-term incentive compensation to tie a significant amount of the executive officers’ total compensation to the market value of our Common Stock; and

•	Requiring stock ownership by all executives.

These actions are described in the discussion that follows.

What is the Company’s executive compensation program designed to reward?

We reward results. We link a significant amount of our executive officers’ pay to achievement of our financial goals. We use stock options, PSUs and restricted stock units, or RSUs, for long-term compensation. If we achieve strong financial performance relative to our goals and our stock price appreciates, our executives will earn significant rewards. If our stock price lags, compensation under these equity programs will be lower or eliminated. If our annual financial performance falls below our annual target goals, our executives do not receive awards at target and may not receive any award at all.

We also reward individual performance and expect our executives to demonstrate the Hershey Values. Achievement of individual performance objectives is considered in the determination of base salary and annual incentive compensation. Based on management’s recommendation, we incorporated a values modifier in the One Hershey Incentive Program to reinforce the expectation that our executive officers and salaried employees globally, consistently demonstrate the Hershey Values. The Company values upon which all employees, including our executive officers, are evaluated support our mission of “Bringing sweet moments of Hershey happiness to the world every day.” One Hershey Incentive Program award payments are decreased by 10% for executive officers reporting to Mr. West who do not demonstrate the Hershey Values. We believe our redesigned performance management and compensation programs better align all of our employees with respect to Company performance which brings increased value to our stockholders.

What process does the Committee follow to implement the executive compensation program? How does the Committee use benchmarking in its decision-making?

The Committee operates under a charter approved by the Board of Directors and carries out the responsibilities outlined on pages 17 through 18. The Committee receives studies, reports and other information from its consultant, input from our CEO, and input and assistance from our Chief People Officer and the staff of the Company’s Global Total Rewards Department. The Committee uses this information in making decisions and conducting its annual review of the Company’s executive compensation program.

For 2009, the annual compensation review included an analysis of survey data compiled by Mercer, comparing the Company’s levels of executive compensation against a peer group of 41 consumer products companies and general industry companies in Mercer’s compensation database that we call the Consumer Products Group peer group, or CPG peer group. We use this broad survey data because it provides us with industry-specific information regarding competitive pay levels not only for our executive officers, but also for employees throughout the organization. We use this information to assess, or benchmark, our compensation levels to those offered by other companies. A list of these companies appears on the following page. At $5.1 billion for 2008, the Company’s revenues were slightly below the median revenues of the CPG peer group of $5.3 billion. Therefore, Mercer utilized regression analysis to adjust the CPG peer group compensation data for this difference.

In addition to the size-adjusted CPG peer group survey data, Mercer also provided the Committee with an analysis of the financial performance and compensation data for 14 food, beverage and consumer products companies. We refer to this smaller group as our “financial peer group.” We use this group primarily for assessing our Company’s financial performance against the food, beverage and consumer products industry. These companies also represent a more focused set of companies with which we compete for executive talent. Companies in the 2009 financial peer group had a median revenue of $9 billion.

To increase the effectiveness of the financial peer group as a reference for measuring the Company’s financial results, Mercer recommended, and the Committee agreed, to change the financial peer group for 2009 by adding consumer product companies with revenues similar in amount to the Company (Del Monte Foods Company, Dr Pepper Snapple Group, Inc., Hormel Foods Company, The J. M. Smucker Company, McCormick & Company, Incorporated and Molson Coors Brewing Company), while removing companies substantially larger than the Company (The Coca-Cola Company, PepsiCo, Inc. and The Procter & Gamble Company), those being acquired (Anheuser-Busch Companies, Inc. and Wm. Wrigley Jr. Company), and companies that do not produce or manufacture food or beverage products (Colgate-Palmolive Company and The Clorox Company).

Since the companies in the financial peer group are generally larger than Hershey in terms of revenue, the compensation data for this group are used as secondary reference points for purposes of assessing Hershey’s compensation levels for our executive officers. We do not size-adjust the data because we use the data to assess the actual compensation levels available at the financial peer group companies.

Mercer provided the Committee and Company with a report summarizing executive compensation levels at the size-adjusted 25th, 50th and 75th percentile of the CPG peer group and of the financial peer group. We compared the target compensation we set for our executive officers against these “benchmarks.” The Committee also received an analysis from Mercer comparing the target total cash compensation (base salary plus target annual incentive) and target total direct compensation (base salary plus target annual incentive plus value of long-term incentives) for each of the executive officers against these benchmarks. For retention and competitive considerations, the Company targets each executive officer’s target total cash compensation and target total direct compensation levels to fall within the range of the size-adjusted 50th and 75th percentile of the CPG peer group data for his or her position. The Committee’s final determinations with respect to base salary, target annual incentive compensation and target long-term incentive compensation reflect consideration of the Company’s and executive officer’s performance, internal comparisons and other factors. The amount the executive officer receives depends upon actual Company and individual performance.

Companies included in the 2009 CPG peer group are as follows:

Anheuser-Busch Companies, Inc.	International Dairy Queen, Inc.	S. C. Johnson & Son, Inc.
Arby’s Restaurant Group, Inc.	Interstate Bakeries Corporation	Sara Lee Corporation
Bob Evans Farms, Inc.	Jack in the Box Inc.	Smithfield Foods, Inc.
Burger King Holdings, Inc.	Kellogg Company	The Coca-Cola Company
California Pizza Kitchen, Inc.	Kimberly-Clark Corporation	The Estée Lauder Companies Inc.
Chiquita Brands International, Inc.	Land O’Lakes, Inc.	The Schwan Food Company
Colgate-Palmolive Company	Mars North America	Tyson Foods, Inc.
ConAgra Foods, Inc.	McDonald’s Corporation	Unilever United States, Inc.
Darden Restaurants, Inc.	Nestlé USA, Inc.	Welch Foods Inc.
Del Monte Foods Company	Pernod Ricard USA, LLC	Wells’ Dairy, Inc.
Dunkin’ Brands, Inc.	Ralcorp Holdings, Inc.	Wendy’s International, Inc.
Energizer Holdings, Inc.	Reckitt Benckiser, Inc.	Wm. Wrigley Jr. Company
Farmland Foods, Inc.	Reynolds American Inc.	Yum! Brands, Inc.
H.J. Heinz Company	Rich Products Corporation

Companies included in the 2009 financial peer group are as follows:

Cadbury plc	General Mills, Inc.	McCormick & Company, Incorporated
Campbell Soup Company	H.J. Heinz Company	Molson Coors Brewing Company
Dean Foods Company	Hormel Foods Corporation	Sara Lee Corporation
Del Monte Foods Company	Kellogg Company	The J. M. Smucker Company
Dr Pepper Snapple Group, Inc.	Kraft Foods Inc.

What other information does the Committee consider when making executive compensation decisions?

In addition to survey and other data relating to the competitive landscape, the Committee also receives and considers compensation-related information relating to the CEO and each member of the senior leadership team. Much of this information is reflected on pages 62 through 83 of this proxy statement.

During 2009, the Committee received detailed tally sheets prepared by management and reviewed by Mercer. Each tally sheet captures comprehensive compensation, benefits and stock ownership data for each member of the senior executive team, including the CEO. The tally sheets provide the Committee with a complete picture of each executive’s current and projected compensation and the amount of each element of compensation or other benefit the executive would receive in the event of termination, retirement, disability or death. The Committee considers this information, as well as the benchmark information, when making compensation decisions.

Do costs and tax rules play a role?

An important factor in the Committee’s deliberations is the anticipated cost of the various components of executive compensation. Accounting treatment is also taken into consideration in the design and implementation of the annual and long-term incentive programs.

Section 162(m) of the Internal Revenue Code (Code) limits the Company’s ability to deduct certain compensation in excess of $1 million paid to our CEO or to other named executive officers. This limitation does not apply to compensation that qualifies under applicable regulations as “performance-based.” The Committee has considered the effect of section 162(m) on the Company’s executive compensation program. It is the Committee’s opinion that, in administering the “performance-based” components of the Company’s executive compensation program (the annual incentive program, stock options and PSUs described below), it will attempt to satisfy the requirements for deductibility under section 162(m). However, the Committee is authorized to exercise discretion in determining payments in relation to levels of achievement of performance goals and believes that the total compensation program for executive officers should be managed in accordance with the objectives outlined in the Company’s compensation philosophy and in the best overall interests of the Company’s stockholders. Accordingly, some compensation may exceed the limitations or not meet the requirements for deductibility under section 162(m).

Section 409A of the Code prescribes certain rules and limitations upon the operation of our deferred incentive and other compensation plans. Failure to comply with these rules could subject participants in those plans and programs to additional income tax and interest penalties. During 2008, we updated our plans and programs to the extent we believed necessary for compliance with section 409A, based on rules and interpretations relating to section 409A as published through the end of the year.

What role does the Committee have with respect to incentive programs and the compensation of employees beyond the executive officers?

The Committee reviews and approves the design of various incentive programs maintained throughout the Company and total incentive awards, if any, paid out under those programs. In some instances, the incentive programs are extensions of the annual or long-term incentive programs in which the executive officers participate. All salaried employees globally participate in the One Hershey Incentive Program and hourly employees in our manufacturing facilities participate in a Manufacturing Incentive Program or Quality Retention Program. For 2009, in keeping with our “One Hershey” focus each of these incentive programs included performance metrics tied to Company-wide financial performance. These programs also placed significant emphasis on customer, production, quality and safety measures.

What are the individual components of the executive compensation program and why does the Company choose to pay them?

Our executive compensation program includes three key components: base salary and benefits, an annual cash incentive program and a long-term incentive program consisting of stock-based awards. The total compensation package provided by the Company (including pension benefits, supplemental retirement benefits and other benefits) is considered by the Committee when determining each component of an executive officer’s compensation.

Base salary and related benefits are the foundation of the overall pay package. We set base salaries and establish benefit programs primarily to attract and retain executives with proven skills and leadership abilities that will enable us to be successful. Annual and long-term incentives – variable or “at-risk” pay – play an important role in motivating executive performance and in aligning executive pay opportunities with the interests of stockholders. The variable or at-risk elements are designed to reward the achievement of both short- and long-term goals. The long-term incentives link a significant portion of each executive officer’s total compensation directly to long-term Company performance versus internal objectives, to individual performance evaluations, and to relative total stockholder return. At the executive officer level, at-risk pay often will represent 60% to 80% of the executive’s total target compensation.

How are base salaries determined?

We set the initial base salary for a new executive officer based upon an evaluation of his or her responsibilities and experience, as well as upon the salaries paid by other companies for comparable executive talent and the base salary necessary to recruit the individual to Hershey. We apply a similar approach when adjusting an executive’s base salary in response to a promotion or significant change in job responsibilities.

Salary reviews for incumbent officers are generally conducted at the beginning of each year. The officer’s base salary is benchmarked against the range of the 50th to 75th percentile of the base salary level for the comparable position at the companies in our size-adjusted CPG peer group. Base salary adjustments, if any, are made after considering peer group comparisons, Company performance against financial goals and individual executive performance as evaluated by the Committee and independent members of the Board, in the case of our CEO, or by the CEO in the case of other members of the leadership team. If an executive officer has responsibility for a particular business unit, the business unit’s financial results also will be strongly considered.

Each executive officer’s base salary has been targeted to be at the 50th percentile level of his or her counterparts in the size-adjusted CPG peer group. In anticipation of increases in our cost structure caused by continuing volatility in commodities and the uncertainties in the broader global economy in 2009, Mr. West and the executives reporting directly to him, collectively recommended to the Committee that they be given no merit increases for 2009. The Committee concurred with this recommendation and approved no base salary increase for Messrs. Alfonso, Bilbrey, O’Day and Snyder for 2009. The adjustment made to Mr. Bilbrey’s base salary in mid-2008 resulted in a difference in his annual base salary for 2008 versus 2009, as reported in Column (c) of the Summary Compensation Table on page 62. Based upon the recommendation of the Committee, the independent directors of the Board approved continuing Mr. West’s 2009 base salary at the same level as 2008. See Column (c) of the Summary Compensation Table for information regarding the base salary earned by each of our named executive officers during 2009.

How is the Company’s annual incentive program designed? How are target annual incentive amounts and required performance goals established?

Our executive officers, as well as all other salaried employees globally, are eligible to receive an annual cash incentive award under the annual incentive program, which we refer to as the One Hershey Incentive Program, of the stockholder-approved Equity and Incentive Compensation Plan, which we refer to in this section as the EICP or Incentive Plan.

Our philosophy in setting One Hershey Incentive Program objectives is to link, where appropriate, the executive’s payout opportunity directly to measures he or she can affect most directly. Our CEO and all executive officers reporting directly to him (including the named executive officers) have common financial objectives tied to total Company performance consistent with their responsibility to manage the entire Company and not specific business units. The Committee emphasizes a limited number of goals to better focus actions on identified, strategic business objectives. Performance targets are established in the context of our announced expectations for financial performance, prior year results and market conditions. Little or no incentive compensation is payable for missing targets, and an appropriate degree of upside is included to motivate and reward above-target performance.

In 2009, participating executive officers were eligible to earn individual One Hershey Incentive Program awards, expressed as a percentage of base salary, based on attainment of Company and, except for Mr. West, individual performance objectives. The percentages for meeting target performance levels were 70% for Mr. Alfonso, 75% for Mr. Bilbrey, 60% for Messrs. O’Day and Snyder, and 100% for Mr. West. In determining the target percentage for each of the executive officers, the Committee compared the level of total target cash compensation (base salary and target One Hershey Incentive Program percentage) to the benchmark range of the size-adjusted 50th to 75th percentile level of his or her counterparts in the CPG peer group.

The final award earned under the One Hershey Incentive Program by participating executive officers, with the exception of Mr. West, is determined by multiplying the executive officer’s base salary, the applicable target percentage, and performance scores ranging from 0% to 200% based on Company and individual performance against the established performance goals. The Company performance goals are established at the beginning of each year by the Committee. Individual performance goals are also established at that time. If performance scores exceed the objectives, an individual executive officer might receive more than his or her target percentage and, if scores are below target, the executive’s One Hershey Incentive Program payout will be below his or her target percentage, subject to no award if performance is below threshold levels.

In establishing the 2009 One Hershey Incentive Program, the Committee approved changes to the design of the annual incentive program for executive officers with the exception of Mr. West. Under the One Hershey Incentive Program, a portion of each executive officer’s incentive award payment is based upon achievement of individual Strategic Bonus Goals in addition to the achievement of Company financial metrics. For executive officers, the weighting of Company financial performance metrics accounts for 75% of their target award under the program. The remaining 25% of the target award was based upon individual performance toward achievement of up to five Strategic Bonus Goals. The Committee recommended and the independent directors approved no changes to the structure of Mr. West’s 2009 annual incentive target award. The Committee determined Mr. West’s annual incentive should continue to be based entirely upon the achievement of Company financial results. Under the One Hershey Incentive Program, the funds allocated for payment of the component of the annual incentive program awards for 2009 for all employees excluding Mr. West, based upon the Company’s financial performance metrics were subject to increase or decrease up to 30% based upon the Committee’s discretion. The Committee retained the flexibility to reduce or increase One Hershey Incentive Program funding levels based on the quality of results achieved and adjust final awards based on the Committee’s evaluation of how difficult it was, given unexpected events, to achieve the actual financial results. Based upon the recommendation of the Committee, the independent directors of the Board provided that funds allocated for payment of Mr. West’s bonus could be increased or decreased up to 30% based upon the discretion of the independent directors of the Board. The maximum performance score for our executive officers without adjustment to the Company financial performance score for 2009 was 200%. The maximum performance scoring for the executive officers (other than Mr. West) and for Mr. West in the event the Committee or independent members of the Board made a maximum adjustment to the Company financial performance score was 245% and 260% respectively.

The Committee also approved the inclusion of a values modifier in the One Hershey Incentive Program award calculations for executive officers, excluding Mr. West. One Hershey Incentive Program award payments for 2009, if any, were subject to a 10% reduction for any executive officer judged to need to improve upon his or her adherence to the Hershey Values. In 2009, all of the executives reporting to Mr. West, including all of the named executive officers, demonstrated the Hershey Values. Therefore, no reduction for the values modifier was made to the 2009 One Hershey Incentive Program awards for any of the executives reporting to Mr. West.

What were the performance targets under the 2009 One Hershey Incentive Program? Were they achieved? What were the final One Hershey Incentive Program awards for 2009?

The Committee determined that the financial performance metrics for our executive officers’ One Hershey Incentive Program awards should be consistent with our “pay for performance” compensation philosophy. The corporate performance objectives for 2009 One Hershey Incentive Program participants were centered around the following targets: adjusted earnings per share-diluted of $1.94 (weighted 40%), consolidated net sales of $5.24 billion (weighted 40%) and operating cash flow of $587 million (weighted 20%). The targets were based on the Company’s 2009 business plan and goals, which called for adjusted earnings per share-diluted of $1.88 to $2.00 and net sales growth of 2% to 3%. Operating cash flow replaced free cash flow as a metric. Free cash flow is defined as cash from operations, excluding cash flows associated with derivative instruments, less capital expenditures and dividends. Operating cash flow is defined as the average of cash from operations less pension contributions and commodities hedging transactions, measured in five 12-month periods ending on December 31, 2008, April 5, 2009, July 5, 2009, October 4, 2009 and December 31, 2009. The Committee made the change to reinforce continued emphasis on working capital improvement and cash required for capital investments in 2009, including those associated with its global supply chain transformation program.

Excluding the impact of acquisitions that were not included in the performance goals established at the start of 2009 for the One Hershey Incentive Program, our financial performance during 2009 was $2.16 adjusted earnings per share-diluted, consolidated net sales of $5.29 billion and operating cash flow of $756.3 million. This resulted in a combined Company financial performance score of 167.98% against the established performance goals. Based on these results, the Committee recommended to the independent directors as a group that Mr. West’s 2009 One Hershey Incentive Program award be approved at $2,267,730, reflecting a full 30% Company financial performance adjustment in recognition of Mr. West’s leadership in the achievement of earnings and cash flow well above maximum expectations, while devoting significant time and effort examining and evaluating potential merger and acquisition transactions. The independent directors approved the Committee’s recommendation.

The award under the One Hershey Incentive Program for the other named executive officers was based 75% on the Company performance score with the remainder of the award determined by individual performance ratings based on attainment of individual Strategic Bonus Goals and adherence to the Hershey Values. In February 2009, individual Strategic Bonus Goals and weightings were approved by Mr. West for each of the named executive officers based on the officer’s strategic objectives for 2009. Following the close of 2009, Mr. West provided the Committee with his assessment and scoring of each named executive officer’s performance relative to these performance goals and the officer’s demonstration of the Hershey Values.

For Mr. Alfonso, our Senior Vice President, Chief Financial Officer, the individual performance goals focused on enhancing financial forecasting and planning, implementing certain financial process improvements, safeguarding the Company’s credit rating, improving cost reduction processes and enterprise risk management. Based on Mr. Alfonso’s effort and achievement in the areas of cash management, enterprise risk management and financial process improvements, he was awarded an individual performance score of 130%. Based on the 75% weighting of the Company financial score and the 25% weighting of his individual performance score, the Committee approved a 2009 One Hershey Incentive Program award for Mr. Alfonso of 158% of his One Hershey Incentive Program target.

For Mr. Bilbrey, our Senior Vice President, President Hershey North America, the individual performance goals centered on delivery of the 2009 North American financial plan, achievement of pricing levels, focus on strategic growth brands, optimizing direct marketing expense and leveraging organization capabilities. Based on Mr. Bilbrey’s effort and achievement in the areas of sales growth, price conversion and strategic brand development, he was awarded an individual performance score of 160%. Based on the 75% weighting of the Company financial score and the 25% weighting of his individual performance score, the Committee approved a 2009 One Hershey Incentive Program award for Mr. Bilbrey of 166% of his One Hershey Incentive Program target.

For Mr. O’Day, our Senior Vice President, Global Operations, the individual performance goals centered on improving the supply chain network, consistent product quality and safety throughout the global network, delivery of global product plan, enhancing effectiveness of global operations and personnel management. Based on Mr. O’Day’s effort and achievement in the areas of customer service, completion of the global supply chain transformation program and process improvements, he was awarded an individual performance score of 150%. Based on the 75% weighting of the Company financial score and the 25% weighting of his individual performance score, the Committee approved a 2009 One Hershey Incentive Program award for Mr. O’Day of 163% of his One Hershey Incentive Program target.

For Mr. Snyder, our Senior Vice President, General Counsel and Secretary, the individual performance goals centered on legal support for strategic initiatives, litigation risk management, electronic discovery, risk management and special projects. Based on Mr. Snyder’s effort and achievement in the areas of legal support of the Company’s strategic business initiatives and his work in 2009 on Board-designated special projects, he was awarded an individual performance score of 140%. Based on the 75% weighting of the Company financial score and the 25% weighting of his individual performance score, the Committee approved a 2009 One Hershey Incentive Program award for Mr. Snyder of 161% of his One Hershey Incentive Program target.

See Column (g) of the Summary Compensation Table for information relating to the amount of One Hershey Incentive Program payments made to the named executive officers.

What are the elements of the long-term incentive program?

To date, we have used awards of PSUs, stock options and RSUs to provide long-term incentive compensation. These awards are made under the long-term incentive program of the Incentive Plan. The Committee customarily awards the long-term incentive awards, including stock options, to executive officers and various other management and professional employees in February of each year, two to three weeks after the release of fourth quarter and full-year financial results.

The Committee determines the amount of long-term incentive awards made to an executive officer by comparing the executive’s target total direct compensation (the sum of base salary, target One Hershey Incentive Program award and the value of the long-term incentive award) to the 50th to 75th percentile level of target total direct compensation of his or her counterparts in the size-adjusted CPG peer group. In determining the value of the long-term incentive awards, the Committee values PSUs using the average of the daily closing prices of the Company’s Common Stock in the December preceding the start of the performance cycle. The Committee values RSUs using the fair market value of our Common Stock at the time of award and values stock options using the value of the stock options at the date of grant as determined for financial reporting purposes (the Black-Scholes value). Overall, after taking into account the long-term incentive awards made in 2009, the target total direct compensation of our executive officers was generally between the 50th and 75th percentile of total direct compensation of executives employed by the size-adjusted CPG peer group in similar positions.

How were the PSU awards vesting in 2009 structured? What performance goals were used? What were the results at year-end 2009?

PSUs are granted to those executive officers and other senior officers in a position to affect the Company’s long-term results. PSUs have been awarded annually and, with the exception of the special 2008-2009 performance cycle described below, are earned based upon the Company’s performance over a three-year cycle. Each year begins a new three-year cycle.

At the start of each three-year cycle, a contingent target number of PSUs is established for each executive. This target is expressed as a percentage of the executive’s annual base salary and determined as part of a total compensation package based on size-adjusted CPG peer group benchmarks. The PSU award generally represents one-half of the long-term incentive portion of that year’s target total direct compensation package.

At the end of each three-year cycle, the Committee reviews whether the Company has achieved the established performance objectives to determine the percentage of the target number of PSUs earned, which may range from 0% to 250% of target depending upon performance. In determining whether performance objectives have been achieved, specific adjustments may be made by the Committee to the Company’s performance to take into account extraordinary or unusual items occurring during the cycle.

The performance objectives for the three-year 2007-2009 performance cycle were based upon two equally-weighted metrics:

(1)	The Company’s three-year compound annual growth in adjusted earnings per share-diluted measured against an internal target based on a long-term financial goal of 9% to 11% annual growth; and

(2)	The Company’s total stockholder return, or TSR, over the three-year period measured against the TSR for the financial peer group.

Due to the 2007 financial results, the Company’s performance during the 2007-2009 performance cycle resulted in a compound annual decline in adjusted earnings per share-diluted (excluding the impact of acquisitions) of 3.1%, significantly below the target growth rate of 8.7%. Three-year relative Company TSR was at the 18.6 percentile, placing the Company below the threshold level (35th percentile of our peer companies) required to earn an award for the 2007-2009 performance cycle. As a result, management recommended and the Committee concurred that no payment with respect to the 2007-2009 performance cycle would be made to Mr. West or any of our other executive officers.

In February 2008, the Committee approved additional contingent target PSU awards with a two-year 2008-2009 performance cycle for all active executives participating in the 2007-2009 performance cycle with the exception of Mr. West. The Committee recommended and the independent directors approved a contingent target PSU award for the 2008-2009 performance cycle for Mr. West on the same basis as other executives participating in this performance cycle. The special awards were made to aid in retention of these executive officers as the potential retention value of the 2007-2009 PSUs was diminished in light of the Company’s 2007 financial performance. The 2008-2009 performance cycle PSU awards were based on achieving two-year compound annual growth in adjusted earnings per share-diluted in line with the upper end of the expected adjusted earnings per share-diluted range of $1.85 to $1.90 for 2008, coupled with improvement in 2009. The maximum payout from the cycle was 150% of target. Based upon compound annual growth in adjusted earnings per share-diluted (excluding the impact of acquisitions) of 1.9% during the two-year performance period, 150% of target PSUs were earned and paid to the executives in February 2010. To prevent possible duplication, any PSUs earned under the original 2007-2009 performance cycle would have reduced the total PSUs earned for the 2008-2009 performance cycle.

As a condition to receiving the additional contingent target PSU award for the 2008-2009 performance cycle, the executive officers were required to sign an Executive Confidentiality and Restrictive Covenant Agreement, or ECRCA. The terms of the ECRCA prohibit the executive from disclosing the Company’s confidential information, competing with the Company in specific categories for a period of 12 months following termination of the executive’s employment, recruiting or soliciting the Company’s employees, or disparaging the Company’s reputation in any way. All executive officers were required to sign a new ECRCA at the start of 2009 as a condition to receiving future equity awards from the Company. New executive officers are required to sign the ECRCA as a condition of employment. The ECRCA supersedes the Long-Term Incentive Program Participation Agreement previously signed by each executive upon appointment or election. Mr. West was not required to sign the ECRCA because he is bound by non-disclosure, non-competition, non-solicitation and non-disparagement provisions under his employment agreement.

See Columns (f) through (h) of the Grants of Plan-Based Awards table on page 66, Columns (i) and (j) of the Outstanding Equity Awards table on page 68 and Columns (d) and (e) of the Option Exercises and Stock Vested table on page 70 for more information about PSUs awarded to the named executive officers.

How were the contingent target PSU grants for the 2009-2011 performance cycle designed? What performance targets were set?

In February 2009, the Committee established a modified design for the 2009-2011 performance cycle based upon Mercer’s recommendations. Awards for the 2009-2011 performance cycle are based upon the following metrics: three-year relative TSR versus the financial peer group (50% of the target award); three-year compound annual growth in adjusted earnings per share-diluted measured against an internal target (12.5% of the target award); and annual growth in adjusted earnings per share-diluted measured against an internal target for each year of the three-year performance cycle (12.5% of the target award per year). The metrics approved by the Committee for TSR provide target-level awards for achieving performance at the median (50th percentile) of the financial peer group. Targets for our compound three-year and 2009 annual growth rate in adjusted earnings per share-diluted reflected our publicly-announced financial expectations of growth below our long-term goals of 6% to 8%. Excluding the impact of acquisitions, actual Company results for 2009 of $2.16 adjusted earnings per share-diluted exceeded the target set for 2009 adjusted earnings per share-diluted. Payment, if any, for awards will be made in shares of the Company’s Common Stock at the conclusion of the three-year performance cycle. The Committee will approve the targets for the annual adjusted earnings per share-diluted metrics for the second and third years in the performance cycle at the beginning of those years. The Committee believes the annual setting of targets for a portion of the performance cycle provides a stronger link between performance and payout in that the Committee can set performance targets for a portion of the award that reflects current business conditions at the start of each year. The maximum award for any participant in the 2009-2011 performance cycle is 250% of the contingent target award.

On February 16, 2009, the Committee approved contingent target awards of PSUs under the Incentive Plan for the 2009-2011 performance cycle for the executive officers with the exception of Mr. West. On February 17, 2009, the independent directors as a group approved the Committee’s recommendation for a contingent target award of PSUs for the 2009-2011 performance cycle for Mr. West consistent with the targets recommended by the Committee, as described above.

See Column (e) of the Summary Compensation Table for information relating to the value of PSU awards made to the named executive officers during 2009.

How are stock options used within the Company’s long-term incentive program? What process is followed in the granting of stock options?

Another important element of our long-term incentive compensation program is stock options. Stock options are designed to align the interests of executives with those of stockholders. Stock options generally are awarded annually to the Company’s senior executive group as well as to other key managerial and professional employees. Stock options entitle the holder to purchase a fixed number of shares of Common Stock at a set price during a specified period of time. Because stock options only have value if the value of our Common Stock increases, they encourage efforts to enhance long-term stockholder value.

The Committee sets guidelines for the number of stock options to be awarded based on the target total direct compensation package established in relation to the competitive compensation data. In 2009, the number of stock options awarded to our executive officers was determined by multiplying base pay by the “market-competitive option target level,” divided by the Black-Scholes value. The “market-competitive option target level” for each executive officer position is targeted to be one-half of the recipient’s long-term incentive compensation target award. The value of an option is determined using the Black-Scholes option-pricing model, as described in Note 17 of the Consolidated Financial Statements contained in the 2009 Annual Report to Stockholders that accompanies this proxy statement. The actual number of options awarded may vary from the target level based on an executive’s individual performance evaluation.

Stock options awarded in 2009 vest in equal increments over four years and have a ten-year term. As required by the Incentive Plan approved by the stockholders at the 2007 annual meeting of stockholders, the options awarded in 2009 have an exercise price equal to the closing market price of the Common Stock on the New York Stock Exchange on the date of award.

Stock options are awarded annually under the Incentive Plan to all eligible recipients; however, the Committee may elect not to award stock options in a given year. In addition, in order to have flexibility to provide equity awards as recruitment, retention, performance recognition or promotion awards, the Committee is authorized under the Incentive Plan to establish a stock option pool, an RSU pool and a separate CEO discretionary equity pool (described below) for use by our CEO for such purposes. The pools are available for use for approximately 12 months from the date established and the Committee determines whether to establish any or all of these three pools annually. Options and RSUs remaining in any pool at the end of the period do not carry over to any pool established by the Committee for a subsequent period.

In February 2009, the Committee authorized the CEO to award up to 600,000 stock options and up to 100,000 RSUs from the stock option and RSU pools during the year. The Committee also authorized a CEO discretionary equity pool for recruitment or retention purposes up to an aggregate value to the recipients (as measured at the time of grant) of $2 million in addition to the stock option and RSU pools. Recipients of awards from the CEO discretionary equity pool were permitted to select a mix of options and/or RSUs equaling the value of the award. The value of option awards made from the pools is determined using the value determined for financial reporting purposes (the Black-Scholes value). The CEO may not make discretionary awards from any pool to the Company’s executive officers. Stock option and RSU awards from the CEO pools as well as awards from the CEO discretionary equity pool are made one time per month according to an annually pre-determined schedule and the exercise price for the options is based on the closing price of our Common Stock on the date of the award. Individual awards in any month may not exceed 12,000 stock options or 7,500 RSUs without further approval by the Chair of the Committee.

See Column (f) of the Summary Compensation Table, Columns (j) through (l) of the Grants of Plan-Based Awards table, Columns (b) through (f) of the Outstanding Equity Awards table and Columns (b) and (c) of the Option Exercises and Stock Vested table for more information on stock options awarded to the named executive officers.

How are RSUs used within the long-term incentive program?

The Committee awards RSUs to executive officers and other senior executives from time to time as special incentives. RSUs also are awarded to replace compensation forfeited by newly-hired executive officers and key managers of the Company upon leaving a prior employer to join Hershey. In addition, in 2009 the Committee used a mix of RSUs and stock options in making annual long-term incentive awards to eligible employees below the senior leadership level. Each RSU awarded under the Incentive Plan represents a value equal to that of a share of Common Stock. Generally RSUs vest if the award recipient remains in the Company’s employment for a prescribed period of time.

At the time of award, the Committee determines if an RSU award is payable upon vesting in shares of Common Stock, net of applicable taxes, or if the recipient may elect to receive payment for vested RSUs in cash or in shares of Common Stock, net of applicable taxes. The value for financial reporting purposes of an RSU payable in shares is based upon the closing price of the Common Stock on the New York Stock Exchange on the grant date. The value for financial reporting purposes of an RSU payable in cash or shares is adjusted based upon the closing price of the Common Stock on the New York Stock Exchange at the end of each fiscal quarter.

During 2009, the Committee approved a special award of 2,500 RSUs for Mr. Bilbrey in recognition of his leadership of the North American business unit. The award will vest in equal proportions over the next four years.

As described in the discussion of stock options, the Committee is authorized under the Incentive Plan to allocate a pool of RSUs for our CEO to use as recruitment, retention, performance recognition or promotion awards. The Committee determines whether to establish an RSU pool annually. The Committee authorized a pool of up to 100,000 RSUs for 2009. In addition, RSUs may also be awarded from the CEO discretionary equity pool established for recruitment or retention purposes. The CEO may not make discretionary awards from any of the pools to the Company’s executive officers. RSUs remaining in the pool at the end of the period do not carry over to any pool established by the Committee for a subsequent period.

What retirement benefits are provided to the executive officers?

Executive officers participate in the same defined benefit pension and defined contribution 401(k) plans as do other salaried employees of the Company. Because the Internal Revenue Code rules do not permit the Company to use base salary and other compensation paid above certain limitations in determining the benefits earned by the executive officers under tax-qualified plans, the Company maintains a defined benefit Supplemental Executive Retirement Plan, or DB SERP, a defined contribution Supplemental Executive Retirement Plan, or DC SERP, and a Deferred Compensation Plan to provide these and additional benefits. The Company believes that the DB SERP, DC SERP and Deferred Compensation Plan help attract and retain executive talent, as similar plans are often components of the executive compensation programs within our financial peer group. The DC SERP was established as part of our Deferred Compensation Plan and is not a separate plan.

See the Pension Benefits table and accompanying narrative beginning on page 71 and the Non-Qualified Deferred Compensation table and accompanying narrative beginning on page 73 for more information regarding the DB SERP, DC SERP and retirement benefits.

What role do executive perquisites play in the total compensation package for the executive officers?

Executive perquisites are kept by the Committee to a minimal level relative to an executive’s total compensation and do not play a significant role in our executive compensation. See the footnotes to Column (i) of the Summary Compensation Table for information regarding the perquisites received by our named executive officers.

In addition, our CEO and the other named executive officers are eligible to participate in our Gift Matching Program on the same basis as other employees, retirees or their spouses. Through the Gift Matching Program, we match contributions made to one or more accredited colleges or universities on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 annually.

Has the Company entered into any employment agreements, severance or change in control agreements with its executive officers?

We have not entered into employment agreements with any named executive officer other than Mr. West.

We entered into an employment agreement with Mr. West upon his promotion to President and CEO in 2007. The Committee and independent members of the Board determined that doing so was appropriate in light of the fact that we had entered into an employment agreement with Mr. West’s predecessor, and believed we would have been required to enter into an employment agreement with any individual recruited to become our CEO from another company. We determined the terms of Mr. West’s employment agreement by reference to the benchmarking we had done with respect to Mr. West’s predecessor.

Mr. West’s employment agreement has been amended twice. In February 2008, the Board approved an amendment to Mr. West’s employment agreement to reduce the lump-sum severance amount payable to him if his employment with the Company is terminated as a result of a change in control from three times the sum of annual base salary and annual incentive pay to two times the sum of annual base salary and annual incentive pay. In December 2008, the Board approved an additional amendment to Mr. West’s employment agreement to conform its terms to the requirements of Code section 409A.

We provide an Executive Benefits Protection Plan, or EBPP, for the named executive officers. The terms of the plan generally provide that a covered executive, whose employment with the Company terminates within two years after a change in control of the Company, is entitled to certain severance payments and benefits. The EBPP also provides severance benefits in the event of involuntary termination unrelated to a change in control. The EBPP was amended in February 2008 to reduce the severance benefit in a manner comparable to the amendment to Mr. West’s employment agreement. The EBPP was further amended in 2009 as part of Company-wide changes to our severance programs that included the addition of pro rata vesting of long-term incentive awards and lump sum settlement of severance benefits upon qualifying termination of employment, along with reductions in certain severance benefits. In addition, the EBPP was also amended to limit the applicability of the excise tax gross-up feature to only those circumstances where the total payments potentially subject to the excise tax exceed by more than 10% the level at which the excise tax payments are required. The EBPP is intended to help us attract and retain qualified management employees and maintain a stable work environment in connection with a change in control.

See the discussion beginning on page 76 for information regarding Mr. West’s employment agreement and potential payments due to him and the other named executive officers in the event of termination of employment or a change in control.

Have any further changes been made to the CPG or financial peer groups during 2009 or since the end of 2009 which impact the Committee’s decision-making? Why were these changes made?

As described on pages 45 and 46, the Committee relies upon Mercer to provide benchmarking for senior executives and utilizes consumer products companies that are part of Mercer’s proprietary database as the basis for the primary peer group (the CPG peer group). The participants in the survey that Mercer uses to generate the database vary over time, with some companies choosing to participate every two to three years, rather than every year. As a result, the composition of Mercer’s database changes each year. Due to changes in survey participants, Mercer recommended and the Committee approved changes to the CPG peer group to be used in connection with compensation decisions made for 2010. The CPG peer group for 2010 will have the 40 companies listed below, one fewer than the group used for 2009. Of the 40 companies, 28 were included in the 2009 CPG peer group. The 40 companies in the group have a median revenue of $6 billion. The Committee believes the CPG peer group continues to contain organizations that have comparable business characteristics to the Company in that the peer group focuses on food and beverage companies which are the Company’s key talent and business competitors.

Companies included in the 2010 CPG peer group are as follows:

ACH Food Companies, Inc.	H.J. Heinz Company	Reckitt Benckiser, Inc.
Bacardi U.S.A., Inc.	Kellogg Company	Reynolds American, Inc.
Bob Evans Farms, Inc.	Keystone Foods LLC	Rich Products Corporation
Brown-Forman Corporation	Kimberly-Clark Corporation	Riviana Foods Inc.
California Pizza Kitchen, Inc.	Lance, Inc.	Sara Lee Corporation
Chiquita Brands International, Inc.	Land O’Lakes, Inc.	The Coca-Cola Company
Colgate-Palmolive Company	Mars North America	The Dannon Company, Inc.
ConAgra Foods, Inc.	McDonald’s Corporation	The Estée Lauder Companies Inc.
Darden Restaurants, Inc.	MillerCoors LLC	The Schwan Food Company
Dean Foods Company	Molson Coors Brewing Company	Unilever United States, Inc.
Del Monte Foods Company	Nestlé USA, Inc.	Wells’ Dairy, Inc.
Dole Food Company, Inc.	Ocean Spray Cranberries, Inc.	Wendy’s/Arby’s Group, Inc.
Dunkin’ Brands, Inc.	Ralcorp Holdings, Inc.	Wm. Wrigley Jr. Company
Farmland Foods, Inc.

As discussed above, based on changes in participants in the survey that Mercer uses to generate their proprietary database and the consolidation of reporting by two of the companies in the 2009 database (Wendy’s International, Inc. and Arby’s Restaurant Group, Inc.) a total of 40 companies are included in the 2010 CPG peer group. The 12 companies added to the 2009 CPG peer group are as follows:

ACH Food Companies, Inc.	Lance, Inc.
Bacardi U.S.A., Inc.	MillerCoors LLC
Brown-Forman Corporation	Molson Coors Brewing Company
Dean Foods Company	Ocean Spray Cranberries, Inc.
Dole Food Company, Inc.	Riviana Foods Inc.
Keystone Foods LLC	The Dannon Company, Inc.

The 12 companies deleted from the 2009 CPG peer group are as follows:

Anheuser-Busch Companies, Inc.	Pernod Ricard USA, LLC
Burger King Holdings, Inc.	S. C. Johnson & Son, Inc.
Energizer Holdings, Inc.	Smithfield Foods, Inc.
International Dairy Queen, Inc.	Tyson Foods, Inc.
Interstate Bakeries Corporation	Welch Foods, Inc.
Jack in the Box Inc.	Yum! Brands, Inc.

Based upon the acquisition of Cadbury plc by Kraft Foods Inc., the Committee removed Cadbury plc from the financial peer group for the purpose of measuring three-year relative TSR for the 2010-2012 performance cycle PSU awards. Data from Cadbury plc was included in the financial performance and compensation data provided by Mercer for the financial peer group that was used by the Committee as a secondary reference point in assessing 2010 compensation levels for Hershey’s executive officers.

Have there been any other actions with respect to executive compensation since the end of 2009?

Based upon the recommendation of the Committee, the independent directors of the Board approved a 3% increase to Mr. West’s base salary and an increase in his annual incentive award target from 100% to 120% of base salary. The Committee approved increases in base salary averaging 4% for all of the executive officers reporting to Mr. West, and an increase in the annual and long-term incentive award targets for Messrs. Bilbrey and O’Day. These changes move

Mr. Bilbrey’s and Mr. O’Day’s incentive targets to a level comparable with those paid at peer companies and tie a more significant amount of their total compensation to the Company’s long-term results.

Based upon the actions described above, base salaries and annual and long-term incentive targets (each as a percentage of base salary) for our named executive officers are as follows:

Name	2010 Base Salary ($)	2010 One Hershey Incentive Program Target (%)	2010 Long-Term Incentive Award Target (%)
D. J. West	1,030,000	120	300
H. P. Alfonso	515,000	70	190
J. P. Bilbrey	600,000	80	200
T. L. O’Day	468,000	65	165
B. H. Snyder	500,000	60	135

The Committee also approved metrics for the 2010 One Hershey Incentive Program. The financial performance metrics and weighting for the 2010 One Hershey Incentive Program are 40% based on consolidated net sales, 40% based on adjusted earnings per share-diluted and 20% based on operating cash flow. Operating cash flow is defined as the average of cash from operations less pension contributions and commodities hedging transactions, measured in five 12-month periods ending on December 31, 2009, April 4, 2010, July 4, 2010, October 3, 2010 and December 31, 2010. The One Hershey Incentive Program targets for 2010 are centered around the Company’s publicly-announced financial expectations for 2010: net sales growth of 3% to 5%, adjusted earnings per share-diluted that will be in line with our long-term objective of 6% to 8%, and operating cash flow generated by performance consistent with these expectations.

The Committee approved a design for the One Hershey Incentive Program for 2010 consistent with 2009. For executive officers other than Mr. West, the weighting of Company financial performance metrics will account for 75% of their target award under the One Hershey Incentive Program. The remaining 25% of the target award will be based upon individual performance. The Committee recommended and the independent directors approved no changes to the structure of Mr. West’s 2010 short-term incentive target award, believing that it should continue to be based entirely upon achievement of Company financial results. The Committee approved continued inclusion of a values modifier in the One Hershey Incentive Program award calculations for executive officers, excluding Mr. West. One Hershey Incentive Program award payments for 2010, if any, will be decreased by 10% for executive officers reporting to Mr. West who do not demonstrate the Hershey Values.

As it did in 2009, the Committee has retained discretion to increase or decrease by up to 30% the funds allocated for payment of the component of 2010 short-term incentive program awards for all employees excluding Mr. West, that are based upon the Company’s financial performance metrics. Based upon the recommendation of the Committee, the independent directors of the Board agreed that at the end of 2010, funds allocated for payment of Mr. West’s bonus could be increased or decreased up to 30% based upon the discretion of the independent directors of the Board based on progress in achievement of strategic priorities.

In February 2010, the Committee approved contingent target awards of PSUs under the Incentive Plan for the 2010-2012 performance cycle for the executive officers with the exception of Mr. West. In February 2010, the independent directors as a group approved the Committee’s recommendation for a contingent target award of PSUs for the 2010-2012 performance cycle for Mr. West of 55,650 PSUs, which exceeds the target level of 150% and is equal to approximately 194% of his 2010 base salary. The contingent target PSU awards for Mr. West and all of the executive officers represent approximately 50% of the value of their long-term incentive grant. Metrics approved by the Committee for the 2010-2012 performance cycle are consistent with those of the 2009-2011 performance cycle: three-year relative TSR versus the financial peer group (50% of the target award); three-year compound annual growth in adjusted earnings per share-diluted measured against an internal target (12.5% of the target award); and annual growth in adjusted earnings per share-diluted measured against an internal target for each year of the three-year performance cycle (12.5% of the target award per year). The metrics approved by the Committee for TSR provide target-level awards for achieving performance at the median of the financial peer group. Targets for our three-year and 2010 annual growth rate in adjusted earnings per share-diluted are in line with our publicly-announced financial expectations. Payment, if any, for awards will be made in shares of the Company’s Common Stock at the conclusion of the three-year performance cycle. The Committee will approve the targets for the adjusted earnings per share-diluted metrics at the beginning of each of the three years in the performance cycle. The annual setting of targets for a portion of the performance cycle award payment provides a stronger link between performance and payout in that the Committee can set performance targets for a portion of the award that reflect current business conditions at the start of each year. The maximum award for any participant in the 2010-2012 performance cycle is 250% of the contingent target award.

In February 2010, the Committee approved stock option awards for the executive officers other than Mr. West representing approximately 50% of their individual long-term incentive targets. In February 2010, the independent directors as a group approved the Committee’s recommendation for a 2010 stock option award for Mr. West with a value, using the Black-Scholes option-pricing model, of $2 million which exceeds the target level of 150% and is approximately 194% of his 2010 base salary.

In what other ways do we align the interests of executive officers with the interests of stockholders?

The Company believes that requiring executive officers to hold significant amounts of our Common Stock strengthens the alignment of the executive officers with the interest of stockholders and promotes achievement of long-term business objectives. We have had executive stock ownership requirements for well over 20 years. The ownership requirements were most recently modified in 2008 based upon external market comparisons provided by Mercer.

Elected and appointed officers are required to accumulate the minimum number of shares to meet their stock ownership level within five years of their initial election or appointment to their position. For purposes of this requirement, “shares” include shares of our Common Stock that are owned by the officer, unvested time-based RSUs, as well as vested RSUs and PSUs that have been deferred by the officer as common stock units under our Deferred Compensation Plan. Currently, minimum stockholding requirements for executive and appointed officers range from one to five times base salary, as described in the table below. The dollar value of shares which must be acquired and held equals a multiple of the individual executive’s base salary. The number of shares to be held is updated whenever a change in base salary occurs.

Position	Stock Ownership Level
CEO	5 times base salary
COO	4 times base salary
CFO and other Executive Officers reporting directly to the CEO	3 times base salary
Other Executive Officers and Appointed Vice President Officers	1 times base salary

Failure to reach the minimum within the five-year period results in a notification letter to the executive, with a copy to the CEO, and a requirement that future stock option exercises and PSU payments be settled by retaining at least 50% of the shares of Common Stock received until the minimum ownership level is reached. The Committee receives an annual summary of each individual officer’s ownership status to monitor compliance.

As of March 8, 2010, the record date for the annual meeting, the value of Common Stock owned by Mr. West totaled approximately 2.7 times his base salary. He is required to accumulate shares equal to five times his base salary by October 2, 2012.

Compensation Committee Report

To Our Stockholders:

We have reviewed and discussed with management the Compensation Discussion and Analysis, beginning on page 43. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation and Executive Organization Committee of the Board of Directors:

Robert F. Cavanaugh, Chair

James E. Nevels

David L. Shedlarz

The independent members of the Board of Directors who are not members of the Compensation and Executive Organization Committee join in the Compensation Committee Report with respect to the approval of Mr. West’s compensation.

Charles A. Davis

Thomas J. Ridge

LeRoy S. Zimmerman

Summary Compensation Table

The following table and accompanying footnotes provide information regarding compensation earned, held by, or paid to, individuals holding the positions of Chief (Principal) Executive Officer, Chief (Principal) Financial Officer, and three of our other executive officers. In 2009, the five executive officers shown below were the most highly compensated of our executive officers using the methodology for determining “total compensation” provided by the SEC. We refer to these five executive officers as our named executive officers. Mr. O’Day was not a named executive officer in the Company’s 2009 or 2008 proxy statements; therefore, information on his 2008 or 2007 compensation is not included.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non- Equity Incentive Plan Compen- sation(5) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(6) ($)	All Other Compen- sation(7) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
D. J. West President and Chief Executive Officer(8)	2009 2008 2007	1,000,000 1,000,000 737,165	— — —	1,500,427 2,502,599 2,508,186	1,500,022 1,500,028 1,103,560	2,267,730 1,128,400 —	1,613,252 574,406 161,112	122,598 86,966 72,318(9)	8,004,029 6,792,399 4,582,341

H. P. Alfonso Senior Vice President, Chief Financial Officer(8)	2009 2008 2007	500,000 500,000 448,180	— — —	476,689 762,003 854,395	475,006 255,781 357,138	576,032 394,560 34,195	24,069 13,319 5,516	161,840 97,274 82,975	2,213,636 2,022,937 1,782,399

J. P. Bilbrey Senior Vice President, President Hershey North America	2009 2008 2007	550,000 517,366 404,598	— — —	555,119 1,252,586 405,479	514,274 444,137 320,513	711,022 411,432 36,718	723,957 344,852 202,354	54,422 34,997 34,238	3,108,794 3,005,370 1,403,900

T. L. O’Day Senior Vice President, Global Operations	2009	450,000	—	337,728	337,504	458,387	—	100,626	1,684,245

B. H. Snyder Senior Vice President, General Counsel and Secretary	2009 2008 2007	485,000 485,000 435,000	— — —	330,692 958,979 569,114	357,469 357,461 292,023	486,484 327,713 —	454,397 353,883 302,911	38,142 32,818 21,490	2,152,184 2,515,854 1,620,538

(1)	Column (c) reflects annual base salary earned, on an accrual basis, for the years indicated and includes Internal Revenue Code Section 125 deductions pursuant to The Hershey Company Program of Flexible Benefits and amounts deferred by the named executive officers in accordance with the provisions of our 401(k) Plan.

(2)	As indicated in Column (d), no discretionary bonuses were paid to any named executive officer for 2009.

(3)	Column (e) includes the dollar value of contingent target PSU awards at their grant date fair value. The number and grant date fair value of PSUs awarded each named executive officer for the 2009-2011 performance cycle appear in Columns (g) and (l) of the Grants of Plan-Based Awards table.

Assuming the highest level of performance is achieved for each of the PSU awards included in Column (e) the value of the awards at grant date for each of the named executive officers would be as follows:

Name	Year	Maximum Value at Grant Date ($)
D. J. West	2009	3,751,068
	2008	5,254,277
	2007	3,752,565
H. P. Alfonso	2009	1,191,723
	2008	1,619,503
	2007	1,070,363
J. P. Bilbrey	2009	1,169,735
	2008	1,421,618
	2007	1,013,696
T. L. O’Day	2009	844,320
B. H. Snyder	2009	826,730
	2008	1,190,261
	2007	906,660

Column (e) also includes the grant date fair value of RSU awards granted in the years indicated. The unvested portion of these RSU awards is included in the amounts presented in Columns (g) and (h) of the Outstanding Equity Awards table on page 68. The number of shares acquired and value received by the named executive officers with respect to RSU awards that vested in 2009 is included in Columns (d) and (e) of the Option Exercises and Stock Vested table on page 70.

(4)	Column (f) presents the grant date fair value of stock options awarded the executive for the years indicated and does not reflect the value of shares actually received or which may be received in the future with respect to such stock options. The assumptions we made to determine the value of these awards are set forth in Note 17 to the Company’s Consolidated Financial Statements included in our 2009 Annual Report to Stockholders that accompanies this proxy statement. The number and grant date fair value of stock options awarded to each named executive officer during 2009 appears in Columns (j) and (l) of the Grants of Plan-Based Awards table.

As indicated on the Option Exercises and Stock Vested table, none of the named executive officers received cash or stock from the exercise of any option awards in 2009.

(5)	As discussed in the Compensation Discussion and Analysis and as shown in Column (g), the Committee determined that payments would be awarded under our annual incentive program, which we refer to as the One Hershey Incentive Program, to the named executive officers for 2009. Awards under the One Hershey Incentive Program are based on pay received in a calendar year. For Messrs. Alfonso and Bilbrey, Column (g) includes the amount of annual incentive program payments made to executives for business unit performance in 2007.

(6)	Column (h) reflects the change in the actuarial present value of the named executive officer’s pension benefit under the Company’s tax-qualified pension plan, the Compensation Limit Replacement Plan, or CLRP, and the DB SERP, from the pension plan measurement date used in preparing the 2008 audited financial statements to the pension plan measurement date used in preparing the 2009 audited financial statements, determined using the interest rate and mortality rate assumptions consistent with those used in our 2009 audited financial statements. Messrs. Alfonso and O’Day do not participate in the DB SERP, as they participate in the DC SERP, a plan authorized under the Company’s Deferred Compensation Plan. DC SERP contributions for Messrs. Alfonso and O’Day are included in Column (i) as listed in Note 7 below.

The named executive officers also participate in our non-qualified Deferred Compensation Plan under which amounts deferred are credited with “earnings” based on the performance of one or more third-party investment options available to all participants in our 401(k) Plan. No portion of the “earnings” credited during 2009 was “above market” or “preferential.” Consequently, no Deferred Compensation Plan earnings are included in amounts reported in Column (h) above. See the Pension Benefits table on page 73 and the Non-Qualified Deferred Compensation table on page 75 for more information on the benefits payable under the qualified pension plan, DB SERP and Deferred Compensation Plan to the named executive officers.

(7)	All other compensation includes 401(k) matching contributions, perquisites and other amounts as described below. Benefits based upon a percent of base salary are computed as a percent of pay received in a calendar year.

Name	Year	Amount ($)	Description
D. J. West	2009	86,484 14,858 11,025 8,750 800 681	Supplemental 401(k) match Personal use of Company aircraft 401(k) match Company-paid financial counseling Reimbursement of personal tax return preparation fee Supplemental retirement contribution
	2008	35,461 30,978 10,350 8,750 800 627

Supplemental 401(k) match (See footnote 9)

Personal use of Company aircraft

401(k) match

Company-paid financial counseling

Reimbursement of personal tax return preparation fee

Supplemental retirement contribution

	2007	30,223 22,556 9,148 9,018 800 573

Personal use of Company aircraft

Supplemental 401(k) match

401(k) match (See footnote 9)

Company-paid financial counseling

Reimbursement of personal tax return preparation fee

Supplemental retirement contribution

H. P. Alfonso	2009	114,224 30,096 11,025 5,695 800	DC SERP contribution Supplemental 401(k) match 401(k) match Company-paid financial counseling Reimbursement of personal tax return preparation fee
	2008	66,702 13,663 10,350 5,759 800	DC SERP contribution Supplemental 401(k) match 401(k) match Company-paid financial counseling Reimbursement of personal tax return preparation fee
	2007	55,853 10,125 9,982 6,928 87	DC SERP contribution 401(k) match Supplemental 401(k) match Company-paid financial counseling Company-paid relocation expenses
J. P. Bilbrey	2009	33,191 11,025 8,750 800 656	Supplemental 401(k) match 401(k) match Company-paid financial counseling Reimbursement of personal tax return preparation fee Supplemental retirement contribution
	2008	14,495 10,350 8,750 800 602	Supplemental 401(k) match 401(k) match Company-paid financial counseling Reimbursement of personal tax return preparation fee Supplemental retirement contribution
	2007	10,125 8,832 7,979 5,954 800 548	401(k) match Company-paid financial counseling Supplemental 401(k) match Personal use of Company aircraft Reimbursement of personal tax return preparation fee Supplemental retirement contribution

Name	Year	Amount ($)	Description
T. L. O’Day	2009	58,413 11,025 10,004 7,350 6,710 6,669 455

DC SERP contribution

401(k) match

Supplemental 401(k) match

Core Retirement Contribution (See footnote 10)

Company-paid financial counseling

Supplemental Core Retirement Contribution (See footnote 10)

Reimbursement of personal tax return preparation fee

B. H. Snyder	2009	26,387 11,025 730	Supplemental 401(k) match 401(k) match Company-paid financial counseling
	2008	11,423 11,045 10,350	Supplemental 401(k) match Company-paid financial counseling 401(k) match
	2007	10,125 9,450 1,915	401(k) match Supplemental 401(k) match Company-paid financial counseling

Amounts shown for personal use of the Company aircraft were computed on the basis of the incremental expense incurred by the Company for the flights.

(8)	Mr. West was Senior Vice President, Chief Financial Officer when he was elected Executive Vice President, Chief Operating Officer on January 24, 2007. Mr. West continued to hold the position of Chief Financial Officer through July 15, 2007. He was elected President on October 2, 2007 and President and Chief Executive Officer on December 1, 2007. Mr. Alfonso was elected Chief Financial Officer on July 16, 2007.

(9)	In addition to Supplemental 401(k) match attributable to 2008, the 2008 Supplemental 401(k) match amount for Mr. West includes a Company contribution made in April 2008 to reflect 2007 Company match that was forfeited as a result of the 401(k) Plan non-discrimination testing. Based on Internal Revenue Service (IRS) limits, Mr. West’s 2007 401(k) match was reduced by the forfeited amount valued as of December 31, 2007.

(10)	As are all new hires since January 1, 2007, Mr. O’Day is eligible to receive a contribution to his 401(k) Plan account equal to 3% of base salary up to the maximum amount permitted by the IRS. We call this contribution the Core Retirement Contribution. For 2009, he also received a Supplemental Core Retirement Contribution of 3% of base salary in excess of the IRS limit.

Grants of Plan-Based Awards

The following table and explanatory footnotes provide information with regard to the potential cash award that might have been earned during 2009 under the One Hershey Incentive Program, and with respect to each PSU, stock option and RSU awarded to each named executive officer during 2009. The amounts that were earned under the One Hershey Incentive Program during 2009 by the named executive officers are set forth in Column (g) of the Summary Compensation Table.

Grants of Plan-Based Awards

2009

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Under- lying Options(5) (#)	Exercise or Base Price of Option Awards(6) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(7) ($)
		Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
D. J. West	02/17/2009	29,077	1,038,462	2,700,000	1,066	42,650	106,625	—	282,490	34.89	3,000,449
H. P. Alfonso	02/16/2009	818	363,462	890,481	339	13,550	33,875	—	—	—	476,689
	02/17/2009	—	—	—	—	—	—	—	89,455	34.89	475,006
J. P. Bilbrey	02/16/2009	964	428,365	1,049,495	333	13,300	33,250	—	—	—	467,894
	02/17/2009	—	—	—	—	—	—	2,500	96,850	34.89	601,499
T. L. O’Day	02/16/2009	631	280,385	686,942	240	9,600	24,000	—	—	—	337,728
	02/17/2009	—	—	—	—	—	—	—	63,560	34.89	337,504
B. H. Snyder	02/16/2009	680	302,192	740,371	235	9,400	23,500	—	—	—	330,692
	02/17/2009	—	—	—	—	—	—	—	67,320	34.89	357,469

(1)	All awards presented were made in accordance with the Company’s stockholder-approved Incentive Plan. Dates listed in Column (b) represent the Grant Date for PSUs reflected in Columns (f), (g) and (h), RSUs listed in Column (i), and the stock options listed in Column (j).

(2)	The amounts shown in Columns (c), (d) and (e) represent the threshold, target and maximum potential amounts that might have been payable based on the One Hershey Incentive Program targets, including the possible 30% adjustment to financial scores, approved for the named executive officers in February 2009, based on pay received in 2009.

The threshold amount is the amount that would have been payable had the minimum score been achieved. Target is the amount payable had the business and individual performance scores been 100% on all metrics. The maximum amount reflects the highest amount payable for maximum scoring on all metrics.

(3)	The number of units presented in Columns (f), (g) and (h) represents PSUs for the 2009-2011 performance cycle. Each PSU represents the value of one share of our Common Stock. The number of PSUs earned for the 2009-2011 performance cycle will depend upon achievement against the following metrics: three-year relative TSR versus the financial peer group (50% of the target award); three-year compound annual growth in adjusted earnings per share-diluted measured against an internal target (12.5% of the target award); and annual growth in adjusted earnings per share-diluted measured against an internal target for each year of the three-year performance cycle (12.5% of the target award per year). Payment, if any, for awards will be made in shares of the Company’s Common Stock at the conclusion of the three-year performance cycle. The Committee will approve the targets for the annual adjusted earnings per share-diluted metrics at the beginning of each of the three years in the performance cycle. The minimum award as shown in Column (f) is payable for achievement of the threshold level of performance on one of the metrics and the maximum award as shown in Column (h) is payable at achievement of the maximum level of performance on all metrics.

More information regarding PSUs and the 2009 awards can be found in the Compensation Discussion and Analysis and the Outstanding Equity Awards table.

(4)	Column (i) includes RSU awards granted in 2009 as discussed beginning on page 55 of the Compensation Discussion and Analysis.

(5)	The number of options awarded to each named executive officer on February 17, 2009 was calculated as one-half of the executive’s long-term incentive target percentage times his 2009 base salary divided by the Black-Scholes value of $5.31 for each option. The Black-Scholes value is based on the $34.89 exercise price for these options determined as the closing price of the Company’s Common Stock on the award date, February 17, 2009.

All options awarded by the Company have a ten-year term, subject to earlier expiration in the event of termination of employment, and vest in 25% increments over four years, subject to acceleration in the event of a change in control of the Company and continued vesting in the event of retirement, death or disability.

More information regarding stock options and the 2009 award can be found in the Compensation Discussion and Analysis and the Outstanding Equity Awards table below.

(6)	This column presents the exercise price for each option award based upon the closing price of the Company’s Common Stock on the New York Stock Exchange on the award date shown in Column (b).

(7)	Column (l) presents the aggregate grant date fair value of the target number of PSUs reported in Column (g), grant date fair value of RSU awards reported in Column (i) and the stock options reported in Column (j), as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in determining these amounts are set forth in Note 17 to the Company’s Consolidated Financial Statements included in our 2009 Annual Report to Stockholders that accompanies this proxy statement.

Outstanding Equity Awards

The following table provides information regarding unexercised stock options and unvested stock awards held by our named executive officers as of December 31, 2009. All values in the table are based on a market value for our Common Stock of $35.79, the closing price of our Common Stock on December 31, 2009, the last trading day of 2009, as reported by the New York Stock Exchange.

Outstanding Equity Awards

As of December 31, 2009

Name	Option Awards(1)					Stock Awards
	Number of Securities Underlying Unexercised Options(2) (#) Exercisable	Number of Securities Underlying Unexercised Options(3) (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
D. J. West	— 60,485 18,700 28,126 21,788 39,200 6,000 54,100 64,100 25,000 5,000	282,490 181,455 18,700 28,124 7,262 — — — — — —	— — — — — — — — — — —	34.890 35.870 45.780 54.680 52.300 61.700 55.540 37.755 32.250 34.655 29.515	02/16/2019 02/12/2018 10/01/2017 04/22/2017 02/15/2016 02/14/2015 12/31/2014 02/01/2014 02/02/2013 01/21/2012 05/20/2011	— — — — — — — — — — —	— — — — — — — — — — —	106,625 95,250 — — — — — — — — —	3,816,109 3,408,998 — — — — — — — — —
Total	322,499	518,031	—	—	—	—	—	201,875	7,225,107
H. P. Alfonso	— 10,313 7,850 7,400 14,100	89,455 30,942 7,850 7,400 4,700	— — — — —	34.890 35.870 46.640 54.680 55.560	02/16/2019 02/12/2018 08/05/2017 04/22/2017 07/16/2016	3,135 — — — —	122,645 — — — —	33,875 30,250 — — —	1,212,386 1,082,648 — — —
Total	39,663	140,347	—	—	—	3,135	122,645	64,125	2,295,034
J. P. Bilbrey	— 17,908 12,376 14,775 15,750 24,600 23,250	96,850 53,727 12,374 4,925 — — —	— — — — — — —	34.890 35.870 54.680 52.300 61.700 37.755 38.850	02/16/2019 02/12/2018 04/22/2017 02/15/2016 02/14/2015 02/01/2014 11/30/2013	13,750 — — — — — —	515,169 — — — — — —	33,250 25,750 — — — — —	1,190,018 921,593 — — — — —
Total	108,659	167,876	—	—	—	13,750	515,169	59,000	2,111,611
T. L. O’Day	— 2,936	63,560 8,809	— —	34.890 35.230	02/16/2019 12/01/2018	— —	— —	24,000 21,500	858,960 769,485
Total	2,936	72,369	—	—	—	—	—	45,500	1,628,445
B. H. Snyder	— 14,413 11,276 17,813 20,500 31,900	67,320 43,242 11,274 5,937 — —	— — — — — —	34.890 35.870 54.680 52.300 61.700 37.755	02/16/2019 02/12/2018 04/22/2017 02/15/2016 02/14/2015 02/01/2014	5,000 — — — — —	187,875 — — — — —	23,500 21,000 — — — —	841,065 751,590 — — — —
Total	95,902	127,773	—	—	—	5,000	187,875	44,500	1,592,655

(1)

Columns (b) through (f) present information about stock options awarded to each named executive officer under the Incentive Plan. Each option vests as to 25% of the shares on each of the first four anniversaries of the grant date, subject to earlier vesting in the event of a change in control. Generally, upon termination of employment, vested options must be exercised and unvested options are cancelled, except in the case of retirement, death, or disability in which case the options continue to vest as scheduled and may be exercised for up to five years after termination of employment. If termination occurs within two years after a change in control for any reason other than for Cause or by the executive without Good Reason as defined in the Executive Benefits Protection Plan, vested options may be exercised for one year after termination. If an executive officer is under age 55 and his or her employment is terminated for reasons other than for Cause or for Good Reason, the executive will be eligible to exercise all vested stock options and a prorated portion of his or her unvested stock options held on the date of separation from service for a period of 120 days following separation. No option may be exercised after its expiration date.

(2)	Options listed in Column (b) are vested and may be exercised by the executive at any time subject to the terms of the stock option.

(3)	Options listed in Column (c) have not vested as of December 31, 2009. The following table provides information with respect to the dates on which these options are scheduled to vest, subject to continued employment (or retirement, death or disability), prorating in the event of severance, and to acceleration in the event of a change in control.

Grant Date	Future Vesting Dates	Number of Options Vesting
		D. J. West	H. P. Alfonso	J. P. Bilbrey	T. L. O’Day	B. H. Snyder
02/17/2009	02/17/2010 02/17/2011 02/17/2012 02/17/2013	70,622 70,623 70,622 70,623	22,363 22,364 22,364 22,364	24,212 24,213 24,212 24,213	15,890 15,890 15,890 15,890	16,830 16,830 16,830 16,830
12/02/2008	12/02/2010	—	—	—	2,936	—
	12/02/2011	—	—	—	2,936	—
	12/02/2012	—	—	—	2,937	—
02/13/2008	02/13/2010 02/13/2011 02/13/2012	60,485 60,485 60,485	10,314 10,314 10,314	17,909 17,909 17,909	— — —	14,414 14,414 14,414
10/02/2007	10/02/2010 10/02/2011	9,350 9,350	— —	— —	— —	— —
08/06/2007	08/06/2010 08/06/2011	— —	3,925 3,925	— —	— —	— —
04/23/2007	04/23/2010 04/23/2011	14,062 14,062	3,700 3,700	6,187 6,187	— —	5,637 5,637
07/17/2006	07/17/2010	—	4,700	—	—	—
02/16/2006	02/16/2010	7,262	—	4,925	—	5,937
Total per Executive		518,031	140,347	167,876	72,369	127,773

(4)	Column (g) for Mr. Alfonso includes 3,135 unvested RSUs awarded Mr. Alfonso in 2007 and 2006. These RSUs will vest as follows: 2,635 units on May 1, 2010 and 500 units on September 1, 2010.

Column (g) for Mr. Bilbrey includes 13,750 unvested RSUs awarded Mr. Bilbrey in 2009 and 2008. These RSUs will vest as follows: increments of 625 units on March 17, 2010, February 17, 2011, February 17, 2012 and February 17, 2013; and increments of 3,750 units on June 3, 2010, June 3, 2011, and June 3, 2012.

Column (g) for Mr. Snyder includes 5,000 unvested RSUs awarded Mr. Snyder in 2008. These RSUs will vest on December 31, 2010.

(5)	Column (h) contains the value of the RSUs reported in Column (g) using a price per share of our Common Stock of $35.79, the closing price of our Common Stock on the New York Stock Exchange on December 31, 2009, the last trading day of 2009. Column (h) also includes accrued dividend equivalents through December 31, 2009 on the RSUs included in Column (g). Accrued dividends will be paid in cash upon vesting.

(6)	For each named executive officer, the first number in Column (i) is the maximum number of PSUs awarded for the 2009-2011 performance cycle. The second number in Column (i) is the maximum number of PSUs awarded for the 2008-2010 performance cycle. Based on progress to date against goals, amounts presented in Column (i) for the 2009-2011 performance cycle are at maximum, which is 250% of target, and amounts presented in Column (i) for the 2008-2010 performance cycle are at maximum, which is 250% of target. The actual number of PSUs earned, if any, will be determined at the end of each performance cycle and may be less than the amount reflected in Column (i).

(7)	Column (j) contains the value of PSUs reported in Column (i) using the price per share of our Common Stock of $35.79, the closing price of our Common Stock on the New York Stock Exchange on December 31, 2009, the last trading day of 2009.

Option Exercises and Stock Vested

The following table and explanatory footnotes provide information with regard to amounts paid to or received by our named executive officers during 2009 as a result of the exercise of stock options or the vesting of stock awards.

Option Exercises and Stock Vested

2009

Name	Option Awards(1)		Stock Awards(2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
D. J. West	—	—	38,175	1,366,283
H. P. Alfonso	— —	— —	10,875 6,058(3)	389,216 243,793
J. P. Bilbrey	— —	— —	10,350 5,000(4)	370,427 195,738
T. L. O’Day	—	—	—	—
B. H. Snyder	— —	— —	9,225 5,000(5)	330,163 187,875

(1)	None of the named executive officers exercised stock options in 2009. Therefore no values are shown in Column (b), the number of stock options exercised by the named executive officer during 2009, or Column (c), the market value at the time of exercise of the shares purchased less the exercise price paid.

(2)	As results were below the financial targets set at the beginning of the 2007-2009 PSU performance cycle that ended on December 31, 2009, no payments were made to any executives for the 2007-2009 performance cycle. Consequently, no awards are included in Column (d) with respect to PSU awards for the 2007-2009 performance cycle. The results of the 2008-2009 PSU performance cycle that ended on December 31, 2009 exceeded the financial targets, and are reflected at maximum award level in Column (d), 150% of target. Per the terms of the 2008-2009 performance cycle award, any PSUs earned for the 2007-2009 performance cycle would have reduced the total PSUs earned for the 2008-2009 performance cycle. Since no units were earned for the 2007-2009 performance cycle, no reduction of the 2008-2009 performance cycle units was made.

Column (d) includes the number of PSUs from the 2008-2009 cycle that ended on December 31, 2009 that was determined by the Committee, or by the independent members of our Board in the case of Mr. West, to be earned. These PSUs were paid in February 2010. In accordance with the PSU award, each PSU represents one share of our Common Stock valued in Column (e) at $35.79, the closing price of our Common Stock on the New York Stock Exchange on December 31, 2009, the last trading day of 2009.

Column (d) also includes the number of RSUs that vested in 2009 as a result of prior year awards. These awards are described in more detail in the following footnotes.

(3)	On May 1, 2009, 2,558 RSUs awarded to Mr. Alfonso in 2007 vested. Mr. Alfonso elected to defer 100% of this award. On the vesting date of these RSUs, Mr. Alfonso received a cash payment of $6,018, equivalent to dividends that would have been earned on these RSUs had he held Common Stock instead of RSUs during the vesting period. Mr. Alfonso utilized the net cash received in lieu of dividends on the RSUs designated for deferral to meet tax obligations on the deferred portion of his award, resulting in deferral of all 2,558 shares.

On July 17, 2009, 3,000 RSUs awarded to Mr. Alfonso in 2006 vested. Mr. Alfonso elected to defer 75% of this award payment and receive immediate payment in shares of the Company’s Common Stock for the remaining 25%. On the vesting date of these RSUs, Mr. Alfonso received a cash payment of $10,380, equivalent to dividends that would have been earned on these RSUs had he held Common Stock instead of RSUs during the vesting period. Mr. Alfonso utilized the net cash received in lieu of dividends on the RSUs designated for deferral to meet tax obligations on the deferred portion of his award, resulting in deferral of 2,250 shares. Based on Mr. Alfonso’s deferral election, these 2,250 RSUs will be paid as shares of Common Stock, net of applicable taxes in 2013. Mr. Alfonso utilized the remaining net cash received in lieu of dividends on the RSUs designated for deferral along with the net cash received in lieu of dividends on the RSUs designated for immediate payment in shares and liquidated 75 RSUs to meet tax obligations on the portion designated for immediate payment, resulting in his receipt of 675 shares of the Company’s Common Stock.

On September 1, 2009, 500 RSUs awarded to Mr. Alfonso in 2006 vested. Mr. Alfonso elected to defer 75% of this award payment and receive immediate payment in shares of the Company’s Common Stock for the remaining 25%. On the vesting date of these RSUs, Mr. Alfonso received a cash payment of $1,744, equivalent to dividends that would have been earned on these RSUs had he held Common Stock instead of RSUs during the vesting period. Mr. Alfonso utilized the net cash received in lieu of dividends on the RSUs designated for deferral to meet tax obligations on the deferred portion of his award, resulting in deferral of 375 shares. Based on Mr. Alfonso’s deferral election, these 375 RSUs will be paid as shares of Common Stock, net of applicable taxes in 2011. Mr. Alfonso utilized the remaining net cash received in lieu of dividends on the RSUs designated for deferral along with the net cash received in lieu of dividends on the RSUs designated for immediate payment in shares and liquidated 14 RSUs to meet tax obligations on the portion designated for immediate payment, resulting in his receipt of 111 shares of the Company’s Common Stock.

The value of the RSUs paid to or deferred by Mr. Alfonso was based on the closing price of the Company’s Common Stock on the trading day prescribed by the Incentive Plan. Required tax withholdings were deducted from all payments. Column (e) reflects the value of the 6,058 shares realized by Mr. Alfonso as the result of vesting of RSUs in 2009 and the cash equivalent of dividends payable on the RSUs vesting in 2009.

(4)	On July 3, 2009, 3,750 RSUs awarded to Mr. Bilbrey in 2008 vested. Mr. Bilbrey elected to receive immediate payment in shares of the Company’s Common Stock. In addition, Mr. Bilbrey received a cash payment of $4,463, equivalent to dividends that would have been earned on these RSUs had he held Common Stock instead of RSUs during the vesting period. Mr. Bilbrey utilized the net cash received in lieu of dividends on the RSUs and liquidated 1,086 RSUs to meet tax obligations, resulting in his receipt of 2,664 shares of the Company’s Common Stock.

On August 8, 2009, 1,250 RSUs awarded to Mr. Bilbrey in 2005 vested. Mr. Bilbrey elected to receive payment for his RSUs in cash and received a gross payment of $48,925. On the vesting date of these RSUs, Mr. Bilbrey also received a cash payment of $5,550, equivalent to dividends that would have been earned on the RSUs had he held Common Stock instead of RSUs during the vesting period. Required tax withholdings were deducted from both payments.

The value of the RSUs paid to Mr. Bilbrey was based on the closing price of the Company’s Common Stock on the trading day prescribed by the Incentive Plan. Required tax withholdings were deducted from all payments. Column (e) reflects the value of the 5,000 shares realized by Mr. Bilbrey as the result of vesting of RSUs in 2009 and the cash equivalent of dividends payable on the RSUs vesting in 2009.

(5)	On December 31, 2009, 5,000 RSUs awarded to Mr. Snyder in 2008 vested. Mr. Snyder elected to receive immediate payment in shares of the Company’s Common Stock. In addition, Mr. Snyder received a cash payment of $8,925, equivalent to dividends that would have been earned on these RSUs had he held Common Stock instead of RSUs during the vesting period. Mr. Snyder utilized the net cash received in lieu of dividends on the RSUs and liquidated 1,409 RSUs to meet tax obligations, resulting in his receipt of 3,591 shares of the Company’s Common Stock. Column (e) reflects the market value of the 5,000 shares on the vesting date and the cash equivalent of dividends paid on the vesting date.

Pension Benefits

Each of the named executive officers, with the exception of Mr. O’Day, is a participant in our tax-qualified defined benefit pension plan and is fully vested in his benefit under that plan. Messrs. West, Bilbrey and Snyder, were eligible to participate in our non-qualified defined benefit Supplemental Executive Retirement Plan, or DB SERP. With the exception of Mr. West, whose eligibility for a DB SERP benefit is described below, no benefit is payable under the DB SERP if the executive officer terminates employment prior to age 55 or if he or she does not have five years of service with the Company. As of December 31, 2009, Mr. Snyder had attained age 55 with five years of service.

The combination of the tax-qualified and DB SERP plans was designed to provide a benefit on retirement at or after reaching age 60 based on a joint and survivor annuity equal to 55% of final average compensation for an executive officer with 15 or more years of service (reduced pro rata for each year of service under 15). Effective January 1, 2007, the benefit payable under the DB SERP to an executive officer who was age 50 or over as of January 1, 2007 was reduced by 10%, and the benefit payable to an executive officer who had not attained age 50 as of January 1, 2007, was reduced by 20%. The benefits payable to Messrs. Bilbrey and Snyder were reduced by 10% and the benefit payable to Mr. West was reduced by 20%.

Final average compensation is calculated as the sum of (i) the average of the highest three calendar years of base salary paid over the last five years of employment with the Company and (ii) the average of the highest three annual incentive program awards for the last five years of employment with the Company, whether received or deferred. The benefit accrued under the DB SERP is payable upon retirement in a lump sum, a life annuity with 50% benefit continuation to the participant’s surviving spouse, or payment may be deferred in accordance with the provisions of the Company’s Deferred Compensation Plan. The lump sum is equal to the actuarial present value of the joint and survivor pension earned, reduced by the lump sum value of the benefits to be paid under the tax-qualified defined benefit pension plan and the value of the executive’s Social Security benefits. If the executive officer terminates employment after age 55 but before age 60, the benefit is reduced for early retirement at a rate of 5% per year for the period until the executive would have turned 60.

Our employment agreement with Mr. West contains special provisions relating to the vesting of his benefit under the DB SERP. Under the employment agreement, Mr. West was fully vested in his accrued DB SERP benefit as of January 2, 2008. If Mr. West terminates employment prior to age 60, the benefit payable upon termination is reduced for early retirement at a rate of 5% per year for the period between termination and attainment of age 60.

The CLRP provides eligible participants the defined benefit he or she would have earned under our tax-qualified defined benefit pension plan were it not for the legal limitation on compensation used to determine benefits. An executive officer who is a participant in DB SERP is not eligible to participate in the CLRP, unless he or she (i) ceases to be designated by the Committee as eligible to participate in the DB SERP prior to his or her termination of employment with the Company, or (ii) has his or her employment involuntarily terminated by the Company, other than for Cause. Such executive officer would then become eligible to participate in the CLRP and to receive a benefit for all years in which he or she would have been a participant of the CLRP, but for his or her designation by the Committee to be eligible to participate in the DB SERP. Executive officers who are eligible for both the DC SERP (described under Non-Qualified Deferred Compensation below) and the tax-qualified defined benefit pension plan receive an additional credit under the CLRP equal to 3% of eligible earnings less the IRS annual limitation on compensation. Mr. Alfonso is the only named executive officer eligible for the CLRP. Upon separation, benefits under the CLRP are payable in a single lump sum or may be deferred into the Deferred Compensation Plan. A participant is eligible for his or her CLRP benefit upon separation from service (subject to the provisions of section 409A) after five years of service or attaining age 55 (unless the participant is terminated for Cause). Payment is also made to the estate of a participant who dies prior to separation from service. Participants who become disabled are 100% vested in their benefit and continue to accrue additional benefits for up to two additional years.

The following table and explanatory footnotes provide information regarding the present value of benefits accrued under the tax-qualified defined benefit pension plan, as applicable, and the DB SERP or CLRP for each named executive officer as of December 31, 2009. The amounts shown for the DB SERP reflect the reduction for the present value of the benefits under the tax-qualified defined benefit pension plan and Social Security benefits.

Pension Benefits

2009

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
D. J. West	Tax-Qualified Defined Benefit Pension Plan	9	129,959	—
	DB SERP	9	3,136,977	—
H. P. Alfonso	Tax-Qualified Defined Benefit Pension Plan	3	18,033	—
	CLRP	3	24,871	—
J. P. Bilbrey	Tax-Qualified Defined Benefit Pension Plan	6	62,573	—
	DB SERP	6	1,574,503	—
T. L. O’Day	—	—	—	—
B. H. Snyder	Tax-Qualified Defined Benefit Pension Plan	27	449,834	—
	DB SERP	27	5,831,854	—

(1)	These amounts have been calculated using interest rate, mortality and other assumptions consistent with those used for financial reporting purposes as set forth in Note 14 to the Company’s Consolidated Financial Statements included in our 2009 Annual Report to Stockholders which accompanies this proxy statement. The actual payments would differ due to plan assumptions. The estimated vested DB SERP benefit as of December 31, 2009 for Mr. West was $2,621,211 and for Mr. Snyder was $5,883,667. The amounts are based on final average compensation of each named executive officer under the terms of the DB SERP as of December 31, 2009:

Name	Final Average Compensation ($)
D. J. West	1,612,710
H. P. Alfonso	N/A
J. P. Bilbrey	855,607
T. L. O’Day	N/A
B. H. Snyder	852,392

Non-Qualified Deferred Compensation

Our named executive officers are eligible to participate in The Hershey Company Deferred Compensation Plan. The Deferred Compensation Plan is a non-qualified plan that permits participants to defer receipt of compensation otherwise payable to them. The Deferred

Compensation Plan is intended to secure the goodwill and loyalty of participants by enabling them to defer compensation when the participants deem it to be beneficial to do so and by providing a vehicle for the Company to provide, on a non-qualified basis, contributions which could not be made on the participants’ behalf to the tax-qualified 401(k) Plan. The Company credits the Deferred Compensation Plan with a specified percentage of compensation for executive officers participating in the non-qualified DC SERP.

Our named executive officers may elect to defer payments to be received as a result of DB SERP, CLRP, the One Hershey Incentive Program, PSU and RSU awards, but not stock options. Amounts deferred are credited to the participant’s account under the Deferred Compensation Plan. Amounts deferred are fully vested and will be paid at a future date or at termination of employment, as the participant may elect. DB SERP and CLRP payments designated for deferral are not credited as earned, but are credited in full upon the participant’s retirement.

Payments are distributed in a lump sum or in annual installments of up to 15 years. All amounts are payable in a lump sum following a change in control. All elections and payments under the Deferred Compensation Plan are subject to compliance with section 409A which may limit elections and require a delay in payment of benefits in certain circumstances.

While deferred, amounts are credited with “earnings” as if they were invested as the participant elects in one or more investment options available under the Deferred Compensation Plan. The investment options under the Deferred Compensation Plan consist of investment in shares of our Common Stock or in mutual funds or other investments available to participants in our 401(k) Plan. The participants’ accounts under the Deferred Compensation Plan will be adjusted daily, up or down, depending upon performance of the investment options elected.

Effective January 1, 2007, we began crediting the deferred compensation accounts of all employees, including the named executive officers, with the amount of employer matching contributions that exceed the limits established by the IRS for contribution to the 401(k) Plan. These amounts are credited in the first quarter of the year after they are earned. As shown in the Notes to the Summary Compensation Table beginning on page 62, these amounts are designated as “Supplemental 401(k) match” and are included as “All Other Compensation” in the year earned. These amounts are also included in Column (c) of the Non-Qualified Deferred Compensation table in the year earned. With the exception of Mr. O’Day, the named executive officers are fully vested in the Supplemental 401(k) match credits and will be paid at a future date or at termination of employment, as elected by the officer.

Effective January 1, 2007, we began crediting the deferred compensation accounts of all employees hired on or after January 1, 2007, including eligible named executive officers, with the amount of core retirement contributions that exceed the limits established by the IRS for contribution to the 401(k) Plan. These amounts are credited in the first quarter of the year after they are earned. As shown in the Notes to the Summary Compensation Table, these amounts are designated as “Supplemental Core Retirement Contribution” and are included as “All Other Compensation” in the year earned. These amounts are also included in Column (c) of the Non-Qualified Deferred Compensation table in the year earned. Mr. O’Day is the only named executive officer eligible for the Supplemental Core Retirement Contribution credit. Mr. O’Day will vest in the Supplemental Core Retirement Contribution credit on the third anniversary of his employment.

Messrs. Alfonso and O’Day are eligible to participate in our DC SERP, a part of the Deferred Compensation Plan. The DC SERP provides annual allocations to the Deferred Compensation

Plan equal to a percentage of compensation determined by the Committee in its sole discretion. In order to receive the annual DC SERP allocation, an executive officer must (i) defer in the 401(k) Plan the maximum amount allowed by the Company or IRS and (ii) be employed on the last day of the plan year unless he or she terminates employment while at least age 55, retires, dies or becomes disabled. After completing five years of service with the Company, an executive officer is vested in 10% increments based on his or her age. An executive age 46 with five years of service is 10% vested and an executive age 55 with five years of service is 100% vested. Mr. Alfonso’s and Mr. O’Day’s annual DC SERP allocation is equal to 12.5% of base salary and One Hershey Incentive Program award for the calendar year, whether paid or deferred.

The following table sets forth information relating to the activity in the Deferred Compensation Plan accounts of the named executive officers during 2009 and the aggregate balance of the accounts as of December 31, 2009.

Non-Qualified Deferred Compensation

2009

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year-End(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)
D. J. West	—	86,484	28,058	—	165,795
H. P. Alfonso	192,075	144,320	73,884	—	809,318
J. P. Bilbrey	—	33,191	55,644	—	795,414
T. L. O’Day	—	75,086	1,419	—	79,750
B. H. Snyder	—	26,387	9,324	—	53,718

(1)	Column (b) reflects amounts that otherwise would have been received by Mr. Alfonso during 2009 as payment of RSU awards, but which were deferred under the Deferred Compensation Plan.

The amount deferred by Mr. Alfonso, $192,075, represents the deferred portion of his 2007 RSU award that vested on May 1, 2009, and 2006 RSU awards that vested July 17, 2009 and September 1, 2009. Mr. Alfonso utilized the net cash received in lieu of dividends on the RSUs designated for deferral to meet the tax obligations on these three deferred awards. The value of Mr. Alfonso’s 2007 RSU award is included in the amount listed for 2007 in Column (e) of the Summary Compensation Table of this proxy statement. The value of his 2006 RSU award is not listed in the Summary Compensation Table of this proxy statement.

(2)	Column (c) reflects the Deferred Compensation Plan Supplemental Core Retirement Contribution and Supplemental 401(k) match contributions earned by each named executive officer in 2009. For Messrs. Alfonso and O’Day, this column also reflects the DC SERP contribution earned in 2009. These amounts are included in the Summary Compensation Table of this proxy statement.

(3)	Column (d) reflects the amount of adjustment made to each named executive officer’s account during 2009 to reflect the performance of the investment options chosen by the officer. Amounts reported in Column (d) were not required to be reported as compensation in our Summary Compensation Table.

(4)	Column (e) reflects payments and withdrawals made for each named officer.

(5)	Column (f) reflects the aggregate balance credited to each named executive officer as of December 31, 2009, including the 2009 amounts reflected in Columns (b), (c) and (d). The following table indicates the portion of the balance that reflects amounts disclosed in a Summary Compensation Table included in proxy statements for years prior to 2009.

Name	Amount Reported in Previous Years ($)
D. J. West	58,017
H. P. Alfonso	494,891
J. P. Bilbrey	210,740
T. L. O’Day	—
B. H. Snyder	20,873

Potential Payments Upon Termination or Change in Control

We have entered into an employment agreement with Mr. West and maintain plans covering our executive officers that will require us to provide incremental compensation in the event of involuntary termination of employment or a change in control. We describe these obligations below.

Overview

We entered into an employment agreement with Mr. West at the time of his promotion to the position of President in October 2007. The agreement has a term of three years and renews daily. The agreement provides for Mr. West’s employment as our President and effective December 1, 2007 as President and Chief Executive Officer and contains provisions relating to his responsibilities, compensation, confidentiality, non-competition and non-solicitation commitments and agreements, and payments, if any, to be made to him upon termination of employment. Mr. West and our other named executive officers participate in the Executive Benefits Protection Plan (Group 3A), or EBPP, amended as of October 9, 2009. The EBPP is intended to help us attract and retain qualified executive employees and maintain a stable work environment by making a provision for the protection of covered executives in connection with a change in control of Hershey or termination of employment under certain circumstances.

Each of our named executive officers was required to sign an Executive Confidentiality and Restrictive Covenant Agreement, or ECRCA, as a condition to receiving long-term incentive compensation awards such as stock options and PSUs. The ECRCA obligates the executive officer to not disclose or misuse our confidential and proprietary information or, for a period of 12 months following termination, carry on any activities that compete with our business.

Termination of employment and a change in control also impact PSUs, RSUs and stock option awards we have made, as well as benefits payable under our employee benefit plans.

The following narrative takes each termination of employment situation – voluntary resignation, discharge for Cause, death, disability, discharge without Cause, and resignation for Good Reason – and a change in control of the Company, and describes the additional amounts, if any, that the Company would pay or provide to Messrs. West, Alfonso, Bilbrey, O’Day and Snyder, or their beneficiaries as a result. The narrative below and the amounts shown reflect certain assumptions we have made in accordance with SEC rules. These assumptions are that the termination of employment or change in control occurred on December 31, 2009 and that the value of a share of our Common Stock on that day was $35.79, the closing price on the New York Stock Exchange on December 31, 2009, the last trading day of 2009.

In addition, in keeping with SEC rules, the following narrative and amounts do not include payments and benefits which are not enhanced by the termination of employment or change in control. These payments and benefits include:

•	Benefits accrued under the Company’s broad-based tax-qualified 401(k) Plan and tax-qualified defined benefit pension plan;

•	Accrued vacation pay, health plan continuation and other similar amounts payable when employment terminates under programs applicable to the Company’s salaried employees generally;

•	Supplemental 401(k) match provided to the named executive officers on the same basis as all other employees eligible for Supplemental 401(k) match;

•	Vested benefits accrued under the DB SERP and account balances held under the Deferred Compensation Plan as described above beginning on pages 71 and 73; and

•	Stock options which have vested and become exercisable prior to the employment termination or change in control.

The payments and benefits described in the five bullet points above are referred to in the following discussion as the executive officer’s “vested benefits.”

Voluntary Resignation

We are not obligated to pay amounts over and above vested benefits to a named executive officer who voluntarily resigns. Vested stock options may not be exercised after the named executive officer’s resignation date unless the officer is age 55 or older, as described in Treatment of Stock Options upon Retirement, Death or Disability below. Mr. West’s vested benefits include his DB SERP benefit per the terms of his employment agreement.

Discharge for Cause

If we terminate a named executive officer’s employment for Cause, we are not obligated to pay the officer any amounts over and above the vested benefits. The named executive officer’s right to exercise vested options expires upon discharge for Cause, and amounts otherwise payable under the DB SERP are subject to forfeiture at the Company’s discretion. In general, a discharge will be for Cause if the executive has intentionally failed to perform his or her duties or engaged in illegal or gross misconduct that harms the Company. Mr. West’s vested benefits include his DB SERP benefit per the terms of his employment agreement.

Death or Disability

If an executive officer dies and has not met the vesting requirements to be eligible to receive a benefit from the DB SERP, no benefits are paid. Messrs. West and Snyder were fully vested in their DB SERP benefits as of December 31, 2009.

A maximum monthly long-term disability benefit of $35,000 is provided for Mr. West and $25,000 for all other named executive officers in the event of long-term disability. Long-term disability benefits are payable until age 65. Long-term disability benefits are offset by other benefits such as Social Security. The maximum amount of the monthly long-term disability payments from all sources, assuming long-term disability on December 31, 2009, is set forth in the tables below. The additional lump sum DB SERP amount that would be payable for Messrs. West and Bilbrey at age 65, attributable to vesting and benefit service credited during the disability period for the DB SERP, if the executive’s disability started on December 31, 2009, is shown on the table below.

Mr. Alfonso participates in the CLRP which provides two additional years of credit after approval for long-term disability benefits. Mr. O’Day is eligible for the Supplemental Core Retirement Contribution and would receive two additional years of Supplemental Core Retirement Contribution credit after approval for long-term disability benefits. Messrs. Alfonso and O’Day participate in the DC SERP which provides two additional years of credit after approval for long-term disability benefits. Those amounts are listed in the table below:

Name	Long-Term Disability Benefit
	Maximum Monthly Amount ($)	Years and Months to Age 65 (#)	Total of Payments to Age 65 ($)	Lump Sum DB SERP/ DC SERP Benefit ($)
D. J. West	35,000	18 years 3 months	7,665,000	4,746,061	(1)
H. P. Alfonso	25,000	12 years 6 months	3,750,000	567,252	(2)
J. P. Bilbrey	25,000	11 years 7 months	3,475,000	4,101,229	(1)
T. L. O’Day	25,000	4 years 6 months	1,350,000	288,251	(2)
B. H. Snyder	25,000	2 years 11 months	875,000	—	(3)

(1)	Reflects additional lump sum amount of DB SERP benefit payable at age 65 attributable to vesting and benefit service credited during the disability period.

(2)	Reflects vesting of DC SERP and other non-vested retirement benefits upon disability.

(3)	Mr. Snyder has exceeded the DB SERP age and service requirements and would receive no incremental amount if he became disabled.

Treatment of Stock Options upon Retirement, Death or Disability

The Incentive Plan provides that all vested stock options remain exercisable for five years following termination due to retirement after age 55, death or disability, but not beyond the original term of the option. Options that are not vested at the time of retirement, death or disability will continue to vest throughout the five-year period following retirement, death or disability according to the original vesting schedule established at the grant date. The following table provides the number of unvested stock options as of December 31, 2009 that would have become vested and remained exercisable during the five-year period following death or disability, or retirement, if applicable, on December 31, 2009, and the value of those options based on the excess of the fair market value of our Common Stock on December 31, 2009 over the option exercise price. Messrs. O’Day and Snyder were retirement eligible on December 31, 2009.

Name	Stock Options
	Number(1) (#)	Value(2) ($)
D. J. West	518,031	254,241
H. P. Alfonso	140,347	80,509
J. P. Bilbrey	167,876	87,165
T. L. O’Day	72,369	62,137
B. H. Snyder	127,773	60,588

(1)	Total number of unvested options as of December 31, 2009.

(2)	Difference between $35.79 closing price for our Common Stock on December 31, 2009 and exercise price for each option. Options, once vested, may be exercised at any time during the five years after employment termination due to retirement after age 55, death or disability, but not later than the option expiration date.

Treatment of RSUs upon Retirement, Death or Disability

Upon retirement any RSUs held by executive officers that are not vested are forfeited.

A prorated portion of any unvested RSU award vests upon death or disability. The prorated number of RSUs is based upon the number of full and partial calendar months from the grant date to the date of death or disability divided by the full and partial calendar months from the grant date to the end of the restriction period multiplied by the number of RSUs originally granted. The following table summarizes the unvested RSU awards that would have vested on December 31, 2009 if the executive’s employment terminated that day due to death or disability.

Name	Restricted Stock Units
	Number(1) (#)	Value(2) ($)
D. J. West	—	—
H. P. Alfonso	2,763	98,888
J. P. Bilbrey	7,517	269,033
T. L. O’Day	—	—
B. H. Snyder	3,064	109,661

(1)	Prorated number of unvested RSUs as of December 31, 2009.

(2)	Value of shares based on $35.79 closing price for our Common Stock on December 31, 2009.

Discharge Not for Cause; Resignation for Good Reason

Our employment agreement with Mr. West obligates the Company to pay severance benefits if we terminate his employment for reasons other than for Cause or if Mr. West resigns for Good Reason. Mr. West will have Good Reason to resign if there is a material breach of the employment agreement by the Company, including a failure to maintain Mr. West in his current positions, adversely changing his authority or responsibilities, failing to pay or provide agreed-upon compensation and benefits, or giving notice to stop the daily renewal of the term of the employment agreement. Mr. West must give the Company notice and an opportunity to cure the breach before resigning for Good Reason. The severance benefits payable to Mr. West are a lump sum equal to a pro rata One Hershey Incentive Program award for the year of termination based on actual Company results plus two times his annual base salary and target One Hershey Incentive Program award for the year of termination, and continuation of health and other benefits for five years, subject to reduction for benefits received from a subsequent employer. In addition, any unvested stock options held by Mr. West will remain outstanding and continue to vest during the two-year period following termination of employment.

With respect to the named executive officers other than Mr. West, under the EBPP, we have agreed to two times base salary paid in a lump sum if we terminate the executive officer’s active employment without Cause. In addition, under the EBPP, we have agreed to provide a pro rata payment of the One Hershey Incentive Program award for the year in which termination occurs. We have also agreed to provide, pursuant to the EBPP, additional severance payments in the amount which the executive officer would have been eligible to receive under the One Hershey

Incentive Program for a period of two years following termination. These benefits are also payable if the executive officer resigns from active employment for Good Reason. Good Reason arises under the EBPP if we appoint a new Chief Executive Officer and, during the first two years of his or her tenure, the executive officer’s position, authority, duties or responsibilities are diminished or base salary is reduced. If an executive officer’s employment is terminated for reasons other than for Cause or for Good Reason, the Company will continue the executive’s welfare benefits, excluding disability coverage and excluding coverage under all tax-qualified retirement plans, for a period of two years. If an executive officer is under age 55 and his or her employment is terminated for reasons other than for Cause or for Good Reason, the executive will be eligible to exercise all vested stock options and a prorated portion of his or her unvested stock options held on the date of separation from service for a period of 120 days following separation. If the executive officer is age 55 or older and his or her employment is terminated for reasons other than for Cause or for Good Reason, the executive will be entitled to exercise (provided any vesting requirement has been satisfied as of the date of exercise) any outstanding stock options until the earlier of five years from the date of termination or the expiration of the options. In addition, if an executive officer’s employment is terminated for reasons other than for Cause or for Good Reason, the executive will receive payment for a prorated portion of any unvested RSUs held on the date of separation from service.

The following table summarizes the amount of severance benefits that would be payable to the named executive officer had his employment terminated on December 31, 2009, under circumstances entitling the officer to severance benefits as described above:

Name	Two Years Salary ($)	Two Years One Hershey Incentive Program at Target ($)	Value of Benefits Continuation(1) ($)	Total ($)
D. J. West	2,000,000	2,000,000	59,283(2)	4,059,283
H. P. Alfonso	1,000,000	700,000	8,501	1,708,501
J. P. Bilbrey	1,100,000	825,000	23,877	1,948,877
T. L. O’Day	900,000	540,000	7,263	1,447,263
B. H. Snyder	970,000	582,000	7,263	1,559,263

(1)	Reflects amount of medical, dental and vision continuation premiums paid by the Company during the two years following termination for each executive except Mr. West.

(2)	Mr. West’s employment agreement provides for continuation of medical and dental coverage for a period of five years following discharge not for Cause or resignation for Good Reason. The amount shown above includes that cost and the value of vision coverage for a period of two years.

Information with respect to stock options and RSUs held by each executive officer as of December 31, 2009 appears in the Outstanding Equity Awards table.

Change in Control

Special provisions apply if a change in control occurs. In general, a change in control will occur if the Milton Hershey School Trust no longer owns voting control of the Company and another person or group acquires 25% or more of the combined voting power of our voting stock, there is an unwelcome change in a majority of the members of our Board, or, if after our stockholders approve a merger or similar business transaction or a sale of substantially all of our assets, the Milton Hershey School Trust does not own voting control of the merged or acquiring company.

Our employment agreement with Mr. West provides that he is entitled to the benefits of the EBPP if a change in control occurs. The EBPP provides the vesting and payment of the following benefits upon a change in control to each of the named executive officers:

•	A One Hershey Incentive Program payment for the year of the change in control at the greater of target or the estimated payment based on actual performance to the date of the change in control;

•

A cash payment equal to the PSU award for the cycle ending in the year of the change in control at the greater of target or actual performance through the date of the change in control, with each PSU valued at the highest closing price for our Common Stock during the 60 days prior to the change in control;

•	To the extent not vested, full vesting of benefits accrued under the DB SERP and the Deferred Compensation Plan;

•	To the extent not vested, full vesting of benefits under the tax-qualified defined benefit pension plan and the 401(k) Plan; and

•

Full vesting of outstanding PSU awards that are in the second year of the performance cycle at the time of the change in control and prorating of outstanding PSU awards that are in the first year of the performance cycle at the time of the change in control.

Our Incentive Plan provides for full vesting of all outstanding stock options and RSUs (including accrued cash credits equivalent to dividends that would have been earned had the executive held Common Stock instead of RSUs) upon a change in control.

The following table and explanatory footnotes provide information with respect to the incremental amounts that would have vested and become payable on December 31, 2009 if a change in control occurred on that date:

Name	One Hershey Incentive Program Related Payment(1) ($)	PSU Related Payments(2) ($)	DB SERP/ DC SERP Benefits(3) ($)	Vesting of Stock Options(4) ($)	Vesting of Restricted Stock Units(5) ($)	Total ($)
D. J. West	1,000,000	3,025,971	—	254,241	—	4,280,212
H. P. Alfonso	350,000	923,745	300,473	80,509	122,645	1,777,372
J. P. Bilbrey	412,500	838,921	2,586,000	87,165	515,169	4,439,755
T. L. O’Day	270,000	422,322	101,684	62,137	—	856,143
B. H. Snyder	291,000	691,490	—	60,588	187,875	1,230,953

(1)	Amounts reflect 2009 target award since termination is presumed to occur on the last day of the year.

(2)	Amounts reflect vesting of PSUs for the 2007-2009 performance cycle at 100% target and a value per PSU of $38.71, the highest closing price for our Common Stock during the last 60 days of 2009, vesting at target of the PSUs for the cycle ending December 31, 2010 and one-third of the PSUs for the cycle ending December 31, 2011, with a value per PSU of $35.79, the closing price of our Common Stock on the New York Stock Exchange on December 31, 2009, the last trading day of 2009. No payment is included for the 2008-2009 performance cycle PSUs as units awarded for that cycle do not vest upon a change in control.

(3)	Totals reflect full vesting of DB SERP and more favorable early retirement discount factors as provided under the EBPP. Messrs. West and Snyder are fully vested in their DB SERP benefit so no additional benefit is applicable. For Mr. Alfonso, the amount includes the vesting of his CLRP, DC SERP and other non-vested retirement benefits. For Mr. O’Day, the amount includes the vesting of his DC SERP and other non-vested retirement benefits.

(4)	Reflects the value of unvested options that would vest upon a change in control based on the excess, if any, of the market value of our Common Stock of $35.79 on December 31, 2009 over the exercise price for the options. Information regarding unvested options as of December 31, 2009 can be found in the Outstanding Equity Awards table.

(5)	Reflects the value of unvested RSUs that would vest upon a change in control based on the market value of our Common Stock of $35.79 on December 31, 2009, as well as the accrued cash credits equivalent to dividends that would have been earned had the executive held Common Stock instead of RSUs. Information regarding unvested RSUs as of December 31, 2009 can be found in the Outstanding Equity Awards table.

Discharge Not for Cause or Resignation for Good Reason after Change in Control

If the named executive officer’s employment is terminated by the Company without Cause or by the executive for Good Reason within two years after a change in control, we pay severance benefits to assist the executive in transitioning to new employment. Good Reason for this purpose means diminution of the executive’s position, authority, duties or responsibilities; a reduction in base salary; the requirement that the executive engage in substantially greater business travel; failure to pay current compensation or to continue in effect short- and long-term compensation and employee and retirement benefits; or the failure to fund a grantor trust to support payment of amounts under the EBPP. The severance benefits under the EBPP for termination after a change in control in 2009 consist of:

•

A lump sum cash payment equal to two (or, if less, the number of full and fractional years from the date of termination to the executive’s 65th birthday, but not less than one) times the executive’s base salary and the highest annual incentive program payment paid or payable during the three years preceding the year of the change in control (but not less than the annual incentive program target for the year of the change in control);

•

Continuation of medical and other benefits for 24 months (or if less, the number of months until the executive attains age 65, but not less than 12 months), or payment of the value of such benefits if continuation is not permitted under the terms of the applicable plan;

•	Outplacement services up to $35,000 and reimbursement for financial and tax preparation services;

•	For participants in the DB SERP an enhanced benefit reflecting an additional two years’ credit; and

•

For participants in the DC SERP an enhanced benefit reflecting a cash payment equal to the applicable percentage rate multiplied by his or her annual base salary and last annual incentive pay calculated as if such amounts were paid during the years in the executive’s severance period.

The EBPP also provides for a gross-up payment should the executive be subject to the excise tax on golden parachutes due to the receipt of severance benefits or as a result of the payment or vesting of stock options upon the change in control. In 2009 we amended the EBPP to limit the applicability of the excise tax gross-up feature to instances where the total payments potentially subject to the excise tax exceed by more than 10% the level at which the excise tax payments are required. The table below summarizes the severance payments, the tax gross-up payment and all other amounts that would have vested and become payable if a change in control occurred and the executive’s employment terminated on December 31, 2009.

Name	Lump Sum Cash Severance Payment ($)	Value of Medical and Other Benefits Continuation(1) ($)	Value of Financial Planning and Outplacement(2) ($)	Value of Enhanced DB SERP/ DC SERP and 401(k) Benefit(3) ($)	Gross-up Payment for Excise Taxes(4) ($)	Total ($)
D. J. West	4,256,800	62,919(5)	54,100	1,903,186	4,221,057	10,498,062
H. P. Alfonso	1,789,120	10,433	48,118	357,824	1,563,772	3,769,267
J. P. Bilbrey	1,925,000	27,500	54,100	1,612,084	3,370,718	6,989,402
T. L. O’Day	1,440,000	12,936	35,000	288,000	1,030,058	2,805,994
B. H. Snyder	1,625,426	14,701	57,090	73,144	—	1,770,361

(1)	Reflects amount of health and welfare benefit continuation premium paid by the Company over a two-year period and one-year Company obligation for the executive’s Flexible Spending Account contribution.

(2)	Value of financial planning and tax preparation continuation for two years following termination of employment plus outplacement services of $35,000.

(3)	For Messrs. West, Bilbrey and Snyder, this value reflects the amount of enhanced DB SERP and lump sum amount of employer 401(k) matching amounts over a two-year period. For Mr. Alfonso, the value reflects the lump sum amount of DC SERP, CLRP and employer 401(k) matching amounts over a two-year period. For Mr. O’Day, the value reflects the lump sum amount of DC SERP, Supplemental Core Retirement Contribution, and employer 401(k) matching amounts over a two-year period.

(4)	Gross-up payment for excise taxes for all named executive officers was determined using a transaction price of $35.79 and an individual tax rate of 40.58% for Messrs. West, Alfonso and O’Day, 41.18% for Mr. Bilbrey and 41.58% for Mr. Snyder. This payment was determined assuming all executives were involuntarily terminated on December 31, 2009; deemed to be “disqualified individuals”; and subject to the golden parachute rules under section 280G of the Internal Revenue Code.

(5)	Mr. West’s employment agreement provides for continuation of medical and dental coverage for a period of five years following termination due to change in control. The amount shown above includes that cost and the value of life insurance and vision coverage for a period of two years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

What is section 16(a) of the Securities Exchange Act of 1934?

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons owning more than 10% of our outstanding Common Stock or Class B Common Stock to file reports with the SEC showing their ownership and changes in ownership of Hershey securities. Based solely on our examination of these reports and on written representations provided to us, it is our opinion that all reports for 2009 have been timely filed with the exception of one report, involving the purchase of 100 shares of Common Stock by James E. Nevels, that was inadvertently filed after the due date.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

What is being disclosed in this section?

SEC regulations require that we disclose any transaction, or series of similar transactions, since the beginning of 2009, or any contemplated transactions, in which the Company was or is to be a participant, in which the amount involved exceeds $120,000 and in which any of the following persons had or will have a direct or indirect material interest:

•	Our directors or nominees for director;

•	Our executive officers;

•	Persons owning more than 5% of any class of our outstanding voting securities; or

•	The immediate family members of any of the persons identified in the preceding three bullets.

The SEC refers to these types of transactions as related person transactions and to the persons listed in the bullets as related persons. The SEC is concerned about related person transactions because such transactions, if not properly monitored, may present risks of conflicts of interest or the appearance of conflicts of interest.

Does the Company have a policy to review, approve or ratify related person transactions?

Our Board has adopted a Related Person Transaction Policy that governs the review, approval or ratification of related person transactions. The Related Person Transaction Policy may be viewed on our corporate website, www.hersheys.com, in the Investor Relations section.

Under our policy, each related person transaction, and any significant amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of our Board composed solely of independent directors who have no interest in the transaction. We refer to each such committee as a Reviewing Committee. The policy also permits the disinterested members of the full Board to act as a Reviewing Committee.

The Board has designated the Governance Committee as the Reviewing Committee primarily responsible for the administration of the Related Person Transaction Policy. In addition, the Board has designated special Reviewing Committees to oversee certain transactions involving the Company and Hershey Trust Company, the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust. To learn more about these special Reviewing Committees, please see the answer to the fourth question in this section below. Finally, the policy provides that the Compensation and Executive Organization Committee will review and approve, or review and recommend to the Board for approval, any employment relationship or transaction involving an executive officer of the Company and any related compensation.

When reviewing, approving or ratifying a related person transaction, the Reviewing Committee will examine several things, including the approximate dollar value of the transaction and all material facts about the related person’s interest in, or relationship to, the transaction. If the related person transaction involves an outside director or nominee for director, the Reviewing Committee may also consider whether the transaction would compromise the director’s status as an “independent director,” “outside director” or “non-employee director” under our Corporate Governance Guidelines and rules and regulations of the New York Stock Exchange, the Internal Revenue Code or the Securities Exchange Act of 1934, as amended.

Was the Company a participant in any related person transactions in 2009, or does the Company currently contemplate being a participant in any related person transactions in 2010, involving our directors, executive officers or their immediate family members?

We were not a participant in any related person transactions in 2009, and do not currently contemplate being a participant in any related person transactions in 2010, involving our directors, executive officers or their immediate family members.

Was the Company a participant in any related person transactions in 2009, or does the Company currently contemplate being a participant in any related person transactions in 2010, involving a stockholder owning more than 5% of any class of the Company’s securities?

We engage in certain transactions with Milton Hershey School, the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust. As discussed in the next question, many of these transactions are immaterial, ordinary course transactions and are not considered related person transactions. However, from time to time we also engage in certain related person transactions with the Milton Hershey School Trust and its affiliates.

Our Board has directed that a special Reviewing Committee composed of the directors elected by the holders of the Common Stock voting separately as a class and having no affiliation with the Milton Hershey School Trust or its affiliates review and make recommendations to the Board regarding these transactions. However, the Board has also directed that, if there are no directors on the Board who were elected by the holders of our Common Stock voting separately, such transactions will be reviewed by the independent members of the Executive Committee who have no affiliation with the Milton Hershey School Trust or its affiliates.

We were not a participant in any related person transactions in 2009, and do not currently contemplate being a participant in any related person transactions in 2010, involving the Milton Hershey School Trust, its affiliates or any other stockholder owning more than 5% of any class of the Company’s securities.

Did the Company engage in other transactions with the Milton Hershey School Trust or its affiliates during 2009?

During 2009, we engaged in transactions in the ordinary course of our business with Milton Hershey School, the Milton Hershey School Trust, and companies owned by the Milton Hershey School Trust. These transactions involved the sale or purchase of goods and services. The transactions were primarily with Hershey Entertainment & Resorts Company, a company that is wholly-owned by the Milton Hershey School Trust. All sales and purchases were made on terms and at prices we believe were generally available in the marketplace and were in amounts that are not material to us or to the Milton Hershey School Trust. Therefore, they are not related person transactions and do not have to be approved under our Related Person Transaction Policy. However, because of our relationship with the Milton Hershey School Trust, we have elected to disclose the aggregate amounts of these transactions for your information. In this regard:

•	Our total sales to these entities in 2009 were approximately $1,412,000.

•	Our total purchases from these entities in 2009 were approximately $2,779,000.

We do not expect that the types of transactions or the amount of payments will change materially in 2010.

The year 2009 marked the 100-year anniversary of Milton Hershey School. We participated in the celebration of the anniversary in several ways. We provided a special on-pack message on all standard and king-size HERSHEY’S Milk Chocolate and HERSHEY’S Milk Chocolate with Almonds bars thanking consumers for supporting Milton Hershey School through the purchase of our products. We also partnered with the celebrity, Queen Latifah, to help tell the story of Milton Hershey School and how the School has helped children in need for the past 100 years. Queen Latifah conducted a national media tour to share the School’s story with consumers and to thank them for supporting the School through the purchase of our products. We also worked with our media agency to place on two independent television channels a documentary film about the School that the School developed at its sole cost and conducted public relations events to promote the premiere of the documentary. Our total expenditures in support of the anniversary were approximately $2,500,000 in 2009. During 2010, we expect to incur additional promotional costs associated with the anniversary of approximately $5,000,000. The story of Milton Hershey and his legacy reflects positively on our products and provides for us a unique promotional opportunity. Accordingly, we view expenditures related to the School’s 100-year anniversary as ordinary promotional expenses and not transactions subject to approval under our Related Person Transaction policy.

We made a $200,000 contribution in 2009 to the M. S. Hershey Foundation to support The Hershey Story, The Museum on Chocolate Avenue, a new facility constructed by the Foundation in Hershey, Pennsylvania, to honor the life and legacy of our founder, Milton S. Hershey. We also made a $200,000 contribution to support The Hershey Story in 2010 and may consider additional contributions to the Foundation to support The Hershey Story in subsequent years based upon business conditions existing at that time. The Foundation was established by Mr. Hershey in 1935 to provide educational and cultural benefits for the residents of Hershey. The Foundation operates separately from the Milton Hershey School Trust; however, it is governed by a board of managers appointed by Hershey Trust Company, as trustee for the trust established by Mr. Hershey to benefit the Foundation, from the membership of the board of directors of Hershey Trust Company. LeRoy S. Zimmerman, an independent member of our Board of Directors and an independent member of the board of directors of Hershey Trust Company and the board of managers of Milton Hershey School, is also a member of the board of managers of the Foundation. Mr. Zimmerman receives no compensation for his service on the board of managers of the Foundation.

Finally, in 2009, we leased from the Milton Hershey School Trust a 14.5 acre parcel of land containing an 80,000 square foot distribution facility. The initial term of the lease expires in June 2010. We have the right to extend the lease for three additional one-year terms; however, we have notified the Milton Hershey School Trust that we do not intend to continue the lease beyond the initial term. Rent during calendar year 2009 was $240,000, or $20,000 per month, plus operating costs, maintenance and property taxes. Rent from January 1, 2010 through June 30, 2010 will be $120,000, or $20,000 per month, plus operating costs, maintenance and property taxes. Total rent for the entire period of our occupancy (including rent of $5,000 for a partial month’s occupancy in December 2008) will be $365,000, plus operating costs, maintenance and property taxes. The lease was entered into on terms we believe were generally available in the marketplace and was not material to us or the Milton Hershey School Trust.

INFORMATION ABOUT THE 2011 ANNUAL MEETING

When is the 2011 annual meeting of stockholders?

Our 2011 annual meeting of stockholders will be held on April 28, 2011.

What is the deadline to submit a proposal for inclusion in the proxy materials for the 2011 annual meeting?

To be eligible for inclusion in the proxy materials for the 2011 annual meeting, a stockholder proposal must be received by our Corporate Secretary by the close of business on November 23, 2010.

What procedure should I follow if I intend to present a proposal or nominate a director from the floor at the 2011 annual meeting?

A stockholder may present a proposal not included in our 2011 proxy materials from the floor of the 2011 annual meeting only if our Corporate Secretary receives notice of the proposal, along with additional information required by our by-laws, during the time period beginning on January 5, 2011 and ending on February 4, 2011. Notice should be addressed to The Hershey Company, Attn: Corporate Secretary, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

The notice must contain the following additional information:

•	The stockholder’s name and address;

•	The stockholder’s shareholdings;

•	A brief description of the proposal;

•	A brief description of any financial or other interest the stockholder has in the proposal; and

•	Any additional information that the SEC would require if the proposal were presented in a proxy statement.

A stockholder may nominate a director from the floor of the 2011 annual meeting only if our Corporate Secretary receives notice of the nomination, along with additional information required by our by-laws, during the time period beginning on January 5, 2011 and ending on February 4, 2011. The notice must contain the following additional information:

•	The stockholder’s name and address;

•	A representation that the stockholder is a holder of record of any class of our equity securities;

•	A representation that the stockholder intends to make the nomination in person or by proxy at the meeting;

•	A description of any arrangement the stockholder has with the individual the stockholder plans to nominate and the reason for making the nomination;

•	The nominee’s name, address and biographical information;

•	The written consent of the nominee to serve as a director if elected; and

•

Any additional information regarding the nominee that the SEC would require if the nomination were included in a proxy statement regardless of whether the nomination may be included in such proxy statement.

Any stockholder holding 25% or more of the votes entitled to be cast at the annual meeting is not required to comply with these pre-notification requirements.

By order of the Board of Directors,

Burton H. Snyder

Senior Vice President,

General Counsel and Secretary

March 22, 2010

APPENDIX A

THE HERSHEY COMPANY

CORPORATE GOVERNANCE GUIDELINES

I.	ROLE OF THE BOARD OF DIRECTORS

The business of The Hershey Company (the “Company”) is carried out by its employees under the direction and supervision of its Chief Executive Officer (“CEO”). The business shall be managed under the direction of the board of directors (“Board”). In accordance with Delaware law, the role of the directors is to exercise their business judgment in the best interests of the Company. This role includes:

•	review of the Company’s performance, strategies and major decisions;

•	oversight of the Company’s compliance with legal and regulatory requirements and the integrity of its financial statements;

•	oversight of management, including review of the CEO’s performance and succession planning for key management roles; and

•	oversight of compensation for the CEO, key executives and the Board, as well as oversight of compensation policies and programs for all employees.

II.	SELECTION AND COMPOSITION OF THE BOARD

A. Board Size

As set forth in the By-Laws of the Company (“By-Laws”), the Board has the power to fix the number of directors by resolution. The Company’s Restated Certificate of Incorporation requires at least three directors. In fixing the number, the Board will be guided by the principle that a properly functioning Board is small enough to promote substantive discussions in which each member can actively participate, and large enough to offer diversity of background and expertise. The Board will consider whether it is of the appropriate size as part of its annual performance evaluation.

B. Board Membership Criteria

In selecting directors, the Board generally seeks individuals with skills and backgrounds that will complement those of other directors and maximize the diversity and effectiveness of the Board as a whole. Directors should be of the highest integrity and well-respected in their fields, with superb judgment and the ability to learn the Company’s business and express informed, useful and constructive views. In reviewing the qualifications of prospective directors, the Board will consider such factors as it deems appropriate in light of these guidelines, which may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of the other Board members, and the extent to which any candidate would be a desirable addition to the Board and any committees of the Board. In general, the Board seeks individuals who are knowledgeable in fields including finance, international business, marketing, information technology, human resources and consumer products. All members of the Audit Committee must be financially literate and at least one member must have accounting or related financial management expertise and be an audit committee financial expert as defined in Item 407(d) of Regulation S-K of the Securities and Exchange Commission (“SEC”), or any successor provision.

C. Independence

The Board shall be composed of a majority of independent directors. In addition, the Company’s Audit Committee, Compensation and Executive Organization Committee, Finance and Risk Management Committee, and Governance Committee shall consist solely of independent directors. At least annually, the directors shall determine which directors are independent. Rather than have one set of criteria for Board members as a whole and additional criteria for Audit Committee members, the Board will judge the independence of all directors based on the stringent standards applicable to Audit Committee members. No director will be considered independent unless the Board affirmatively determines that the director has no material relationship with the Company. Additionally, the independence of directors shall be determined based on the following criteria:

1.            A director who receives (or, in the last three years, received) direct compensation as an employee or any consulting, advisory or other compensatory fees from the Company, other than director or committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service), is not independent. A director whose immediate family member, other than an adult child who does not share a home with the director, receives or in the past three years received such compensation or fees from the Company is not independent. The receipt of such compensation or fees in any single year that does not (or did not) exceed $120,000, by a director’s adult child who (i) does not share the director’s home and has not shared the director’s home within the last three years, and (ii) does not serve, and has not served within such period, as an elected or appointed officer of the Company, will be deemed an immaterial relationship that shall not preclude an independence determination for such director.

2.            A director who is (or, within the last three years, was) a partner, member, an officer such as a managing director occupying a comparable position or executive officer, of an entity to whom the company pays (or within the last three years paid) consulting, advisory or other compensatory fees for legal, consulting, investment banking or financial advisory services, is not independent. Payment of such fees to an entity where the director is a limited partner, non-managing member or a similar position where, in each case, the director has no active role in providing services to the Company, will be deemed an immaterial relationship that shall not preclude an independence determination for such director.

3.            A director who is a current partner or employee of a firm that is the Company’s internal or external auditor is not independent. A director whose immediate family member is a current partner of such a firm, or is a current employee of such a firm and personally works on the Company’s audit, is not independent. A director who was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time is not independent.

4.            A director who is (or, within the last three years, was) employed, or whose immediate family member is (or, within the last three years, was) employed, as an executive officer of another company where any of the Company's present executives serves (or, within the last three years, served) on that company's compensation committee is not independent.

5.            A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes (or, within the last three years, made) payments to or receives (or, within the last three years, received) payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not independent. A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes (or, within the last three years, made) payments to or receives (or, within the last three years, received) payments from the Company for property or services in an amount which, in any single fiscal year, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues has an immaterial relationship that shall not preclude an independence determination for such director.

6.            A director who is (or, within the last three years, was) an employee or a non-employee executive officer of the Company is not independent.

7.            A director who is an immediate family member of an individual who is (or, within the last three years, was) an executive officer of the Company, whether as an employee or non-employee, is not independent.

8.            A director who is an affiliated person of the Company, as defined under the rules of the SEC, is not independent; provided, however, if the director is an affiliated person solely because he or she sits on the board of directors of an affiliate of the Company, as defined under the rules of the SEC, then the director has an immaterial relationship with the Company that shall not preclude an independence determination for such director if he or she, except for being a director on each such board of directors, does not accept directly or indirectly any consulting, advisory, or other compensatory fee from either such entity, other than the receipt of only ordinary-course compensation for serving as a member of the board of directors, or any board committee of each such entity, and the director satisfies all other standards.

9.            A director who is, or whose immediate family member is, an officer or employee of a non-profit organization to which the Company has donated more than $100,000 in any year within the last three years is not independent.

10.            A director's participation in the Company's Charitable Awards Program or receipt of compensation and benefits for service as a director of the Company in accordance with Company policies and programs will be deemed an immaterial relationship with the Company that shall not preclude an independence determination for such director.

For purposes of application of these criteria, (i) “immediate family” shall be defined as including all individuals who are considered immediate family of a director under the regulations implementing the Sarbanes-Oxley Act, as well as all individuals who are considered immediate family of a director under the NYSE listing standards, (ii) a director’s receipt of compensation for former service as an interim Chairman or CEO or other executive officer is considered an immaterial relationship that shall not preclude an independence determination for such director, and (iii) references to “Company” for purposes of determining independence, include any parent or subsidiary in a consolidated group with the Company. Directors shall notify the Chair of the Governance Committee and the Chairman and/or CEO prior to accepting a board position on any other organization, so that the effect, if any, of such position on the director’s independence may be evaluated.

D. Selection of Board Members

Nomination of directors is the responsibility of the Governance Committee, all of whose members shall be independent directors. Recommendations may come from directors, shareholders or other sources. Recommendations may come from management, with the understanding that the Board is not required to consider candidates recommended by management. It is expected that all members of the Governance Committee will interview prospective candidates before their nominations are approved by the Committee. An offer to join the Board will be extended by the Chair of the Governance Committee or the Chairman of the Board if the Chairman is not also an officer or employee of the Company.

E. Tenure

1.            The Board has not established term limits, and, given the value added by experienced directors who can provide a historical perspective, term limits are not considered appropriate. New ideas and diversity of views are maintained by careful selection of directors when vacancies occur. In addition, the performance of individual directors and the Board as a whole are reviewed annually, prior to the nomination of directors for vote by stockholders at each Annual Meeting.

2.            When a director’s principal occupation or business or institutional affiliation changes materially from that at the time of his or her first election to the Board, the director will tender his or her resignation by directing a letter of resignation to the Chair of the Governance Committee, except that if the director is the Chair of such committee, he or she shall direct the resignation to the Chairman of the Board or to the Chair of the Compensation and Executive Organization Committee if the Chair of the Governance Committee also serves as the Chairman of the Board. The Board will determine whether to accept such resignation. Pending the Board’s final determination, such letter of resignation shall be deemed to be only preliminary consideration of resignation by the director, and not a final decision to resign, unless the director expresses a contrary intent in writing.

3.            Directors will not be nominated for reelection after their 72nd birthday.

III.	OPERATION OF THE BOARD

A. Chairman

The Chairman of the Board presides at all meetings of stockholders of the Company and of the Board and sees that all orders, resolutions and policies adopted or established by the Board are carried into effect. The Chairman of the Board is elected by and from the members of the Board and may, but need not, be the Chief Executive Officer or another officer of the Company.

B. Board Meetings

1.            The Board will hold approximately six regular meetings per year, scheduled by resolution of the Board sufficiently far in advance to accommodate the schedules of the directors. Special meetings may be called at any time by the Chairman or a Vice Chairman of the Board (if any), or by the CEO, or by one-sixth (calculated to the nearest whole number) of the total number of directors constituting the Board, to address specific issues.

2.            Agendas are established by the Chairman and sent in advance to the Board. Any director may submit agenda items for any meeting. A rolling agenda has been established, which includes a full annual review of the Company’s strategic plan, quarterly reviews of the Company’s financial performance, and committee reports and updates at each meeting on the business and other items of significance to the Company. Information relevant to agenda items shall be submitted to the Board in advance, and the agenda will be structured to allow appropriate time for discussion of important items.

C. Executive Sessions

Executive sessions are sessions of non-management directors. Executive sessions are held at the conclusion of each regular Board meeting, and at such other times as the non-management directors may determine, without the CEO or any other member of Company management present, to review such matters as may be appropriate, including the report of the outside auditors, the criteria upon which the performance of the CEO and other senior managers is based, the performance of the CEO measured against such criteria and the compensation of the CEO. If at any time the Board includes any non-management directors who are not independent, such directors shall be excluded from one executive session each year. Executive sessions are chaired by the Chairman of the Board or, in the Chairman’s absence, a Vice Chairman of the Board (if any). If at any time the Chairman is also an officer of the Company, or if the Chairman is excluded from an executive session because he or she is a non-management director who is not independent, then the executive session shall be chaired by a Vice Chairman of the Board (if any) who meets the independence standards under these Guidelines. In the absence of an independent Vice Chairman, then executive sessions shall be chaired by an independent director assigned on a rotating basis. In addition, any director may call a special executive session to discuss a matter of significance to the Company and/or the Board.

D. Committees

All major decisions are made by the Board; however, the Board has established committees to enable it to handle certain matters in more depth. The committees are (1) Audit, (2) Governance, (3) Compensation and Executive Organization, (4) Finance and Risk Management and (5) Executive (or any successor to any of the foregoing committees having duties and responsibilities similar to such committee). Members are expected to serve on committees, as recommended by the Governance Committee and approved by the Board. Committee members serve at the pleasure of the Board, for such period of time as the Board may determine, consistent with these governance guidelines. All directors serving on the Audit, Governance, Finance and Risk Management, and Compensation and Executive Organization committees must be independent, as determined by the Board in accordance with these governance guidelines and as required by applicable law and regulation. The Executive Committee is made up of the Chairman of the Board and the chair of each of the other committees along with one other director appointed by the Board. Any transaction not in the ordinary course of business by and among the Company and Hershey Trust Company, Hershey Entertainment & Resorts Company and/or Milton Hershey School, or any subsidiary, division or affiliate of any of the foregoing, shall be reviewed and approved in advance by a special committee composed of the directors elected by the holders of Common Stock voting separately as a class, which special committee will make its recommendation to the Board regarding such potential transaction. If at any time there are no directors serving on the Board who were elected by the holders of the Common Stock voting separately as a class, then the independent members of the Executive Committee will serve as the special committee, provided, that no director who is an officer or director of or is otherwise affiliated with any of the above-listed entities shall participate in the review or approval of any such transaction on behalf of the Company. The charter of each committee is published on the Company’s website and will be made available to any shareholder on request. Each committee chair shall report the highlights of the committee meeting to the full Board at the Board meeting following the committee meeting. The Chairman of the Board serves as chair of the Executive Committee. The chairs of the Audit Committee, the Governance Committee, the Finance and Risk Management Committee and the Compensation and Executive Organization Committee (the “Independent Committees”) are recommended by the Governance Committee and approved by the Board. Under normal circumstances, following four consecutive years as the Chair of an Independent Committee, a director shall not serve again on such committee for at least one year after standing down as the Chair thereof. A Chair of an Independent Committee may be permitted to continue to serve on such committee with Board approval if the Board determines that the former Chair uniquely fills a specific need of such Committee. The structure and functioning of the committees shall be part of the annual Board evaluation.

E. Director Participation in Board and Committee Meetings

Each director is expected to participate actively in their respective committee meetings and in Board meetings. Directors are expected to attend all meetings and are expected to come prepared for a thorough discussion of agenda items. Directors are expected to attend the Company’s Annual Meeting of Stockholders. Participation by directors will be reviewed as part of the annual assessment of the Board and its committees.

IV.	ACCESS TO COMPANY PERSONNEL

Directors have full and free access to the Company’s officers and employees. Division and function heads regularly make presentations to the Board and committees on subjects within their areas of responsibility. The CEO will invite other members of management to attend meetings or other Board functions as appropriate. Directors may initiate communication with any employee and/or invite any employee to any Board or committee meeting; however, they are expected to exercise judgment to protect the confidentiality of sensitive matters and to avoid disruption to the business, and they are expected to copy the CEO on written communications to company personnel under normal circumstances.

V.	ACCESS TO OUTSIDE ADVISORS

The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining approval of Company management in advance.

VI.	TRAINING

A. Orientation

Each new Board member shall undergo an orientation designed to educate the director about the Company and his/her obligations as a director. At a minimum, the orientation shall include meetings with several members of the Hershey Executive Team and the Governance and Compliance Officer, a tour of key facilities and review of reference materials regarding the Company and corporate governance, the Company’s strategic plan and the last annual report.

B. Ongoing Education

The Company will pay reasonable expenses for each director to attend at least one relevant continuing education program each year. Directors are encouraged but not required to attend. In addition, the Company will keep directors informed of significant developments as appropriate. Each Board meeting shall include a report to directors on (1) significant business developments affecting the Company, (2) significant legal developments affecting the Company, and (3) if and as necessary, significant legal developments affecting the Board members’ obligations as directors.

VII.	OVERSIGHT OF MANAGEMENT

A. Review of CEO Performance and Compensation

The independent directors, together with the Compensation and Executive Organization Committee, monitor the performance of the CEO. Annually they shall review the performance appraisal of the CEO performed by the Compensation and Executive Organization Committee and shall review and approve the CEO’s compensation recommended by such committee.

B. Review of Strategic Plan

The Board shall review the Company’s strategic plan annually. All Board members are expected to participate in an active review. The CEO will invite to the review members of management with responsibility for key divisions and functions and any other personnel the CEO deems helpful, for purposes of providing information sufficient to facilitate a full and frank discussion.

C. Management Succession

1.            The Board shall review management succession plans annually. This shall include review by the Board of organization strength and management development and succession plans for each member of the Company’s executive team. The Board shall also maintain and review annually, or more often if appropriate, a succession plan for the CEO.

2.            If the President, CEO and/or Chairman of the Board is unable to perform for any reason, including death, incapacity, termination, or resignation before a replacement is elected, then: (1) if the Company is without a Chairman of the Board, the Vice Chairman of the Board, if any, shall serve as Chairman until a replacement is elected or, in the case of temporary incapacity, until the Board determines that the incapacity has ended, and in the absence of a Vice Chairman of the Board, the Chair of the Governance Committee or, in his or her absence, the Chair of the Compensation and Executive Organization Committee, shall serve in such capacity; (2) if the Company is without a President and CEO, the interim President and CEO shall be the officer of the Company approved by the Board, taking into consideration the annual recommendation of the CEO; (3) in the case of incapacity of the President, CEO and/or Chairman, the Board shall determine whether to search for a replacement; and (4) the Chair of the Compensation and Executive Organization Committee shall lead any search for a replacement.

VIII.	EVALUATION AND COMPENSATION OF THE BOARD

A. Annual Evaluations

The directors shall evaluate the performance of the Board and its committees annually. Each director shall complete an evaluation for the Board as a whole and each of the committees on which he or she has served during the year. Evaluation results shall be reviewed by the Governance Committee, which shall present to the Board the results along with any recommendations for change that the committee deems appropriate. These governance guidelines and the committee charters shall be reviewed annually in conjunction with the annual evaluation. The Governance Committee shall also review the performance of Board members when they are considered for reelection and at any time upon request of a Board member.

B. Director Compensation and Benefits

1.            General. The Compensation and Executive Organization Committee shall review and make recommendations to the Board annually with respect to the form and amount of compensation and benefits. These will be established after due consideration of the responsibilities assumed and the compensation of directors at similarly situated companies.

2.            Stock Ownership.

a.        The Board will not nominate any person to be elected a director at an Annual Meeting of Stockholders unless such person owns, as defined below, or agrees to purchase and own at least 200 shares of the Company’s Common Stock on or before the record date for such meeting.

b.        The Board desires that each director own, as defined herein, shares of the Company’s Common Stock in an amount at least equal to the Stockholding Guidelines as of January 1 of each year following the fifth anniversary of the date the Board approves this policy in the case of current directors and as of January 1 of each year following the fifth anniversary of becoming a director in the case of a director first becoming a director subsequent to the date of such Board approval. For purposes of the requirements herein and in paragraph a. above, ownership of the Company’s Common Stock includes Common Stock equivalent shares such as common stock units deferred under the Company’s Directors’ Compensation Plan and restricted stock units granted quarterly under that plan or the Company’s Equity and Incentive Compensation Plan.

c.        Stockholding Guidelines as of January 1 of any year means the number of shares of the Company’s Common Stock, as described in paragraph b. above, with a value, valued at the average closing price on the NYSE of the Common Stock on the first three trading days of the month of December of the preceding year, equal to three times the annual retainer under the Company’s Directors’ Compensation Plan for such year.

IX.	CODE OF CONDUCT

Directors are held to the highest standards of integrity. The Company’s Code of Ethical Business Conduct applies to directors as well as officers and employees and covers areas including conflicts of interest, insider trading and compliance with laws and regulations. The Audit Committee has responsibility for oversight of the Company’s communication of, and compliance with, the Code of Ethical Business Conduct.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0 0 0

To withhold authority to vote, mark “For All

Except” and write the nominee’s number or

nominees’ numbers on the line below.

M21614-Z51862

For Against Abstain

0 0 0

For

All

Withhold

All

For All

Except

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 3, 2010. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions until

11:59 p.m. EDT on May 3, 2010. Have your proxy card in hand when you call and then follow the instructions from the telephone voting site.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Hershey Company,

c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

401(k) PLAN AND PR 401(k) PLAN PARTICIPANTS

Your voting instructions must be received no later than 11:59 p.m. EDT on April 29, 2010. Use any of the voting methods above to submit your voting instructions.

THE HERSHEY COMPANY

P.O. BOX 810

HERSHEY, PA 17033-0810

Vote On Directors

The Board of Directors recommends a vote

FOR the following actions (as described in

the accompanying Proxy Statement).

1. Nominees: 01) P. M. Arway, 02) R. F. Cavanaugh,

03) C. A. Davis, 04) J. E. Nevels, 05) T. J. Ridge,

06) D. L. Shedlarz, 07) D. J. West, 08) L. S. Zimmerman

2. Ratify Appointment of KPMG LLP as Independent

Auditors for 2010.

The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.

Vote On Proposal

Please follow the instructions above to vote by Internet or telephone or mark, sign [exactly as name(s) appear(s) above] and date this card and mail promptly in the postage-paid, return envelope provided. Executors,

administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

THE HERSHEY COMPANY

M21615-Z51862

THE HERSHEY COMPANY

STOCKHOLDER’S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD

The undersigned hereby appoints D. J. West and B. H. Snyder, and each of them, as Proxies, with full power of substitution, to attend the

Annual Meeting of Stockholders to be held at 10:00 a.m. EDT, May 4, 2010, at GIANT Center, 550 West Hersheypark Drive, Hershey,

Pennsylvania, or at any adjournment thereof (“Annual Meeting”), and to vote all of the undersigned’s shares of the Company’s Common Stock in the manner directed on the reverse side of this card. The shares represented by this proxy, when executed properly, will be voted in the manner directed. If direction is not given, this proxy will be voted FOR items 1 and 2 as set forth on the reverse side.

SPECIAL INFORMATION for participants in The Hershey Company 401(k) Plan (“401(k) Plan”) and The Hershey Company Puerto Rico 401(k)

Plan (“PR 401(k) Plan”): This proxy also provides voting instructions for shares held on the record date for the Annual Meeting by Vanguard

Fiduciary Trust Company (“Vanguard”),* as trustee of the 401(k) Plan or as custodian appointed by Banco Popular de Puerto Rico, trustee of the PR 401(k) Plan, as applicable. If you are a participant in either plan, this paragraph (and not the paragraph above) applies with respect to voting these plan shares. By marking and returning this card, you will direct Vanguard (i) how to vote the shares of Common Stock allocated to your account in that plan and (ii) how to vote a portion of the shares of Common Stock allocated to the accounts of other participants in that plan who have not submitted voting instructions by the voting deadline. If Vanguard receives your properly marked and executed card on or before April 29, 2010, Vanguard will vote these shares in the manner directed by you. If direction is not given or is received after April 29, 2010,

Vanguard will vote these shares in the 401(k) Plan or PR 401(k) Plan, as applicable, in the same proportion, respectively, as the final aggregate vote of the 401(k) Plan or PR 401(k) Plan participants who submitted timely votes on the matter.

This proxy/voting instruction card is solicited on behalf of the Board of Directors pursuant to a separate Notice of Annual Meeting and

Proxy Statement dated March 22, 2010, receipt of which is hereby acknowledged. The shares of Common Stock represented by this proxy shall be entitled to one vote for each such share held. Except with regard to voting separately as a class on the election of

D. L. Shedlarz, shares of Common Stock will vote together with shares of Class B Common Stock without regard to class.

THIS PROXY AND VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.

*Vanguard Fiduciary Trust Company, in its capacity as trustee or custodian, has appointed Broadridge as agent to tally the vote.

Important Notice Regarding the Availability of Proxy Materials for the

2010 Annual Meeting of Stockholders to be held on May 4, 2010:

The 2010 Notice of Annual Meeting and Proxy Statement, 2009 Annual Report to Stockholders

and proxy card are available at www.proxyvote.com.

Admission Ticket

THE HERSHEY COMPANY

2010 Annual Meeting of Stockholders

Tuesday, May 4, 2010

10:00 a.m. EDT

GIANT Center

550 West Hersheypark Drive

Hershey, PA 17033

Presenting this Admission Ticket at

HERSHEY’S CHOCOLATE WORLD visitors center

entitles you to 25% off selected items

from 9:00 a.m. until 6:00 p.m. EDT

on May 4, 2010.

Offer good on May 4, 2010 only.

FOLD AND DETACH HERE FOLD AND DETACH HERE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0 0 0

To withhold authority to vote, mark “For All

Except” and write the nominee’s number or

nominees’ numbers on the line below.

THE HERSHEY COMPANY

P.O. BOX 810

HERSHEY, PA 17033-0810

M21616-P89720

For Against Abstain

0 0 0

For

All

Withhold

All

For All

Except

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59

p.m. EDT on May 3, 2010. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—(800) 690-6903

Use any touch-tone telephone to transmit your voting instructions until

11:59 p.m. EDT on May 3, 2010. Have your proxy card in hand when you call and then follow the instructions from the telephone voting site.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to The Hershey

Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THE HERSHEY COMPANY

Vote On Directors

The Board of Directors recommends a vote

FOR the following actions (as described in

the accompanying Proxy Statement).

1. Nominees: 01) P. M. Arway, 02) R. F. Cavanaugh,

03) C. A. Davis, 04) J. E. Nevels, 05) T. J. Ridge,

06) D. J. West, 07) L. S. Zimmerman

2. Ratify Appointment of KPMG LLP as Independent

Auditors for 2010.

The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.

Vote On Proposal

Please follow the instructions above to vote by Internet or telephone or mark,

sign [exactly as name(s) appear(s) above] and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators,

trustees, attorneys, guardians, etc., should so indicate when signing.

M21617-P89720

Important Notice Regarding the Availability of Proxy Materials for the

2010 Annual Meeting of Stockholders to be held on May 4, 2010:

The 2010 Notice of Annual Meeting and Proxy Statement, 2009 Annual Report to Stockholders

and proxy card are available at www.proxyvote.com.

Admission Ticket

THE HERSHEY COMPANY

2010 Annual Meeting of Stockholders

Tuesday, May 4, 2010

10:00 a.m. EDT

GIANT Center

550 West Hersheypark Drive

Hershey, PA 17033

Presenting this Admission Ticket at

HERSHEY’S CHOCOLATE WORLD visitors center

entitles you to 25% off selected items

from 9:00 a.m. until 6:00 p.m. EDT

on May 4, 2010.

Offer good on May 4, 2010 only.

THE HERSHEY COMPANY

CLASS B COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated March 22, 2010,

appoints D. J. West and B. H. Snyder, and each of them, as Proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of the Company’s Class B Common Stock at the Annual Meeting of Stockholders

to be held at 10:00 a.m. EDT, May 4, 2010, at GIANT Center, 550 West Hersheypark Drive, Hershey, Pennsylvania,

or at any adjournment thereof.

The shares of Class B Common Stock represented by this proxy will be voted in the manner directed herein by the undersigned stockholder(s), who shall be entitled to cast ten votes for each such share held. If direction is not given, this proxy will be voted FOR items 1 and 2 as set forth on the reverse side.

This proxy is continued on the reverse side.

FOLD AND DETACH HERE FOLD AND DETACH HERE